Exhibit 2.1

EXECUTION VERSION

PURCHASE AND SALE AGREEMENT

by and among

Endo Enterprise, Inc., Endo USA, Inc. and Paladin Pharma Inc.

as the Buyers

and

Endo International plc and the other Sellers (as defined herein),

as the Sellers

Dated as of April 14, 2024

i

Exhibit 1	Chapter 11 Plan
Exhibit 2	Bill of Sale
Exhibit 3	Form of IP Assignment Agreement
Exhibit 4	Form of Transition Services Agreement
Exhibit 5	UCC Resolution Term Sheet

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT, dated as of April 14, 2024 (this “Agreement”), is made by and among Endo International plc, a public limited company incorporated in Ireland (“Seller Parent”), each of the other Sellers (as defined below), Endo Enterprise, Inc., a Delaware corporation (the “Enterprise Buyer”), Endo USA, Inc., a Delaware corporation (the “US Buyer”), and Paladin Pharma Inc., a corporation incorporated under the laws of Canada (the “Canada Buyer” and, together with the Enterprise Buyer, the US Buyer and, solely if Buyer Parent duly exercises the Canada Holdco Equity Option in accordance with Section 2.8(a) below, the Canada HoldCo Equity Buyer, each a “Buyer” and, collectively, the “Buyers”).

RECITALS

A. The Endo Companies (as defined below) are engaged in the Branded Pharmaceuticals, Sterile Injectables, Generic Pharmaceuticals and International Pharmaceuticals business segments (together, as operated by the Endo Companies as of the date hereof and through the Closing Date, the “Business”). References to the “Business” as operated following the Closing Date, shall be read to exclude the Excluded Assets.

B. Seller Parent and certain of the other Endo Companies filed voluntary petitions (the “Petitions”) for relief commencing cases under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) on August 16, 2022. The New Holdcos filed voluntary petitions for relief commencing cases under chapter 11 of the Bankruptcy Code in Bankruptcy Court on May 25, 2023. The NewCo Sellers filed voluntary petitions for relief commencing cases under chapter 11 of the Bankruptcy Code in the Bankruptcy Court on May 31, 2023.

C. The Required Holders (as defined below) have expressed their support for a sale of the Business on the terms set out herein and consistent with the terms of the Chapter 11 Plan as the best way to preserve and maximize value.

D. The Endo Companies believe, following consultation with their legal and financial advisors and consideration of available alternatives, that, in light of the current circumstances, a sale of the Business as provided herein is necessary to preserve and maximize value, and is in the best interest of the Endo Companies and their respective stakeholders, including creditors.

E. The Sellers desire to sell to the Buyers all of the Transferred Equity Interests and Transferred Assets and transfer to the Buyers all of the Assumed Liabilities and the Buyers desire to purchase from the Sellers all of the Transferred Equity Interests and Transferred Assets and assume all of the Assumed Liabilities, upon the terms and conditions hereinafter set forth.

F. The execution and delivery of this Agreement and the Endo Companies’ ability to consummate the transactions set forth in this Agreement are subject to, among other things, the entry of the Confirmation Order under, inter alia, Section 1129 of the Bankruptcy Code, as further set forth herein. The Parties desire to consummate the proposed transaction as promptly as practicable after the Bankruptcy Court enters the Confirmation Order.

G. The Parties acknowledge that this Agreement is entered into in expectation of the approval of the Chapter 11 Plan by the Bankruptcy Court, and the Parties shall exercise commercially reasonable efforts to procure that the Chapter 11 Plan is approved by the Bankruptcy Court. The Parties acknowledge and agree that this Agreement shall have no effect unless and until the Confirmation Order has been entered under, inter alia, Section 1129 of the Bankruptcy Code, and the Chapter 11 Plan has been approved by the Bankruptcy Court.

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms. For purposes of this Agreement:

“Action” means any claim, action, suit, arbitration or proceeding by or before any Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Alternative Transaction” means the sale, transfer or other disposition, directly or indirectly, including through an asset sale, share sale, merger, amalgamation, or other similar transaction approved by the Bankruptcy Court, of the Transferred Equity Interests and/or all or substantially all of the Transferred Assets (other than any Inventory sold or disposed of in the Ordinary Course of Business and, for the avoidance of doubt, any asset designated as an Excluded Asset pursuant to Section 2.2) and the assumption of the Assumed Liabilities, in a transaction or series of transactions with one or more Persons other than Buyers or any of their Affiliates.

“Ancillary Agreements” means, collectively, this Agreement, including the Bill(s) of Sale, the IP Assignment Agreement(s), the Luxembourg Share Transfer Form, the Canada Share Transfer Form (solely if Buyer Parent duly exercises the Canada Holdco Equity Option), the Transition Services Agreement and the other instruments and agreements required to be executed and delivered by any of the Parties in connection with the transactions contemplated hereby.

“Antitrust Law” means the HSR Act, the Competition Act, the Investment Canada Act and any competition, merger control and antitrust Law of any other applicable supranational, national, federal, state, provincial or local Law designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolizing or restraining trade or lessening competition of any other country or jurisdiction, to the extent applicable to the transactions contemplated by this Agreement.

“Assumed Plan” means each Employee Plan, other than (i) such Employee Plans set forth in Section 1.1(a) of the Disclosure Letter and (ii) any equity-based awards granted under the Equity Incentive Plans, provided, that “Assumed Plan” shall include any long-term cash awards granted under the Amended and Restated 2015 Stock Incentive Plan (as the same exists as of the date hereof) or any other written long-term cash-based incentive awards of the Endo Companies that are either outstanding as of the date hereof or are entered into, established or adopted as permitted by Section 5.1(b)(ix).

“Austrian Regulatory Authorizations” means the marketing authorizations issued to Endo Ventures Limited by the Austrian Agency for Health and Food Safety in respect of Noax Uno (Tramadol) with reference numbers Zul.Nr.: 1-26327, Zul.Nr.: 1-26329 and Zul.Nr.: 1-26331.

“Automatic Transfer Employee” means each individual who, as of the Closing Date, is employed (as defined under any applicable Canadian Labor Laws), or has an outstanding offer of employment to be employed in Canada, by the Sellers whose employment would transfer automatically by operation of law on the Closing Date to the Buyers (or one of their Affiliates as the case may be) under any applicable Canadian Labor Laws.

“Bankruptcy Cases” means the bankruptcy cases commenced by the Endo Companies under chapter 11 of the Bankruptcy Code in the Bankruptcy Court.

“Bankruptcy Code” means Title 11 of the United States Code, Sections 101 et seq., as in effect or as may be amended from time to time.

“Bermuda Sellers” means Astora Women’s Health Bermuda ULC; Bermuda Acquisition Management Limited; Endo Bermuda Finance Limited; Endo Global Ventures and Endo Ventures Bermuda Limited.

“Books and Records” means all current and historical books and records in the possession or control of the Sellers relating to the Business, in whatever form kept (including electronic form), including the financial, corporate, operations and sale books, records, files, research, documents, clinical studies, books of account, sales and purchase records, lists of suppliers and customers, business reports, plans, projections and manuals, surveys, plans, files, records, assessments, correspondence, and other data and information, financial or otherwise, relating to the Business.

“Branded Pharmaceuticals” means the segment of the Endo Companies’ business that includes the Sellers’ specialty and established pharmaceutical product portfolios that are sold under their brand name.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the city of New York, New York, United States, Montreal, Quebec, Canada or Dublin, Ireland.

“Business Employee” means each Specified Subsidiary Employee, Automatic Transfer Employee and Offer Employee.

“Business Transfers” means (i) the transfer of the business, together with certain assets and liabilities of Endo Global Biologics Unlimited Company to NewCo 1, pursuant to a Business Transfer Agreement dated May 31, 2023, between, inter alia, Endo Global Biologics Unlimited Company and NewCo 1 and (ii) the transfer of the business, together with certain assets and liabilities of Endo Ventures Unlimited to NewCo 2, pursuant to a Business Transfer Agreement dated May 31, 2023, between, inter alia, Endo Ventures Unlimited Company and NewCo 2.

“Buyer Material Adverse Effect” means any event, change, occurrence or effect that would prevent, materially delay or materially impede the performance by the Buyers of their obligations under this Agreement or the Ancillary Agreements or the timely consummation of the transactions contemplated hereby or thereby.

“Buyer Parent” means Endo, Inc., a Delaware corporation and the ultimate parent of the Buyers.

“Canada Holdco” means Paladin Labs Canadian Holding Inc.

“Canada Holdco Intercompany Receivable” means, at the Closing, any Intercompany Receivable owed by Paladin Labs Inc. to Canada Holdco.

“Canada Holdco Transferred Equity Interests” means all Equity Interests in Canada HoldCo.

“Canada Sellers” means (i) Paladin Labs Inc. (or any successor by amalgamation); and (ii) Canada Holdco, unless either (A) the Canada Holdco Equity Option is duly exercised by Buyer Parent in accordance with Section 2.8, or (B) Canada Holdco has been amalgamated with Paladin Labs Inc. prior to the Closing Date).

“Canadian Court” means the Ontario Superior Court of Justice (Commercial List).

“Canadian Debtors” means Canada Holdco and Paladin Labs Inc.

“Canadian Intercompany Receivable” means any Intercompany Receivable owed by a Canada Seller.

“Canadian Labor Laws” means all Laws of a federal, provincial, territorial or other Governmental Authority in Canada in connection with transfer of employment by operation of law as applicable to individuals employed by any Endo Company as of the Closing Date, including, without limitation, Section 2097 of the Civil Code of Quebec, S.Q. 1991, c. 64, and Section 97 of the Act respecting labour standards, CQLR, c. N-1.1 (Que.).

“Canadian Plan Recognition Order” means an order of the Canadian Court recognizing and giving full force and effect in Canada to the Confirmation Order and the Chapter 11 Plan, which Order shall be (i) in form and substance acceptable to the Debtors and the Required Consenting Global First Lien Creditors; and (ii) a Final Order.

“Canadian Recognition Case” means the recognition proceedings before the Canadian Court commenced by Paladin Labs Inc., in its capacity as foreign representative of the Bankruptcy Cases, pursuant to Part IV of the Companies’ Creditors Arrangement Act (Canada).

“Canadian Retirement Plans” means the employer retirement plan of Paladin Labs Inc. administered by ManuLife, which includes the Registered Retirement Savings Plan, the Deferred Profit Sharing Plan and the Tax Free Savings Account.

“Canadian Securities Administrators” means the Canadian securities regulatory authorities in each of the provinces and territories of Canada, as applicable.

“Canadian Securities Laws” means the Canadian provincial or territorial securities laws and the rules, regulations and published policies thereunder.

“Canadian Tax Act” means the Income Tax Act, R.S.C. 1985 (5th Supp.) c.1 (Canada), as amended, and the regulations promulgated thereunder.

“Cash and Cash Equivalents” means all cash and cash equivalents, including checks, commercial paper, treasury bills, certificates of deposit and marketable securities, and any bank accounts and lockbox arrangements of the Endo Companies, other than any such cash or cash equivalents of the Indian Subsidiaries, as of the Closing.

“Cash Collateral Order” means the interim and final orders [Docket No. 98] and [Docket No. 535], respectively, entered by the Bankruptcy Court authorizing the Debtors’ use of Cash Collateral (as defined in Section 363(a) of the Bankruptcy Code).

“CASL” means Canada’s anti-spam legislation (S.C. 2010, c. 23) (Canada), and its regulations, as amended.

“Chapter 11 Plan” means the Joint Chapter 11 Plan of Reorganization of Endo International plc and Its Affiliated Debtors (as may be modified, amended or supplemented from time to time) [Docket No. 3849], which shall be acceptable to the Endo Companies and the Buyers, and as in the form attached hereto as Exhibit 1, or as otherwise agreed in writing between counsel to the Debtors and counsel to the Required Holders.

“Claim” has the meaning set forth in Section 101(5) of the Bankruptcy Code.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and any rules or regulations promulgated thereunder.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collective Bargaining Agreement” means the collective bargaining agreement between the applicable Endo Company and United Steelworkers Local Union 176 covering employees at the Debtors’ manufacturing facility in Rochester, Michigan that are members of United Steelworkers Local Union 176.

“Competition Act” means the Competition Act (Canada), RSC 1985, c. C-34, as amended, and any regulations promulgated thereunder.

“Competition Act Approval” means in respect of the transactions contemplated by this Agreement, either: (i) the issuance of an advance ruling certificate pursuant to Section 102 of the Competition Act that has not been rescinded; or (ii) the expiry, waiver or termination of any applicable waiting periods under Section 123 of the Competition Act.

“Confirmation Order” means an Order from the Bankruptcy Court confirming the Chapter 11 Plan. Among other things, the Confirmation Order will approve the Non-GUC Releases and GUC Releases (each as defined in the Chapter 11 Plan). The terms of the Confirmation Order, including the Non-GUC Releases and GUC Releases, shall be in form and substance acceptable to the Debtors and the Required Consenting Global First Lien Creditors.

“Consenting First Lien Creditors” has the meaning set forth in the Restructuring Support Agreement.

“Contract” means any contract, agreement, Lease, insurance policy, capitalized lease, license, sublicense, sales order, purchase order, instrument, or other commitment, that is binding under applicable Law.

“control,” including the terms “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by contract or otherwise.

“Cure Claims” means amounts that must be paid and obligations that otherwise must be satisfied, pursuant to Sections 365(b)(1)(A) and (B) of the Bankruptcy Code, in connection with the assumption or assumption and assignment, as applicable, of the Transferred Contracts, as determined (other than in the case of any Transferred Contracts that may be assumed and assigned pursuant to Section 5.6 of this Agreement) pursuant to Article VII of the Chapter 11 Plan.

“Cure Notice” means, collectively, (a) the initial notice of potential assumption and assignment that was served upon the counterparties to the Sellers’ Executory Contracts, which notice included, among other things, the proposed amount of Cure Claims, the form of which was attached as Exhibit B to Victor Wong’s Affidavit of Service [Docket No. 1872]; and (b) any subsequent notices amending the initially proposed amount of Cure Claims on the notice referenced in the foregoing clause (a), including but not limited to, the Notice of Amended Cure Cost Schedule [Docket No. 2392] and the Notice of the Second Amended Cure Cost Schedule [Docket No. 2522], as may be amended or supplemented from time to time.

“Cyprus Seller” means Endo Ventures Cyprus Limited.

“DAC Seller” means Endo Designated Activity Company.

“date hereof” or “date of this Agreement” means the date on which the Chapter 11 Plan is first filed with the Bankruptcy Court.

“Debtors” means Seller Parent and its debtor Affiliates, as debtors and debtors in possession in the Bankruptcy Cases.

“Definitive Documents” has the meaning set forth in the Restructuring Support Agreement.

“Distribution Licenses” means all licenses, permits, authorizations and registrations issued by Health Canada and other Governmental Authorities, including, drug establishment licenses, natural health product site licenses, medical device establishment licenses (if any), narcotics licenses, dealer’s licenses, precursor licenses and cannabis drug licenses.

“Employee Plans” means (a) all “employee benefit plans” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, and (b) all other compensation or employee benefit plans, contracts, policies, programs, practices, agreements and arrangements, whether written or unwritten, formal or informal, including all pension, retirement, supplemental retirement, profit-sharing, savings and thrift, bonus, stock bonus, stock option or other cash or equity-based incentive or deferred compensation, employment, severance pay, change in control, retention, vacation, sick leave, paid time off, welfare, disability, death, fringe and medical, retiree medical, surgical, hospitalization, accident death and dismemberment, life insurance, dental, collective bargaining, salary or other similar plans, contracts, policies, programs, practices, agreements or arrangements (whether written or unwritten), in each case, adopted, sponsored, entered into, maintained, contributed to, or required to be contributed to by (i) any Endo Company for the benefit of (1) any Business Employee, (2) any individual who would have been a Business Employee except that such individual was not employed by the Endo Companies as of the Closing Date, or (3) any other current or former employee, director or consultant of the Endo Companies or (ii) any Specified Subsidiary; and in each and every case, other than government sponsored plans related to national or provincial insurance, social security, social insurance, social assistance, family allowance, pension, old age, survivor benefits, healthcare, sickness, prescription drugs, employment insurance, unemployment insurance, parental insurance, parental benefits, workers or workplace safety, work injury, workers medical benefits and other similar government sponsored plans (collectively, “Government-Sponsored Plans”).

“Encumbrance” means any mortgage, deed of trust, pledge, hypothecation, assignment, licenses or sub-license, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), claim, security interest, or other security arrangement or restriction of any kind and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, any option granted to sell or acquire an asset, any voting or transfer restrictions (in the case of Equity Interests) and any interest of a lessor under a capitalized lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Endo Companies” means the Sellers and the Specified Subsidiaries.

“Endo Luxembourg” means Endo US Holdings Luxembourg I S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, with registered office at 18, Boulevard de Kockelsheuer, L-1821 Luxembourg, registered with the Luxembourg Trade and Companies Register under number B197803.

“Endo Luxembourg Transferred Equity Interests” means all Equity Interests in Endo Luxembourg.

“Endo Marks” means all Trademarks owned by the Endo Companies, including those Trademarks consisting of or containing the word “Endo” or “Paladin,” and including the Trademarks set forth on Section 1.1(c) of the Disclosure Letter.

“Environmental Claim” means any action, cause of action, claim, suit, proceeding, investigation, Order, demand or notice by any Person alleging Liability (including Liability for investigatory costs, governmental response costs, remediation or clean-up costs, natural resources damages, property damages, personal injuries, attorneys’ fees, consultants’ fees, fines or penalties) arising out of, based on, resulting from or relating to (a) the presence, Release or threatened Release of, or exposure to any Hazardous Materials; (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; or (c) any other matters covered or regulated by, or for which liability is imposed under, Environmental Laws.

“Environmental Law” means any Law and any policy, practice or guideline of a Governmental Authority relating to pollution, the protection of, restoration or remediation of or prevention of harm to the environment or natural resources, or the protection of public or worker health and safety (solely as relating to exposure to Hazardous Materials), including civil law or common law responsibility for acts or omissions with respect to the environment.

“Environmental Permit” means any Permit or agreement with a Governmental Authority required under or issued pursuant to any Environmental Law.

“Equity Incentive Plans” mean the Amended and Restated Employee Stock Purchase Plan (as of the date hereof) and the Amended and Restated 2015 Stock Incentive Plan (as of the date hereof).

“Equity Interests” means any common stock, limited liability company interest, equity security (as defined in Section 101(16) of the Bankruptcy Code), equity, ownership, profit interest, unit, or share in the Endo Companies (including all options, warrants, rights, or other securities or agreements to obtain such an interest or share in the Endo Companies), whether or not arising under or in connection with any employment agreement and whether or not certificated, transferable, preferred, common, voting, or denominated “stock.”

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means any entity that is a member of (a) a controlled group of corporations (as defined in Section 414(b) of the Code); (b) a group of trades or businesses under common control (as defined in Section 414(c) of the Code); (c) an affiliated service group (as defined under Section 414(m) of the Code); or (d) any group specified in Treasury Regulations promulgated under Section 414(o) of the Code, any of which includes or included any Endo Company.

“ETA” means the Excise Tax Act, R.S.C., 1985, c. E-15 (Canada), as amended, and the regulations promulgated thereunder.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Excluded Contracts” means all Contracts of (i) each Seller that are not Transferred Contracts or (ii) Seller Parent or any of its Affiliates reached in resolution of vaginal mesh-related litigation or entered into in connection with such resolutions, including, but not limited to, settlement agreements, trust agreements, and escrow agreements.

“Excluded Regulatory Authorizations” means the Irish Excluded Regulatory Authorizations, the Austrian Regulatory Authorizations and the UK Regulatory Authorizations.

“Excluded Taxes” means any Taxes (other than Non-U.S. Sale Transaction Taxes) (i) that were in existence or assertable against any Seller prior to the Closing Date (other than to the extent that any such Tax is triggered solely by the transactions contemplated by this Agreement or any steps necessary to effect the transactions contemplated by this Agreement that are agreed to by the Buyers and the Sellers and taken by the Sellers prior to the Closing), (ii) related to the Transferred Assets or the operation of the Business that are incurred in, or attributable to, any taxable period, or portion thereof, ending on or prior to the Closing Date, (iii) of or imposed on any of the Sellers or their Affiliates (including, for the avoidance of doubt, any Taxes ultimately paid as a result of any ongoing or future audits of Sellers or their Affiliates in relation to any taxable period ending on or prior to the Closing Date), or (iv) in respect of any Excluded Assets.

“FDA” means the United States Food and Drug Administration, and any successor thereto.

“FFDCA” means the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. Section 301, et seq.

“Final Order” means an Order of the Bankruptcy Court or any other court of competent jurisdiction, which Order has not been modified, amended, reversed, vacated, or stayed (other than by any modification or amendment that is consented to in writing by the Buyers) and (a) as to which the time to appeal, petition for certiorari, or move for a new trial, stay, reargument, or rehearing shall have expired and as to which no appeal, petition for certiorari, or move for a new trial, stay, reargument, or rehearing shall then be pending or (b) if a timely appeal, writ of certiorari, new trial, stay, reargument, or rehearing thereof shall have been filed or sought, either (i) no stay of the Order shall be in effect, (ii) if such a stay shall have been granted, then (A) the stay shall have been dissolved, (B) a final order of the district court, circuit court or other court of competent jurisdiction having jurisdiction to hear such appeal shall have affirmed the Order and the time allowed to appeal from such affirmance or to seek review or rehearing thereof shall have expired and the taking or granting of any further hearing, appeal or petition for certiorari shall not be permissible, and if a timely appeal of such court Order or timely motion to seek review or rehearing of such Order shall have been made, any appellate court having jurisdiction to hear such appeal or motion (or any subsequent appeal or motion to seek review or rehearing) shall have affirmed the district court’s (or lower appellate court’s) order upholding the Order and the time allowed to appeal from such affirmance or to seek review or rehearing thereof shall have expired and the taking or granting of any further hearing, appeal or petition for certiorari shall not be permissible, or (C) certiorari shall have been denied, or (iii) a new trial, stay, reargument, or rehearing shall have expired; provided, that the possibility that a motion pursuant to Rule 60 of the Federal Rules of Civil Procedures or any analogous rule under the Federal Rules of Bankruptcy Procedure may be filed with respect to such Order shall not cause such Order not to be a Final Order.

“Fraud” means actual and intentional fraud by a Person with respect to any representation or warranty made by such Person expressly contained in this Agreement or any Ancillary Agreement.

“GAAP” means United States generally accepted accounting principles as in effect on the date hereof, applied on a consistent basis.

“Generic Pharmaceuticals” means the segment of the Endo Companies’ business that includes a product portfolio of approximately one hundred twenty five (125) generic product families that treat and manage a wide variety of medical conditions.

“Goodwill” means all goodwill associated with the Business.

“Governmental Authority” means any United States or non-United States national, federal, provincial, territorial, state, municipal or local governmental, regulatory or administrative authority, agency, court or commission or any other judicial or arbitral body, including, without limitation the Bankruptcy Court, and any “governmental unit” as defined in Section 101(27) of the Bankruptcy Code.

“GST/HST” means any goods and services tax and harmonized sales tax payable under Part IX of the ETA (including, for greater certainty, the provincial component of any harmonized sales tax).

“Hazardous Materials” means any material, substance, chemical, or waste (or combination thereof) that is listed, defined, designated, regulated, classified as or otherwise determined to be, hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, petroleum, oil, or words of similar meaning or effect, or which may form the basis of Liability, under or pursuant to any Environmental Law.

“Health Canada” means the Department of Health of the federal government of Canada for which the Canadian federal Minister of Health is responsible.

“Health Care Laws” means all Laws and regulations relating to the manufacturing, processing, researching, testing, procuring, possessing, holding, development, marketing, storing, holding, packaging, selling, supplying, distributing, wholesaling, advertising, labelling, pricing, reimbursement, import and export of therapeutic products, good manufacturing practices, pharmacovigilance, good clinical practice (“GCP”) and good laboratory practice including, without limitation: (a) the FFDCA, the Public Health Service Act (42 U.S.C. Section 201 et seq.), and any FDA regulations promulgated thereunder, or any similar Law of any other applicable Governmental Authority; (b) the Food and Drugs Act (Canada) and its associated regulations (including the Food and Drug Regulations, Medical Devices Regulations and Natural Health Products Regulations), the Consumer Packaging and Labelling Act (Canada) and its associated regulations, the Controlled Drugs and Substances Act (Canada) and its associated regulations, the Cannabis Act (Canada) and its associated regulations; (c) the Controlled Substances Act; (d) the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Stark Anti-Self-Referral Law (42 U.S.C. Section 1395nn), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), Sections 1320a-7, 1320a-7a, and 1320a-7b of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes and any comparable self-referral or fraud and abuse laws promulgated by any Governmental Authority; (e) the U.S. Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. Section 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), and the regulations promulgated thereunder (“HIPAA”) and any Law or regulation the purpose of which is to protect the privacy of individually-identifiable patient information; (f) the Medicare statute (Title XVIII of the Social Security Act), as applicable; (g) the Medicaid statute (Title XIX of the Social Security Act), as applicable; (h) any applicable Law or regulations relating to and/or governing publicly funded federal and provincial health care programs, drug insurance plans, pricing and reimbursement, including the Ontario Drug Benefit Act and the Drug Interchangeability and Dispensing Fee Act and associated regulations; (i) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Affordability Reconciliation Act of 2010; (j) the Physician Payments Sunshine Act (Open Payments) (42 U.S.C. Section 1320a-7h); (k) all Laws related to the conduct of human subjects research, clinical trials, and pre-clinical trials, including, without limitation, The Federal Policy for the Protection of Human Subjects (Common Rule) (45 C.F.R. Part 46), FDA GCP regulations (including 21 C.F.R. Parts 11, 50, 54 and 56), International Conference on Harmonisation of Technical Requirements for Pharmaceuticals for Human Use, World Health Organization (WHO) clinical research standards and the United Nations Educational, Scientific and Cultural Organization (UNESCO) Universal Declaration on Bioethics and Human Research; (l) Directive 2001/83/EC on human medicines as may be amended and restated from time to time or any repealing legislation; (m) Directive 2002/20/EC on clinical trials and Regulation (EU) No. 536/2014 on clinical trials, and EU and national guidance relating to same, and national implementing legislation, including but not limited to, the European Communities (Clinical Trials on Medicinal Products For Human Use) Regulations, 2004 and European Union (Clinical Trials on Medicinal Products for Human Use) Regulations 2022, as amended; (n) the Irish Medicines Board Act 1995, as amended, and each of the Medicinal Products Regulations, as amended, made pursuant to the Irish Medicines Board Act 1995; (o) the Ethics in Public Office Acts, 1995 and 2001, as amended; (p) the Criminal Justice (Corruption Offences) Act 2018; (q) the Misuse of Drugs Act 1977, as amended and Misuse of Drugs Regulations 2017, as amended; or (r) any and all other applicable comparable Laws of other Governmental Authorities.

“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“ICA Approval” means in respect of the transactions contemplated by this Agreement, either (a) receipt by the Buyers of a notice from the responsible Minister under the Investment Canada Act that the Minister is satisfied that the Agreement and the other transactions contemplated hereby are likely to be of net benefit to Canada pursuant to the Investment Canada Act or (b) the time period provided for such notice under the Investment Canada Act shall have expired such that the responsible Minister under the Investment Canada Act shall be deemed pursuant to the Investment Canada Act to have been satisfied that the Agreement and the other transactions contemplated hereby are likely to be of net benefit to Canada pursuant to the Investment Canada Act and shall have sent a notice to that effect.

“IND” means an Investigational New Drug Application, as defined in the FFDCA and applicable regulations promulgated thereunder by the FDA.

“Indebtedness” means without duplication, all outstanding obligations of a Person (including any obligations to pay principal, interest, breakage costs, penalties, fees, premiums, make-whole amounts, guarantees, reimbursements, damages, costs of unwinding and other liabilities) with respect to (a) indebtedness for borrowed money or loans or advances whether current or funded, fixed or contingent, secured or unsecured (excluding trade payables and other accounts payable, in each case in the Ordinary Course of Business); (b) indebtedness evidenced by notes, bonds, debentures, mortgages or similar instruments; (c) lease obligations required under GAAP to be accounted for on the balance sheet of such Person as capital leases; (d) any letter of credit, bank guarantee, banker’s acceptance or similar credit transaction; (e) deferred purchase price of property (tangible or intangible), goods or services (excluding trade payables and other accounts payable, in each case in the Ordinary Course of Business), including any earn-outs or purchase price adjustments relating to acquisitions (other than trade payables or accruals in the Ordinary Course of Business); (f) swap, currency, hedging, derivative or cap agreement or similar agreement; or (g) direct or indirect guarantees of obligations or any other form of credit support of obligations (including the grant of an Encumbrance on any asset of such Person to secure obligations) of the types described in clauses (a) through (f) above of any other Person.

“Indemnification Obligations” has the meaning set forth in the Chapter 11 Plan.

“Indemnified Person” has the meaning set forth in the Chapter 11 Plan.

“Indian Competition Act” means the (Indian) Competition Act, 2002, as amended, and any rules and regulations promulgated thereunder.

“Indian HoldCo” means Endo India Holdings, LLC a Delaware limited liability company, formed in the United States by Sellers prior to the date hereof, for the purposes of acting as the holding company of the Indian Subsidiaries.

“Indian HoldCo Interests” means all membership interests of Indian HoldCo.

“Indian Subsidiaries” means, collectively, PFPL, PAT and PBPL.

“Information Privacy and Security Laws” means all applicable Laws to the extent concerning the privacy, data protection and/or security of Personal Data, including, where applicable HIPAA, and all regulations promulgated thereunder, state, provincial or federal data privacy and breach notification laws, state, provincial or federal social security number protection laws, any applicable Laws concerning requirements for website and mobile application privacy policies and practices, data or web scraping, call or electronic monitoring or recording or any outbound communications (including, outbound calling and text messaging, telemarketing, and e-mail marketing), the national laws implementing the Directive on Privacy and Electronic Communications (2002/58/EC) (as amended by Directive 2009/136), the California Consumer Privacy Act of 2018, the General Data Protection Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of Personal Data and on the free movement of such data (the “GDPR”), the Federal Trade Commission Act, the Gramm Leach Bliley Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transaction Act, the CAN-SPAM Act, the Telephone Consumer Protection Act, the Children’s Online Privacy Protection Act, state consumer protection laws, the Payment Card

Industry Data Security Standard, the Personal Information Protection and Electronic Documents Act (S.C. 2000, c. 5) (Canada), as amended, the Act respecting the protection of personal information in the private sector (CQLR, ch. P-39.1) (Québec), the Personal Information Protection Act (Statutes of Alberta, 2003, c. P-6.5), the Personal Information Protection Act (S.B.C. 2003, c. 63) (British Columbia) and CASL.

“Infringe” means infringe, misappropriate or otherwise violate.

“Insider” means an “insider” of the Sellers as defined in Section 101(31) of the Bankruptcy Code.

“Intellectual Property” means all intellectual property rights of every kind and description throughout the world, including all U.S. and foreign: (a) trade names, trademarks and service marks, business names, corporate names, domain names, trade dress, logos, slogans, design rights, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing (“Trademarks”); (b) patents, patent applications, invention disclosures, industrial designs (including design registrations and design patents) and all related counterparts, continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, renewals, and extensions thereof (“Patents”); (c) copyrights and copyrightable subject matter (whether registered or unregistered) (“Copyrights”); (d) rights in computer programs (whether in source code, object code, or other form) and software systems, algorithms, databases, compilations and data, technology supporting the foregoing (“Software”); (e) rights in trade secrets and confidential or proprietary information, know-how, inventions, processes, formulae, models, and methodologies (“Trade Secrets”); (f) all rights in the foregoing and in other similar intangible assets; (g) all applications and registrations for any of the foregoing; and (h) all rights and remedies (including the right to sue for and recover damages) against past, present, and future Infringement, relating to any of the foregoing.

“Interests” means all Claims, Encumbrances, and other interests (as such term is used in Section 1141(c) of the Bankruptcy Code).

“International Pharmaceuticals” means the segment of the Endo Companies’ business that includes a variety of specialty pharmaceutical products sold outside the U.S., serving various therapeutic areas.

“Inventory” means all raw materials, works in progress, finished goods, supplies, packaging materials and other inventories owned by the Sellers.

“Investment Canada Act” means the Investment Canada Act (Canada), R.S.C., 1985, c. 28 (1st Supp.), as amended, and any regulations promulgated thereunder.

“Ireland Sellers” means Astora Women’s Health Ireland Limited; Astora Women’s Health Technologies; the DAC Seller; Endo Eurofin Unlimited Company; Endo Finance IV Unlimited Company; Endo Global Aesthetics Limited; Endo Global Biologics Unlimited Company; Seller Parent; Endo Ireland Finance II Limited; Endo Management Limited; Endo TopFin Limited; Endo Ventures Aesthetics Limited; Hawk Acquisition Ireland Limited; New Holdco 1; Endo Ventures Unlimited Company; Endo Global Development Limited; Endo Procurement Operations Limited and New Holdco 2.

“Irish Excluded Regulatory Authorizations” means HPRA Manufacturer’s/Importation Authorization (M11636/00001), HPRA Marketing Authorization in respect of Testim 50g transdermal gel (PA2311/001/001), HPRA Certificate of GDP Compliance (22516), HPRA Certificate of GMP Compliance (24897/M11636).

“Irish Regulatory Authorizations” means HPRA Wholesale Distributor Authorization (W11741/00001) and HPRA API Registration (ASR11816/00001).

“IRS” means the Internal Revenue Service of the United States.

“Knowledge” with respect to the Endo Companies means the actual knowledge, after making reasonable inquiry of their direct reports, of the persons listed in Section 1.1(b) of the Disclosure Letter.

“Law” means any applicable statute, law, ordinance, regulation, rule, code, injunction, judgment, decree or Order of any Governmental Authority in any jurisdiction and any mandatory standards and guidelines under European Union Law issued by any Governmental Authority as are applicable to the Business.

“Lease” means a lease, sublease, license, or other use or occupancy agreement with respect to the real property to which an Endo Company is a party as lessee, sublessee, tenant, subtenant, licensee, lessor, sublessor, licensor or in a similar capacity.

“Leased Real Property” means the leasehold interests held by any Endo Company under the Leases (other than any Leases designated as an Excluded Asset pursuant to Section 2.6).

“Liability” means any debt, loss, claim, damage, demand, fine, judgment, penalty, Tax, liability or obligation of any kind (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due).

“Luxembourg Sellers” means Endo Luxembourg Finance Company I S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, with registered office at 18, Boulevard de Kockelsheuer, L-1821 Luxembourg, registered with the Luxembourg Trade and Companies Register under number B182645; Endo Luxembourg Holding Company S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, with registered office at 18, Boulevard de Kockelsheuer, L-1821 Luxembourg, registered with the Luxembourg Trade and Companies Register under number B182517; Endo Luxembourg International Financing SARL, a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, with registered office at 18, Boulevard de Kockelsheuer, L-1821 Luxembourg, registered with the Luxembourg Trade and Companies Register under number B221412 and Luxembourg Endo Specialty Pharmaceuticals Holding I S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, with registered office at 18, Boulevard de Kockelsheuer, L-1821 Luxembourg, registered with the Luxembourg Trade and Companies Register under number B204925.

“Material Adverse Effect” means any event, change, condition, occurrence or effect that has individually or in the aggregate (a) resulted in, or would be reasonably likely to result in, a material adverse effect on the business, properties, financial condition or results of operations of the Business, taken as a whole, or (b) prevented, materially delayed or materially impeded the performance by the Endo Companies of their respective obligations under this Agreement or the consummation of the transactions contemplated hereby, other than, in the case of clause (a), any event, change, condition, occurrence or effect to the extent arising out of, attributable to or resulting from, alone or in combination, any of the following (none of which, to the applicable extent, will constitute or be considered in determining whether there has been, a Material Adverse Effect): (i) general changes or developments in the industries in which the Business operates, (ii) changes in general economic, financial market or geopolitical conditions or political conditions, (iii) natural or man-made disasters, calamities, major hostilities, outbreak or escalation of war or any act of terrorism or sabotage, (iv) any global or national health concern, epidemic, disease outbreak, pandemic (whether or not declared as such by any Governmental Authority, and including the “Coronavirus” or “COVID-19”) or any Law issued by a Governmental Authority requiring business closures, quarantine or “sheltering-in-place” or similar restrictions that arise out of such health concern, epidemic, disease outbreak or pandemic (including the “Coronavirus” or “COVID-19”) or any change in such Law, (v) the Excluded Liabilities, (vi) following the date of this Agreement, changes in any applicable Laws or GAAP or in the administrative or judicial enforcement or interpretation thereof, (vii) the announcement or other publicity or pendency of the transactions contemplated by this Agreement (it being understood that the exception in this clause (vii) shall not apply with respect to the representations and warranties in Section 3.3(a) intended to address the consequences of the execution or delivery of this Agreement or the consummation of the transactions contemplated by this Agreement), (viii) the filing or continuation of the Bankruptcy Cases and any Orders of, or action or omission approved by, the Bankruptcy Court (or any other Governmental Authority of competent jurisdiction in connection with any such Action), (ix) customary occurrences as a result of events leading up to and following the commencement of a proceeding under chapter 11 of the Bankruptcy Code, (x) a decline in the trading price or trading volume of any securities issued by the Endo Companies or any change in the ratings or ratings outlook for the Endo Companies (provided that the underlying causes thereof, to the extent not otherwise excluded by this definition, may be deemed to contribute to a Material Adverse Effect), or (xi) the failure to meet any projections, guidance, budgets, forecasts or estimates with respect to the Endo Companies (provided, that the underlying causes thereof, to the extent not otherwise excluded by this definition, may be deemed to contribute to a Material Adverse Effect); provided, however, that any event, change, condition, occurrence or effect set forth in clauses (i), (ii), (iv) or (vi) may be taken into account in determining whether there has been or is a Material Adverse Effect to the extent any such event, change, condition, occurrence or effect has a material and disproportionate adverse impact on the Business, taken as a whole, relative to the other participants in the industries and markets in which the Business operates.

“Minister” has the meaning set forth in Section 3 of the Investment Canada Act.

“NDA” means a new drug application as defined in the FFDCA and applicable regulations promulgated thereunder by the FDA or supplemental new drug application, and any amendments thereto submitted to the FDA.

“New Holdco 1” means Operand Pharmaceuticals HoldCo II Limited, a private company limited by shares incorporated and tax resident in Ireland (Registration Number: 730648) formed for the purposes of acting as a new holding company of Endo Global Biologics Unlimited Company.

“New Holdco 2” means Operand Pharmaceuticals HoldCo III Limited, a private company limited by shares incorporated and tax resident in Ireland (Registration Number: 730649) formed for the purposes of acting as a new holding company of Endo Ventures Unlimited Company.

“New Holdcos” means New Holdco 1 and New Holdco 2.

“NewCo 1” means Endo Biologics Limited, a private company limited by shares incorporated and tax resident in Ireland (Registration Number: 731365) formed for the purposes of acquiring the business of Endo Global Biologics Unlimited Company.

“NewCo 2” means Endo Operations Limited (previously known as Operand Pharmaceuticals III Limited), a private company limited by shares incorporated and tax resident in Ireland (Registration Number: 731366) formed for the purposes of acquiring the business of Endo Ventures Unlimited Company.

“NewCo Sellers” means, together, (a) NewCo 1 and (b) NewCo 2.

“Non-Indian Equity Holder,” means, with respect to an external commercial borrowing made by an Indian Subsidiary, (a) a direct non-Indian equity holder with minimum twenty-five percent (25%) direct equity holding in the borrowing entity, (b) an indirect equity holder with minimum indirect equity holding of fifty one percent (51%), or (c) a group company with common overseas parent, or such other definition of “Foreign Equity Holder” as included in the Master Direction - External Commercial Borrowings, Trade Credits and Structured Obligations (updated as of September 30, 2022) issued by the Reserve Bank of India read with the (Indian) Foreign Exchange Management (Borrowing and Lending) Regulations, 2018.

“Non-U.S. Sale Transaction Taxes” means Taxes (including any Transfer Taxes allocated to the Buyers pursuant to Section 6.1) imposed by or payable to any Taxing Authority (Non-U.S.) arising: (a) by reason of the sale or transfer of the Transferred Assets and Transferred Equity Interests and the assumption of the Assumed Liabilities, or by reason of the Business Transfers, and any Taxes imposed by or payable to any Taxing Authority (Non-U.S.) triggered on or with respect to any actions taken by the Endo Companies after August 16, 2022 but prior to the Closing Date (including those undertaken pursuant to Section 6.3) to the extent such actions were agreed to by the Buyers or their respective advisors prior to such actions having been taken; (b) in relation to the pre-Closing transfer of the Specified Equity Interests in the Indian Subsidiaries by PPI and Par LLC to Indian HoldCo and Operand, respectively; or (c) in relation to the pre-Closing transfer of the Indian HoldCo Interests by PPI to Endo Luxembourg.

“Offer Employee” means each individual who, as of the Closing Date, is employed by, or has an outstanding offer of employment to be employed by, the Endo Companies, including any Qualified Leave Recipients, and who is not a Specified Subsidiary Employee or an Automatic Transfer Employee.

“Operand” means Operand Pharmaceuticals HoldCo I Limited, a private company limited by shares incorporated and tax resident in Ireland (Registration Number: 730647).

“Opioid Claim” has the meaning set forth in the Chapter 11 Plan.

“Order” means any award, writ, injunction, judgment, order or decree entered, issued, made, or rendered by any Governmental Authority.

“Ordinary Course of Business” means the operation of the Business in the ordinary course in a manner that is materially consistent with past practices, as such practices may have been, are or may be, after the date of the Agreement, reasonably modified as necessary to respond to the “Coronavirus” or “COVID 19” and in compliance with applicable Law (taking into account the Debtors’ financial restructuring and the pendency of the Bankruptcy Cases).

“Organizational Documents” means, with respect to any Person (other than an individual), (i) the certificate or articles of association, incorporation, organization, merger, amalgamation, limited partnership or limited liability company, or constitution or memorandum and articles of association and any joint venture, limited liability company, operating, stockholders or partnership agreement and other similar documents adopted or filed in connection with the creation, formation or organization of such Person; and (ii) all bylaws of such Person and voting agreements to which such Person is a party relating to the organization or governance of such Person.

“Par LLC” means Par, LLC, a Delaware limited liability company, direct Subsidiary of PPI and indirect Subsidiary of Seller Parent.

“Party” or “Parties” means, individually or collectively, the Buyers, the Seller Parent and the Sellers.

“PAT” means Par Active Technologies Private Limited, a company incorporated under the laws of India, with its registered office at 9/215, Pudupakkam-Vandalur Main Road Pudupakkam, Kelambakkam Chennai- 603 103, Tamil Nadu.

“PBPL” means Par Biosciences Private Limited, a company incorporated under the laws of India, with its registered office at 9/215, Pudupakkam-Vandalur Main Road Pudupakkam, Kelambakkam Chennai- 603 103, Tamil Nadu.

“Permitted Encumbrance” means (a) statutory liens for unpaid Taxes that are (i) not yet delinquent or (ii) that are being contested in good faith and for which adequate reserves have been established in the Seller Financial Statements in accordance with GAAP, (b) liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the Ordinary Course of Business, (c) liens on amounts deposited to secure any of the Endo Companies’ obligations in connection with worker’s compensation or other unemployment insurance (but excluding Encumbrances arising under ERISA or other pension standards legislation) pertaining to any Endo Company’s employees in the Ordinary Course of Business and not in connection with the borrowing of money relating to obligations as to which there is no default on the part of the Sellers for a period with respect to amounts not yet overdue or that are being contested in good faith and for which adequate reserves have been established in the Seller Financial Statements in accordance with GAAP, (d) liens on amounts deposited to secure any Endo Company’s obligations in connection with the making or entering into of bids, tenders, or leases in the Ordinary Course of Business and not in connection with the borrowing of money or the deferred purchase price of property or services, (e) as to any Lease, (i) any Encumbrance in the Ordinary Course of Business, which does not materially impair the title, value or use of such Lease, and (ii) any interests and rights of the respective landlords with respect thereto, including any statutory landlord liens and any similar Encumbrances, (f) licenses and similar grants of rights to Intellectual Property in the Ordinary Course of Business, (g) with respect to any Real Property, easements, rights of way, zoning, building and other land use restrictions, minor title defects or irregularities or any other similar encumbrances, that individually or in the aggregate, do not materially affect the current use or operation thereof, (h) any Encumbrance that will be extinguished at or prior to Closing to the extent so extinguished, and (i) restrictions or requirements set forth in any Order relating to the Transferred Assets.

“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing.

“Personal Data” means any and all information about or related to an individual that can be used to identify the individual, including Protected Health Information as defined under HIPAA and “personal data” as defined under the GDPR. Personal Data includes (a) information in any form, including paper, electronic and other forms, (b) any information that enables a Person to contact the individual (such as information contained in a cookie or an electronic device fingerprint), (c) personal identifiers such as name, address, Social Security Number, date of birth, driver’s license number or state identification number, Taxpayer Identification Number and passport number, (d) credit or debit card numbers, account numbers, access codes, insurance policy numbers, (e) unique biometric data, such as fingerprint, retina or iris image, voice print or other unique physical representation and (f) individual medical or health information.

“Petition Date” means, (i) with respect to the Endo Companies other than the New Holdcos and NewCo Sellers, August 16, 2022; (ii) with respect to the New Holdcos, May 25, 2023; and (iii) with respect to the NewCo Sellers, May 31, 2023.

“PFPL” means Par Formulations Private Limited, a company incorporated under the laws of India, with its registered office at 9/215, Pudupakkam-Vandalur Main Road Pudupakkam, Kelambakkam Chennai- 603 103, Tamil Nadu.

“Plan Transaction” has the meaning set forth in the Chapter 11 Plan.

“PPI” means Par Pharmaceutical Inc., a New York corporation and indirect Subsidiary of Seller Parent.

“Pre-Closing Professional Fee Reserve Amounts” means the amounts equal to the good faith estimates provided by each professional that the Debtors’ estates are obligated to pay, reflecting all accrued and unpaid professional fees and expenses owing by any of the Debtors as of the Closing Date (excluding, for the avoidance of doubt, any accrued professional fees and expenses paid in cash on the Closing Date).

“Prepetition First Lien Indebtedness” means, collectively, the Prepetition First Lien Notes Indebtedness and the Prepetition First Lien Secured Loan Indebtedness (each as defined in the Restructuring Support Agreement); provided, that the Prepetition First Lien Indebtedness shall not include any amounts for unpaid interest or fees to the extent corresponding equivalent amounts were paid under the Cash Collateral Order; provided, further, that on the Closing Date the Debtors shall pay in full in cash all amounts under paragraph 4 of the Cash Collateral Order that are accrued and unpaid or outstanding as of and including the Closing Date.

“Privacy Consents” means all explicit or implied consents provided to the Endo Companies by their customers or prospective customers, suppliers, employees or other users, respecting any agreement regarding the handling of Personal Data, or regarding the receipt of commercial electronic messages or the installation of computer programs, within the meaning of CASL.

“Product Approvals” means the Regulatory Approvals for each Product, together with all supporting documents, submissions, correspondence, reports, pre-clinical studies and clinical studies relating to such Regulatory Approvals (including, without limitation, documentation of pharmacovigilance, good clinical practice, good laboratory practice and good manufacturing practice).

“Product Marketing Materials” means to the extent related to the Business, all labeling, advertising, promotional, selling and marketing materials in written or electronic form existing as of the date hereof and owned or controlled by an Endo Company.

“Product Regulatory Materials” means (a) all adverse event reports and other data, information and materials relating to adverse experiences with respect to each Product; (b) all written notices, filings, communications or other correspondence between any Endo Company, on the one hand, and any Governmental Authority, on the other hand, relating to each Product, including any safety reports or updates, complaint files and product quality reviews, and clinical or pre-clinical data derived from clinical studies conducted or sponsored by an Endo Company, which data relates to each Product; (c) all other information regarding activities pertaining to each Product’s compliance with any law or regulation of any jurisdiction, including audit reports, corrective and preventive action documentation and reports, and relevant data and correspondence, maintained by or otherwise in the possession of any Endo Company as of the date hereof and (d) all Product Approvals.

“Products” means those products listed in Section 1.1(e) of the Disclosure Letter, to the extent currently manufactured, distributed, marketed or under development by any of the Endo Companies.

“QST” means the Québec sales tax levied under Title I of the QST Legislation.

“QST Legislation” means the Act respecting the Québec sales tax, R.S.Q., c. T-0.1 (Québec), as amended, and the regulations promulgated thereunder.

“Qualified Leave Recipient” means any Offer Employee who is not actively at work on the Closing Date as a result of a short-term or long-term approved leave of absence or other time-off, including (a) those on military leave, maternity leave, parental leave, family leave, medical leave, workers’ compensation and other statutory leaves; (b) those on short-term or long-term disability under the Sellers’ short-term or long-term disability program; and (c) those on temporary lay-off or furlough.

“Real Property” means the Owned Real Property and the Leased Real Property.

“Regulatory Approvals” means any approvals (including pricing and reimbursement approvals), permits, licenses, registrations, consents, clearances, waivers, exemptions, orders, notices, certifications or other authorizations of any Governmental Authority, in each case, necessary to operate the Business and/or for the Business’s possession, holding, research, development, testing, manufacture, marketing, distribution, sale, procurement, supply, import or export of a Product (including any component or ingredient thereof), or other regulated activity by the Business in relation to a Product, including but not limited to the Irish Regulatory Authorizations, NDAs, INDs, FDA establishment registrations, FDA drug listings, drug identification numbers, medical device licenses (if any), drug master files, natural product numbers, clinical trial approvals and all Distribution Licenses or any approvals, licenses, permits, registrations, consents, certifications, or authorizations required under any applicable Law from any Governmental Authority for any of the actions, steps, or transactions taken pursuant to the transactions contemplated under this Agreement, including for but not limited to: (a) the pre- Closing transfers of the Specified Equity Interests (in PFPL) from PPI and Par LLC to the Indian HoldCo and Operand, respectively; (b) the pre-Closing transfer of the Specified Equity Interest (in PBPL) from PPI to Operand; (c) the pre-Closing transfer of Indian HoldCo Interests from PPI to Endo Luxembourg; and (d) the transfer of the Endo Luxembourg Transferred Equity Interests by the DAC Seller to the Buyers at Closing.

“Release” means any release, spill, emission, discharge, leaking, pouring, dumping or emptying, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, soil, ambient air, surface water, groundwater, surface or subsurface strata and all sewer systems) or into or out of any property.

“Representatives” means, with respect to any Person, the officers, directors, principals, employees, agents, auditors, advisors, bankers and other representatives of such Person.

“Required Consenting Global First Lien Creditors” means, as of any date of determination, the Consenting First Lien Creditors holding more than 50% of the principal amount of Prepetition First Lien Indebtedness, held by all Consenting First Lien Creditors.

“Required Holders” means those creditors holding in excess of fifty percent (50%) of the sum of the aggregate outstanding principal amount of “Secured Debt” (as defined in that certain Collateral Trust Agreement, dated as of April 27, 2017 (as amended, amended and restated, supplemented, or otherwise modified from time to time, the “Collateral Trust Agreement”), among Endo International plc, Endo Luxembourg Finance Company I S.à r.l., Endo LLC, the DAC Seller, Endo Finance LLC, Endo Finco Inc., the other grantors from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent under the Credit Agreement, Wells Fargo Bank, National Association, as indenture trustee, Wilmington Trust, National Association, as collateral trustee (in such capacity, the “First Lien Collateral Trustee”) and the other parties from time to time party thereto), including the face amount of outstanding letters of credit whether or not then available or drawn.

“Restructuring Support Agreement” means that certain Restructuring Support Agreement, dated as of August 16, 2022, filed in the Bankruptcy Cases at [Docket No. 20], as amended and restated on March 24, 2023 [Docket No. 1502], and as further amended and restated on December 28, 2023 [Docket No. 3482] (as may be further amended, modified, or otherwise supplemented from time to time).

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Debt Representative” has the meaning set forth in the Collateral Trust Agreement.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Laws” means, collectively, the Securities Act, the Exchange Act, the Sarbanes- Oxley Act of 2002, as amended, and the Canadian Securities Laws.

“Sellers” means Seller Parent, the DAC Seller, the U.S. Sellers, the Canada Sellers, the Ireland Sellers, the UK Seller, the Luxembourg Sellers, the Cyprus Seller and the Bermuda Sellers.

“Specified Equity Interests” means all Equity Interests (including any compulsorily convertible instruments) in the Specified Subsidiaries, including the Transferred Equity Interests.

“Specified Interests” means: (a) solely with respect to the period prior to Closing, Permitted Encumbrances, Assumed Liabilities, Encumbrances set forth in Section 1.1(f) of the Disclosure Letter, Encumbrances disclosed on the Seller Financial Statements or notes thereto or securing Liabilities reflected in the Seller Financial Statements or notes thereto, Encumbrances incurred in the Ordinary Course of Business since the date of the Balance Sheet that would not reasonably be expected to be material to the Business (taken as a whole) and (b), from and after the Closing, after giving effect to the Confirmation Order, Permitted Encumbrances and Assumed Liabilities.

“Specified Irish Subsidiaries” means (a) Operand; (b) NewCo 1; and (c) NewCo 2, in each case with their registered office at First Floor, Minerva House, Simmonscourt Road, Ballsbridge, Dublin 4, Ireland.

“Specified Subsidiaries” means (i) Endo Luxembourg, (ii) Indian HoldCo, (iii) the Indian Subsidiaries, (iv) the Specified Irish Subsidiaries, and (v) solely if Buyer Parent duly exercises the Canada Holdco Equity Option in accordance with Section 2.8, Canada Holdco.

“Specified Subsidiary Employees” means each individual who, as of the Closing Date, is employed by, or has an outstanding offer of employment to be employed by, the Specified Subsidiaries.

“Sterile Injectables” means the segment of the Endo Companies’ business that includes a product portfolio of approximately thirty-five product families, including branded sterile injectable products and generic injectable products.

“Subsidiary” means, with respect to any Person, any other Person of which at least fifty percent (50%) of the outstanding voting securities or other voting equity interests are owned or controlled by such Person or by one or more of its respective Subsidiaries, and shall include the Specified Subsidiaries.

“Tax Return” means any return, declaration, report, form, election, designation, statement, information statement and other document, including any section, schedule or attachment thereto or amendment thereof, filed or required to be filed with any Governmental Authority with respect to Taxes.

“Taxes” means (a) any and all taxes, including all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, branch profits, profit share, license, lease, service, service use, value added (including GST/HST and QST), withholding, payroll, employment, social security, pension, fringe, fringe benefits, excise, estimated, severance, stamp, occupation, premium, property, windfall profits, wealth, net wealth, net worth, or other taxes or charges, fees, duties, levies, tariffs, imposts, tolls, customs or other assessments, in each case, in the nature of a tax, imposed by any Governmental Authority, together with any interest, penalties, inflationary adjustments, additions to tax, fines or other additional amounts imposed thereon or with respect thereto, (b) any and all liability for the payment of any items described in clause (a) arising from or as a result of being (or having been, or ceasing to be) a member of a fiscal unity, affiliated, consolidated, combined, unitary, or other similar group or being included in any Tax Return related to such group, (c) any and all liability for the payment of any amounts as a result of any successor or transferee liability or otherwise by operation of Law, in respect of any items described in clause (a) or (b) above, (d) any Tax liability in the capacity of an agent or a representative assessee of the Sellers pursuant to the provisions of the Indian Income Tax Act, 1961 and (e) any and all liability for the payment of any items described in clause (a) or (b) above as a result of, or with respect to, any express obligation to indemnify any other Person pursuant to any tax sharing, tax indemnity or tax allocation agreement or similar agreement or arrangement with respect to taxes or other Contract (other than a commercial leasing or financing agreement or other similar agreement, in each case, entered into in the ordinary course of business that are not primarily related to Taxes).

“Taxing Authority” means any national, federal, provincial, territorial, state, municipal, local, or foreign government, any subdivision, agency, commission, or authority thereof, or any quasi-governmental, regulatory or administrative authority, agency or body exercising Tax authority or otherwise responsible for the imposition, collection, or administration of any Tax.

“Taxing Authority (Non-U.S.)” means any Taxing Authority other than a Taxing Authority (U.S.).

“Taxing Authority (U.S.)” means any Taxing Authority located in the United States, each state, territory, possession thereof, and the District of Columbia or any political subdivision of any of the foregoing.

“Transferred Contracts” means all Contracts of each Endo Company (other than the Contracts of the Specified Subsidiaries) that are determined to be “Transferred Contracts” pursuant to Section 2.6.

“Transferred Employee” means each Business Employee who becomes employed by the Buyers or any of their Affiliates or who continues to be employed by the Specified Subsidiaries either (a) as of the Closing Date or (b) at any time in connection with the Plan Transaction, including any Offer and Acceptance Employee who becomes employed by Buyers or any of their Affiliates after the Closing Date (including Specified Subsidiary Employees and Automatic Transfer Employees).

“Transferred Equity Interests” means the (a) Endo Luxembourg Transferred Equity Interests, and (b) solely if the Canada Holdco Equity Option is exercised by Buyer Parent in accordance with Section 2.8, the Canada Holdco Transferred Equity Interests.

“Transferred Intellectual Property” means all Intellectual Property owned by an Endo Company, including the Endo Marks and all Intellectual Property listed on Section 1.1(d) of the Disclosure Letter, but excluding Intellectual Property described in Section 2.2(j).

“Transition Services Agreement” means the transition services agreement, substantially in the form attached hereto as Exhibit 4, to be entered into by the Buyers (or a designee thereof) and the applicable Endo Companies on the terms and conditions to be agreed, acting reasonably and in good faith, by the Buyers and such Endo Companies, to provide that, among other things, the Buyers will provide all reasonably necessary services (including for any post-Closing obligations of the Endo Companies under this Agreement) to the Sellers at no cost through the end of the Wind-Down Period and cooperate with the Sellers as needed throughout the Wind-Down Period to wind down and dissolve the Sellers under applicable Law.

“TUPE” means Council Directive 23/2001/EEC (as amended) and any regulations implementing such Directive in any Member State of the European Union (including the European Communities (Protection of Employees on Transfer of Undertakings) Regulations 2003 of Ireland and/or any applicable Law relating to the transfer of an undertaking whether implemented pursuant to Council Directive 23/2001/EEC (as amended) within the European Union, or otherwise if outside the European Union (including the United Kingdom’s Transfer of Undertakings (Protection of Employment) Regulations 2006).

“U.S. Sellers” means (1) 70 Maple Avenue, LLC; (2) Actient Pharmaceuticals LLC; (3) Actient Therapeutics LLC; (4) Anchen Incorporated; (5) Anchen Pharmaceuticals, Inc.; (6) Astora Women’s Health, LLC; (7) Auxilium Pharmaceuticals, LLC; (8) Auxilium US Holdings, LLC; (9) Auxilium International Holdings, LLC; (10) BioSpecifics Technologies LLC; (11) Branded Operations Holdings, Inc.; (12) DAVA Pharmaceuticals, LLC; (13) DAVA International, LLC; (14) Endo LLC; (15) Endo Aesthetics LLC; (16) Endo Finance LLC; (17) Endo Finance Operations LLC; (18) Endo Finco Inc.; (19) Endo Generics Holdings, Inc.; (20) Endo Global Finance LLC; (21) Endo Health Solutions Inc.; (22) Endo Innovation Valera, LLC; (23) Endo Par Innovation Company, LLC; (24) Endo Pharmaceuticals Inc.; (25) Endo Pharmaceuticals Finance LLC; (26) Endo Pharmaceuticals Valera Inc.; (27) Endo Pharmaceuticals Solutions Inc.; (28) Endo U.S. Inc.; (29) Generics Bidco I, LLC; (30) Generics International (US), Inc.; (31) Generics International (US) 2, Inc.; (32) Innoteq, Inc.; (33) JHP Group Holdings, LLC; (34) JHP Acquisition, LLC; (35) Kali Laboratories, LLC; (36) Kali Laboratories 2, Inc.; (37) Moores Mill Properties L.L.C.; (38) Par, LLC; (39) Par Pharmaceutical, Inc.; (40) Par Pharmaceutical 2, Inc.; (41) Par Pharmaceutical Companies, Inc.; (42) Par Pharmaceutical Holdings, Inc.; (43) Par Sterile Products, LLC; (44) Quartz Specialty Pharmaceuticals, LLC; (45) Slate Pharmaceuticals, LLC; (46) Timm Medical Holdings, LLC; (47) Vintage Pharmaceuticals, LLC and (48) Generics International Ventures Enterprises LLC.

“U.S. Trustee” means the Office of the United States Trustee for the Southern District of New York.

“UCC Resolution Term Sheet” means the UCC Resolution Term Sheet dated as of March 24, 2023, by and among the Ad Hoc First Lien Group and the Official Committee of Unsecured Creditors, which sets forth the material terms for the resolution of certain claims as described therein, and as attached hereto as Exhibit 5.

“UK Regulatory Authorizations” means the marketing authorizations issued to Endo Ventures Limited by the UK Medicines and Healthcare Products Regulatory Agency in respect of: Fluoxetine with reference number PL 43808/0010; Testim/Testoesterone with reference number PL 43808/0018; and Tradorec XL/Tramadol OAD with reference numbers PL 43808/0001, PL 43808/0002 and PL 43808/0003.

“UK Seller” means Par Laboratories Europe Ltd.

“Willful Breach” means a material breach of this Agreement that is a consequence of an act or failure to act with the actual knowledge that the taking of the act or failure to act would result in a material breach of this Agreement.

“Wind-Down Period” means the period commencing at the Closing Date and ending on the date on which the final Debtor ceases to exist under applicable Law in the jurisdiction in which it is incorporated, including but not limited to dissolution and winding-up processes under applicable Law.

Section 1.2 Table of Definitions. The following terms have the meanings set forth in the Sections referenced below:

Definition	Location
Acquired Leased Real Property	2.1(b)(viii)
Acquired Owned Real Property	2.1(b)(vii)
Action	1.1
Affiliate	1.1
Agreement	Preamble
ALG	9.25(a)
Alien Employees	5.4(o)
Alternative Transaction	1.1
Ancillary Agreements	1.1
Antitrust Law	1.1
Apportioned Taxes	6.5
Assumed Liabilities	2.3(a)
Assumed Plan	1.1
Austrian Regulatory Authorizations	1.1

Automatic Transfer Employee	1.1
Balance Sheet	3.5(d)
Bankruptcy Cases	1.1
Bankruptcy Code	1.1
Bankruptcy Court	Recital B
Bermuda Sellers	1.1
Bill of Sale	2.10(b)(iii)
Books and Records	1.1
Branded Pharmaceuticals	1.1
Business	Recital A
Business Day	1.1
Business Employee	1.1
Business Permits	2.1(b)(xi)
Buyer	Preamble
Buyer Fundamental Representations	7.2(a)
Buyer Material Adverse Effect	1.1
Buyer Parent	1.1
Buyer Plans	5.4(l)
Buyer Refunds	6.7
Buyers	Preamble
Canada Buyer	Preamble
Canada Holdco	1.1
Canada Holdco Equity Buyer	2.8(a)
Canada Holdco Equity Option	2.8(a)
Canada Holdco Intercompany Receivable	1.1
Canada Holdco Transferred Equity Interests	1.1
Canada Sellers	1.1
Canada Share Transfer Form	2.10(b)(xxi)
Canadian Court	1.1
Canadian Debtors	1.1
Canadian Intercompany Receivable	1.1
Canadian Labor Laws	1.1
Canadian Plan Recognition Order	1.1
Canadian Recognition Case	1.1
Canadian Retirement Plans	1.1
Canadian Securities Administrators	1.1
Canadian Securities Laws	1.1
Canadian Tax Act	1.1
Cash and Cash Equivalents	1.1
Cash Collateral Order	1.1
Cash Component	2.7
CASL	1.1
Chapter 11 Plan	1.1
Claim	1.1
Closing	2.10(a)
Closing Date	2.10(a)

COBRA	1.1
Code	1.1
Collateral Trust Agreement	1.1
Collective Bargaining Agreement	1.1
Company Reports	3.5(a)
Competition Act	1.1
Competition Act Approval	1.1
Consent	2.6(d)
Consenting First Lien Creditors	1.1
Contract	1.1
control	1.1
controlled by	1.1
Copyrights	1.1
Coronavirus	1.1
COVID-19	1.1
Cure Claims	1.1
Cure Notice	1.1
Current Representation	9.25(a)
Cyprus Seller	1.1
DAC Seller	1.1
date hereof	1.1
date of this Agreement	1.1
Debtors	1.1
Definitive Documents	1.1
Designated Buyer	2.14(a)
Designated Person	9.25(a)
Disclosure Letter	Article III
Disputed Cure Claims	2.6(b)
Distribution Licenses	1.1
Effective Date	2.6(a)
Employee Census	3.10(a)
Employee Plans	1.1
Encumbrance	1.1
Endo Companies	1.1
Endo Luxembourg	1.1
Endo Luxembourg Transferred Equity Interests	1.1
Endo Marks	1.1
Enterprise Buyer	Preamble
Environmental Claim	1.1
Environmental Law	1.1
Environmental Permit	1.1
Equity Incentive Plans	1.1
Equity Interests	1.1
ERISA	1.1
ERISA Affiliate	1.1
ETA	1.1

Exchange Act	1.1
Excluded Assets	2.2
Excluded Contracts	1.1
Excluded Insurance	2.1(b)(xii)
Excluded Liabilities	2.4
Excluded Regulatory Authorizations	1.1
Excluded Taxes	1.1
Executory Contract	2.6(a)
FDA	1.1
FDI Approval	2.10(b)(xxii)
FFDCA	1.1
Final Order	1.1
Finco I	2.1(a)(vi)
Finco II	2.1(a)(vii)
First Lien Collateral Trustee	1.1
Fraud	1.1
GAAP	1.1
GCP	1.1
GDPR	1.1
Generic Pharmaceuticals	1.1
Goodwill	1.1
Governmental Authority	1.1
Government-Sponsored Plans	1.1
GST/HST	1.1
Hazardous Materials	1.1
Health Canada	1.1
Health Care Laws	1.1
HIPAA	1.1
HSR Act	1.1
ICA Approval	1.1
IND	1.1
Indebtedness	1.1
Indemnification Obligations	1.1
Indemnified Person	1.1
Indian Competition Act	1.1
Indian HoldCo	1.1
Indian Holdco Interests	1.1
Indian Subsidiaries	1.1
Information Privacy and Security Laws	1.1
Infringe	1.1
Insider	1.1
Intellectual Property	1.1
Intercompany Liabilities	2.3(a)(xii)
Intercompany Receivables	2.1(b)(xxii)
Interests	1.1
International Pharmaceuticals	1.1

Inventory	1.1
Investment Canada Act	1.1
IP Assignment Agreement	2.10(b)(vi)
Ireland Sellers	1.1
Irish Excluded Regulatory Authorizations	1.1
Irish Regulatory Authorizations	1.1
IRS	1.1
Knowledge	1.1
Law	1.1
Lease	1.1
Leased Real Property	1.1
Liability	1.1
Luxembourg Sellers	1.1
Luxembourg Share Transfer Form	2.10(b)(xx)
Mandatory Non-U.S. Plans	3.9(a)
Material Adverse Effect	1.1, 7.3(a)
Material Contract	3.16(a)
Material Contracts	3.16(a)
Minister	1.1
MIP	5.4(i)
MIP Reserve	5.4(i)
Named Parties	9.22
NDA	1.1
New Holdco 1	1.1
New Holdco 2	1.1
New Holdcos	1.1
NewCo 1	1.1
NewCo 2	1.1
NewCo Sellers	1.1
Non-Indian Equity Holder	1.1
Nonparty Affiliates	9.22
Non-U.S. Sale Transaction Taxes	1.1
Offer and Acceptance Employee	5.4(b)
Offer Employee	1.1
Operand	1.1
Opioid Claim	1.1
Order	1.1
Ordinary Course of Business	1.1
Organizational Documents	1.1
Outside Date	8.1(a)(ii)(A)
Owned Real Property	3.11(a)
Par LLC	1.1
Parties	1.1
Party	1.1
PAT	1.1
PAT ECB Novation Agreements	2.10(b)(xvi)

Patents	1.1
PBPL	1.1
Permits	3.7(b)
Permitted Encumbrance	1.1
Person	1.1
Personal Data	1.1
Petition Date	1.1
Petitions	Recital B
PFPL	1.1
PFPL ECB Novation Agreements	2.10(b)(xv)
Plan Transaction	1.1
Post-Closing Tax Period	6.5
PPI	1.1
Pre-Closing Professional Fee Reserve Amounts	1.1
Pre-Closing Tax Period	6.5
Prepetition First Lien Indebtedness	1.1
Privacy Consents	1.1
Privacy Requirements	3.12(g)
Product Approvals	1.1
Product Marketing Materials	1.1
Product Regulatory Materials	1.1
Products	1.1
Purchase Price	2.7
Purchase Price Allocation	2.11
QST	1.1
QST Legislation	1.1
Qualified Leave Recipient	1.1
Real Property	1.1
Recall	3.14(g)
Regulatory Approvals	1.1
Release	1.1
Relevant Data Protection Information	2.1(b)(xxiii)
Representatives	1.1
Required Consenting Global First Lien Creditors	1.1
Required Holders	1.1
Restructuring Support Agreement	1.1
SEC	1.1
Secured Debt Representative	1.1
Securities Act	1.1
Securities Laws	1.1
Seller Financial Statements	3.5(b)
Seller Fundamental Representations	7.3(a)
Seller Indemnitees	9.2
Seller Parent	Preamble
Seller Plans	5.4(l)
Sellers	1.1

Skadden	9.25(a)
Software	1.1
Specified Equity Interests	1.1
Specified Interests	1.1
Specified Irish Subsidiaries	1.1
Specified Subsidiaries	1.1
Specified Subsidiary Employees	1.1
Sterile Injectables	1.1
Stock Consideration	2.7
Subsidiary	1.1
Tax Return	1.1
Taxes	1.1
Taxing Authority	1.1
Taxing Authority (Non-U.S.)	1.1
Taxing Authority (U.S.)	1.1
TCA	3.13(h)
Trade Secrets	1.1
Trademarks	1.1
Transaction Steps	6.3
Transfer Taxes	6.1
Transferred Assets	2.1(b)
Transferred Cash	2.1(b)(xviii)
Transferred Contracts	1.1
Transferred Employee	1.1
Transferred Equity Interests	1.1
Transferred Intellectual Property	1.1
Transition Services Agreement	1.1
TUPE	1.1
U.S. Sellers	1.1
U.S. Trustee	1.1
UCC Resolution Term Sheet	1.1
UK Regulatory Authorizations	1.1
UK Seller	1.1
under common control with	1.1
Undisputed Cure Claims	2.6(b)
US Buyer	Preamble
Willful Breach	1.1
Wind-Down Period	1.1

ARTICLE II

PURCHASE AND SALE

Section 2.1 Purchase and Sale of Assets.

(a) Upon the terms and subject to the conditions of this Agreement:

(i) Immediately prior to the Closing, the DAC Seller will cause PPI to sell, assign, transfer, convey and deliver to Endo Luxembourg their respective right, title and interest in and to all Indian HoldCo Interests (free and clear of any and all Interests, other than Permitted Encumbrances and Assumed Liabilities);

(ii) Immediately prior to the Closing, the Indian HoldCo will cause PFPL to convert the compulsorily convertible debentures of PFPL transferred by PPI to the Indian HoldCo and to issue and allot equity shares of PFPL to the Indian HoldCo in lieu thereof;

(iii) At the Closing, immediately and automatically following the actions contemplated by Section 2.1(a)(i), the DAC Seller will sell, assign, transfer, convey and deliver to the Enterprise Buyer all right, title and interest in and to all Endo Luxembourg Transferred Equity Interests (free and clear of any and all Interests, other than Permitted Encumbrances and Assumed Liabilities);

(iv) At the Closing, immediately and automatically following the actions contemplated by Section 2.1(a)(i), each of the U.S. Sellers will sell, assign, transfer, convey and deliver to the US Buyer all right, title and interest in and to all Transferred Assets held by such U.S. Sellers, other than to the extent, directly or indirectly, sold, assigned, transferred conveyed and delivered pursuant to Section 2.1(a)(iii) (in each case, free and clear of any and all Interests, other than Permitted Encumbrances and Assumed Liabilities);

(v) At the Closing, immediately and automatically following the actions contemplated by Section 2.1(a)(i), each of the Canada Sellers will sell, assign, transfer, convey and deliver to the Canada Buyer all right, title and interest in and to all Transferred Assets held by such Canada Sellers, other than to the extent, directly or indirectly, sold, assigned, transferred conveyed and delivered pursuant to Section 2.1(a)(iii) (in each case, free and clear of any and all Interests, other than Permitted Encumbrances and Assumed Liabilities);

(vi) Solely if Buyer Parent duly exercises the Canada Holdco Equity Option in accordance with Section 2.8(a), at the Closing, immediately and automatically following the actions contemplated by Section 2.1(a)(v) and in the following sequence: (i) the steps and actions in Section 6.8 shall occur; (ii) Canada Holdco shall sell, assign, transfer, convey and deliver to Endo Luxembourg Finance Company I S.à r.l (“Finco I”) all right, title and interest in and to the Equity Interests in Paladin Labs Inc. and the Canada Holdco Intercompany Receivable (free and clear of any and all Interests) for their fair market value of $1.00; (iii) any Intercompany Receivable owing by Canada Holdco shall be settled and extinguished for no consideration; and (iv) Finco I shall sell, assign, transfer, convey and deliver to the Canada Holdco Equity Buyer all right, title and interest in and to all Canada Holdco Transferred Equity Interests (free and clear of any and all Interests, other than Permitted Encumbrances and Assumed Liabilities); and

(vii) At the Closing, immediately and automatically following the actions contemplated by Section 2.1(a)(i), each of the Ireland Sellers, the UK Seller, the Luxembourg Sellers, the Cyprus Seller and the Bermuda Sellers will sell, assign, transfer, convey and deliver to the Canada Buyer all right, title and interest in and to all Transferred Assets held by such Ireland Sellers, the UK Seller, the Luxembourg Sellers, the Cyprus Seller and the Bermuda Sellers, other than (i) to the extent, directly or indirectly, sold, assigned, transferred conveyed and delivered pursuant to Section 2.1(a)(iii) (in each case, free and clear of any and all Interests, other than Permitted Encumbrances and Assumed Liabilities) and (ii) the Intercompany Receivables of Finco I in respect of (A) loans granted by Finco I to PFPL and (B) loans granted by Endo Luxembourg Finance Company II S.à r.l (“Finco II”) to PFPL and PAT, which were subsequently transferred by Finco II to Finco I) which shall be transferred, assigned and novated to Endo Finance Holdings, Inc.

(b) “Transferred Assets” shall mean all right, title and interest of the Endo Companies in (and the bankruptcy estates of the Endo Companies), to or under the properties and assets of the Endo Companies (in each case, other than the (1) properties and assets of the Specified Subsidiaries and the Personal Data held by the Specified Subsidiaries, which the Parties acknowledge will be received by the Buyers by virtue of the transfer of the Transferred Equity Interests and (2) Excluded Assets) of every kind and description, wherever located, whether real, personal or mixed, tangible or intangible, including, without limitation, all right, title and interest of the Endo Companies in, to or under the following (in each case, other than (1) the right, title and interest in properties and assets of the Specified Subsidiaries, which the Parties acknowledge will be received by the Buyers by virtue of the transfer of the Transferred Equity Interests and (2) Excluded Assets):

(i) the Transferred Intellectual Property;

(ii) to the extent permissible under applicable Law, the Product Marketing Materials; Materials;

(iii) to the extent permissible under applicable Law, the Product Regulatory

(iv) the Transferred Contracts (including, for the avoidance of doubt, that certain Exclusive IP Asset License Agreement, dated December 20, 2018, among Endo Global Ventures, Endo Global Aesthetics Limited, Endo Global Biologics Unlimited Company in respect of which certain rights and obligations of Endo Global Biologics Unlimited Company were transferred to NewCo 2 (the “EGAL/EGBU IP License Agreement”));

(v) the Books and Records;

(vi) Goodwill;

(vii) the Owned Real Property set forth in Section 2.1(b)(vii) of the Disclosure Letter (the “Acquired Owned Real Property”);

(viii) the Leased Real Property set forth in Section 2.1(b)(viii) of the Disclosure Letter (the “Acquired Leased Real Property”), including any leasehold improvements located therein and including any security deposits or other similar deposits delivered in connection therewith;

(ix) all plants, machinery, equipment, furniture, fixtures, fittings, furnishings, tools, parts, spare parts, vehicles and other tangible personal property owned by the Endo Companies, including any tangible assets of Endo Companies located at any Acquired Leased Real Property or Acquired Owned Real Property or any location set forth in Section 2.1(b)(ix) of the Disclosure Letter and any other tangible assets on order to be delivered to any Endo Company;

(x) all Inventory whether or not obsolete or carried on the Endo Companies’ books of account, in each case, with any transferable warranty and service rights related thereto;

(xi) all Permits and Regulatory Approvals held by the Endo Companies, including Environmental Permits (“Business Permits”) but only to the extent such Permits and Regulatory Approvals are transferrable under applicable Law;

(xii) all interests in insurance policies, binders and related agreements other than those insurance policies, binders and related agreements listed in Section 2.1(b)(xii) of the Disclosure Letter (the “Excluded Insurance”);

(xiii) telephone and telephonic facsimile numbers and other directory listings used by the Endo Companies;

(xiv) copies of all Tax records related to the Transferred Assets or the Business and all Tax records of the Endo Companies;

(xv) all of the rights and claims of the Endo Companies and their bankruptcy estates in any claims or causes of action (to the extent capable of being transferred by applicable Law) other than the items set forth in Section 2.2(f) of this Agreement;

(xvi) all restrictive covenant, confidentiality and arbitration agreements with former or current employees and agents of Endo Companies relating to the Business, and all restrictive covenant, confidentiality and arbitration agreements with Business Employees (other than the Specified Subsidiary Employees);

(xvii) any reversionary interest under that certain participation agreement, dated as of July 26, 2021, by and among Isosceles Insurance Ltd. acting in respect of Separate Account EN-01 and Endo Health Solutions Inc. (as may be amended, modified, or otherwise supplemented from time to time);

(xviii) all (i) third-party accounts receivable, notes receivable, take-or-pay amounts receivable, and other receivables, and (ii) deposits (including maintenance deposits, customer deposits, and security deposits for rent, electricity, telephone or otherwise) or prepaid or deferred charges and expenses, including all lease and rental payments that have been prepaid by any Endo Company (collectively, the “Transferred Cash”);

(xix) all credits, prepaid expenses, security deposits, other deposits, refunds, prepaid assets or charges, rebates, setoffs, and loss carryforwards of the Endo Companies to the extent related to any Transferred Asset or any Assumed Liability;

(xx) all Tax refunds, rebates, credits or similar benefits of the Endo Companies (including, for the avoidance of doubt, all Tax refunds, rebates, credits or similar benefits in respect of Non-U.S. Sale Transaction Taxes) to the extent such Tax refunds, rebates, credits, or similar benefits may be transferred under applicable Law; provided, that Tax refunds, rebates, credits or similar benefits of the Endo Companies that relate to any Excluded Asset for a taxable period (or portion thereof) beginning after the Closing Date shall not be “Transferred Assets”;

(xxi) all Assumed Plans, together with any funding arrangements relating thereto (including but not limited to all assets, trusts, insurance policies or insurance contracts and administration service contracts related thereto) and all rights and obligations thereunder;

(xxii) intercompany receivables of and intercompany loans owed to the Debtors (the “Intercompany Receivables”) other than any Canadian Intercompany Receivable; and

(xxiii) all Personal Data held by the Endo Companies and all Privacy Consents (the “Relevant Data Protection Information”).

(c) At any time at least five (5) Business Days prior to the Closing, the Buyers may, in their sole discretion by written notice to the Seller Parent, designate any of the Transferred Assets (other than any (i) Contract, which are addressed in Section 2.6; or (ii) the Intercompany Receivables in respect of (A) loans granted by Finco I to PFPL and (B) loans granted by Finco II to PFPL and PAT, which were subsequently transferred by Finco II to Finco I) as additional Excluded Assets, which notice shall set forth in reasonable detail the Transferred Assets so designated; provided, that there will be no modification to the Purchase Price if the Buyers elect to designate any Transferred Asset as an Excluded Asset (it being understood that, for the avoidance of doubt, with respect to any Transferred Asset designated as an Excluded Asset pursuant to this Section 2.1(c), any Intellectual Property owned or controlled by the Endo Companies and solely related to such Transferred Asset shall be automatically designated as an Excluded Asset); provided, further, that in no event may the following items be designated as Excluded Assets without the consent of the Sellers (which consent shall not be unreasonably withheld, conditioned or delayed): (A) the items in Sections 2.1(b)(xv), 2.1(b)(xvii) or Section 2.1(b)(xxi), (B) any items (other than Contracts) that are solely related to any one of the Branded Pharmaceuticals, Sterile Injectables, Generic Pharmaceuticals or International Pharmaceuticals business segments if the designation of such items as an Excluded Asset would reasonably be expected to materially impair the value of the Excluded Asset to the Sellers because it has been separated from such Business segment and (C) any insurance policy in effect as of the date hereof in respect of the liability of directors and officers of Seller Parent in their capacity as directors and officers of Seller Parent. Notwithstanding any other provision hereof, the Liabilities of the Endo Companies under or related to any Transferred Asset that is later designated as an additional Excluded Asset under this paragraph will constitute Excluded Liabilities.

Further, any Intercompany Receivables and any assets of any non-U.S. Debtor (other than the Intercompany Receivables in respect of (a) loans granted by Finco I to PFPL; and (b) loans granted by Finco II to PFPL and PAT, which were subsequently transferred by Finco II to Finco I) that the Endo Companies and the Buyers mutually agree are not required to be transferred to the Buyers may be considered Excluded Assets so long as such designation is made at least five (5) days prior to Closing and provided, that, for Intercompany Receivables, the corresponding Intercompany Liabilities (as defined below) is also designated as an Excluded Liability.

Section 2.2 Excluded Assets. Notwithstanding anything contained in Section 2.1 to the contrary, the Endo Companies are not selling, and the Buyers are not purchasing, any assets other than the Transferred Assets, and without limiting the generality of the foregoing, the term “Transferred Assets” shall expressly exclude the following assets of the Endo Companies, all of which shall be retained by the Endo Companies (collectively, the “Excluded Assets”):

(a) the Endo Companies’ documents prepared in connection with this Agreement or the transactions contemplated hereby or relating to the Bankruptcy Cases or the Canadian Recognition Case, and any books and records that any Endo Company is required by Law to retain; provided, however, that upon request of Buyers prior to or subsequent to the Closing, the Endo Companies will provide Buyers with copies or other appropriate access to the information in such documentation to the extent reasonably related to Buyers’ operation and administration of the Business;

(b) except as set forth in Section 2.1(b)(xv), all rights, claims and causes of action to the extent relating to any Excluded Asset or any Excluded Liability;

(c) shares of capital stock or other equity interests of any Endo Company or securities convertible into or exchangeable or exercisable for shares of capital stock or other equity interests of any Endo Company (other than the Specified Equity Interests);

(d) all rights of the Endo Companies under this Agreement and the Ancillary Agreements;

(e) all Excluded Contracts;

(f) all of the rights and claims of the Endo Companies and their bankruptcy estates in any claims or causes of action that are (i) included in the GUC Trust Litigation Consideration; or (ii) Released Claims (each as defined in the Chapter 11 Plan);

(g) the Excluded Regulatory Authorizations;

(h) the Canadian Intercompany Receivables;

(i) those assets listed in Section 2.2(i) of the Disclosure Letter;

(j) all Cash and Cash Equivalents; and

(k) all Intellectual Property, Personal Data and Privacy Consents exclusively used or held for use in connection with the foregoing clauses (a) through (j).

Section 2.3 Assumed Liabilities.

(a) In connection with the purchase and sale of the Transferred Assets pursuant to this Agreement, at the Closing, the Buyers shall assume, pay, discharge, perform or otherwise satisfy only the following Liabilities (excluding in each case, for the avoidance of doubt, any Excluded Liabilities) (the “Assumed Liabilities”):

(i) all Liabilities for Non-U.S. Sale Transaction Taxes;

(ii) all Liabilities of the Endo Companies under the Transferred Contracts (including, for the avoidance of doubt, all Liabilities arising under the EGAL/EGBU IP License Agreement) and the transferred Business Permits, in each case arising, to be performed or that become due on or after, or in respect of periods following, the Closing Date, including any Cure Claims to the extent not paid at the Closing, regardless of when such Cure Claims are due and payable;

(iii) all Liabilities arising under any collective bargaining laws, agreements or arrangements in relation to Transferred Employees;

(iv) (A) all Liabilities with respect to any Assumed Plan and any Liabilities with respect to Business Employees as a successor employer that arise under any Government- Sponsored Plans (other than the obligation to sponsor such Government-Sponsored Plans or Liabilities under Government-Sponsored Plans which relate to assessments for, or workers’ compensation claims for injuries occurring in, the period prior to the Closing and which Buyers or their Affiliates are not required to assume by operation of Law), together with any Liabilities with respect to any funding arrangements relating thereto (including but not limited to all trusts, insurance policies or insurance contracts, and administration service contracts related thereto), (B) the Buyers’ obligation to provide COBRA continuation coverage as described in Section 5.4(k), (C) all Liabilities with respect to Transferred Employees, excluding workers’ compensation claims for injuries occurring prior to the Closing and Liabilities that are Disputed (as such term is defined in the Chapter 11 Plan), provided, that this clause (C) shall not include any Liability arising from any equity-based awards granted under the Equity Incentive Plans other than any long-term cash awards granted under the Amended and Restated 2015 Stock Incentive Plan or any other written long-term cash-based incentive awards of the Endo Companies that are either outstanding as of the date hereof or are entered into, established or adopted as permitted by Section 5.1(b)(ix), (D) all Liabilities relating to employees hired by the Buyers who are not Business Employees, and (E) all Liabilities assumed by the Buyers pursuant to Section 5.4;

(v) all Liabilities arising out of or in connection with the failure by the Buyers or any one of their Affiliates to comply with its or their obligations under any applicable Canadian Labor Laws (including to transfer to the Buyers or one of their Affiliates and to continue the employment of any employees whose employment is required to be transferred under applicable Canadian Labor Laws as of and from the Closing Date);

(vi) all Liabilities arising from or in connection with the employment or termination of employment of (A) any Automatic Transfer Employee who objects to the transfer of their employment to the Buyers or any of their Affiliates, (B) any Offer Employee who refuses an offer of employment from the Buyers or one of their Affiliates and (C) any Transferred Employee to the extent arising on or after the Closing Date;

(vii) all Liabilities (including, without limitation, under the applicable NDAs and INDs relating to the Products) arising out of, relating to or incurred in connection with the conduct or ownership of the Business or the Transferred Assets from and after the Closing Date;

(viii) all (a) accrued trade and non-trade payables, (b) open purchase orders (except a purchase order entered into in connection with, or otherwise governed by, any Excluded Contract), (c) Liabilities arising under drafts or checks outstanding at Closing, (d) accrued royalties, and (e) all Liabilities arising from rebates, returns, recalls, chargebacks, coupons, discounts, failure to supply claims and similar obligations, in each case, to the extent (and solely to the extent) (x) incurred in the Ordinary Course of Business and otherwise in compliance with the terms and conditions of this Agreement (including Section 6.1) and (y) not arising under or otherwise relating to any Excluded Asset; provided, that, for the avoidance of doubt, such liabilities in this Section 2.3(a)(viii) shall not include pre-petition Liabilities related to an Excluded Contract, or unrelated to an Assumed Plan or an ongoing business relationship;

(ix) (A) all Indemnification Obligations owed to any Indemnified Persons in accordance with Section 5.19(b)(i) of the Chapter 11 Plan; provided, that, with respect to Indemnification Obligations related to the GUC Trust Litigation Consideration (as defined in the Chapter 11 Plan), the Buyers shall only assume Indemnification Obligations (i) owed to any Indemnified Person and (ii) solely to the extent of any defense costs (and not to satisfy any judgment or settlement); provided, further, that, all Indemnification Obligations shall be excess over and will not contribute with all valid and collectible insurance, whenever purchased, whether such insurance is stated to be primary, contributing, excess, contingent or otherwise; and (B) to pay, defend, discharge, indemnify, and hold harmless any directors (including any Persons in analogous roles under applicable Law), managers, officers, employees, or agents of the Endo Companies from and against any and all Liability to the extent arising out of, resulting from, or attributable to any non-action or action such parties or entities take, cause to be taken, or cause to be done in relation to any Consent, Permit, or Regulatory Approvals, including, but not limited to, making or amending any filings, submissions, notices, communications or otherwise appearing before any Governmental Authority as required for any such Consent, Permit, or Regulatory Approval in accordance with Section 9.2 of this Agreement and 5.19(b)(ii) of the Chapter 11 Plan;

(x) any and all liabilities of any Seller resulting from the failure to comply with any applicable “bulk sales,” “bulk transfer” or similar law;

(xi) any and all Liabilities related to the funding of an orderly wind down process during the Wind-Down Period; including, without limitation, any Liabilities for Administrative Expense Claims, Priority Non-Tax Claims, or Priority Tax Claims (each as defined in the Chapter 11 Plan); and

(xii) Subject to Section 4.24 of the Chapter 11 Plan, intercompany liabilities owed to the Debtors (the “Intercompany Liabilities”) listed in Section 2.3(a)(xii) of the Disclosure Letter, the assumption of which is beneficial to the Buyers.

(b) Notwithstanding anything in this Agreement to the contrary, the Buyers shall indemnify, hold harmless, and keep indemnified the Sellers against any payments, distributions, fees, expenses and/or other Liabilities, in each case required to be paid by the Sellers under the Chapter 11 Plan.

(c) Notwithstanding anything in this Agreement to the contrary and subject to Section 4.25 of the Chapter 11 Plan, the Buyers may, until five (5) Business Days prior to the Closing Date, designate, in their sole discretion, any Intercompany Liabilities as Excluded Liabilities, provided that the corresponding Intercompany Receivable is also designated as an Excluded Asset. For avoidance of doubt, the Intercompany Receivables in respect of the loans granted by Finco I to PFPL; and (b) loans granted by Finco II to PFPL and PAT, which were subsequently transferred by Finco II to Finco I, shall not be considered as Excluded Assets.

(d) Notwithstanding anything in this Agreement to the contrary, the Endo Companies hereby acknowledge and agree that the Buyers are not assuming, nor are in any way responsible for, the Excluded Liabilities. The transactions contemplated by this Agreement shall in no way expand the rights or remedies of any third party against the Buyers or the Endo Companies as compared to the rights and remedies that such third party would have had against the Endo Companies or the Buyers absent the Bankruptcy Cases or the Buyers’ assumption of the applicable Assumed Liabilities. Other than the Assumed Liabilities, the Buyers are not assuming and shall not be liable for any Liabilities of the Endo Companies.

Section 2.4 Excluded Liabilities. Notwithstanding any other provision of this Agreement to the contrary, the Buyers are not assuming any Liability that is not an Assumed Liability (the “Excluded Liabilities”), and without limiting the generality of the foregoing, the term “Assumed Liabilities” shall expressly exclude the following Liabilities of the Sellers, all of which shall be retained by the Sellers:

(a) those liabilities listed in Section 2.4(a) of the Disclosure Letter;

(b) any and all Liabilities for Excluded Taxes;

(c) any and all Liabilities of the Sellers under any Excluded Contract whether accruing prior to, at, or after the Closing Date;

(d) any and all Liabilities (i) retained by the Sellers pursuant to Section 5.4 or the Chapter 11 Plan or (ii) arising in respect of or relating to any Business Employee to the extent arising prior to Closing except any Liabilities assumed by Buyers pursuant to Section 2.3 and Section 5.4;

(e) any and all Liabilities, arising or accrued at any time, in any way attributable to the employment or service of former employees, directors or consultants of the Endo Companies or any current or former Subsidiary of the Endo Companies who do not become Transferred Employees, except for (i) any Liabilities relating to the Assumed Plans, and (ii) the Buyers’ obligation to provide COBRA continuation coverage as described in Section 5.4(k);

(f) any Indebtedness of the Sellers (but not of the Specified Subsidiaries); provided, that (i) any Liabilities of the type described in Section 2.3(a)(v) and Section 2.3(a)(vi) shall be assumed by the Buyers and (ii) any Indebtedness of the Sellers set forth in Section 2.4(f) of the Disclosure Letter shall be assumed by the Buyers;

(g) any Liability to distribute to any Endo Company’s shareholders or otherwise apply all or any part of the consideration received hereunder;

(h) any and all Liabilities arising under any Environmental Law or any other Liability in connection with any environmental, health, or safety matters arising from or related to (i) the ownership or operation of the Transferred Assets before the Closing Date, (ii) any action or inaction of the Endo Companies or of any third party relating to the Transferred Assets before the Closing Date, (iii) any formerly owned, leased or operated properties of the Endo Companies, or (iv) any condition first occurring or arising before the Closing Date with respect to the Transferred Assets, including without limitation the presence or release of Hazardous Materials on, at, in, under, to or from any Real Property;

(i) any and all Liabilities for: (i) all costs and expenses of the Sellers incurred in connection with the negotiation, execution and consummation of the transactions contemplated under this Agreement and the Ancillary Agreements or any Alternative Transaction; and (ii) third party claims against the Sellers, pending or threatened, including any warranty or product claims and any third party claims, pending or threatened, actual or potential, or known or unknown, relating to the businesses conducted by the Sellers prior to Closing; provided, that any and all Liabilities related to Administrative Expense Claims, Priority Non-Tax Claims, or Priority Tax Claims shall be Assumed Liabilities in accordance with Section 2.3(a)(xi) of this Agreement;

(j) any Liability of the Sellers under this Agreement or the Ancillary Agreements;

(k) any Liability to the extent relating to an Excluded Asset; and

(l) any and all Liabilities or obligations arising out of or relating to any of the Endo Companies having been in violation of any applicable Canadian Laws (including any Canadian consumer protection Laws or Canadian Information Privacy and Security Laws) at any time prior to Closing, except to the extent such Liabilities or obligations are Administrative Expense Claims, Priority Non-Tax Claims, or Priority Tax Claims.

Section 2.5 Consents to Certain Assignments.

(a) Notwithstanding anything in this Agreement or any Ancillary Agreement to the contrary, this Agreement and the Ancillary Agreements shall not constitute an agreement to transfer or assign any asset, permit, claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party, would constitute a breach or other contravention under any agreement or Law to which any Seller is a party or by which it is bound, or in any way adversely affect the rights of the Sellers or, upon transfer, the Buyers under such asset, permit, claim or right, unless the applicable provisions of the Bankruptcy Code permits and/or the Confirmation Order authorizes the assumption and assignment of such asset, permit, claim, or right irrespective of the consent or lack thereof of a third party. If, with respect to any Transferred Asset, such consent is not obtained or such assignment is not attainable pursuant to the Bankruptcy Code or the Confirmation Order, then such Transferred Asset shall not be transferred hereunder, and, without prejudice to any of the conditions to the obligations of the Buyers as set forth in Section 7.3 hereof, the Closing shall proceed with respect to the remaining Transferred Assets; provided that nothing in this Agreement or any Ancillary Agreement shall require any Seller, the Buyers or any of their respective Affiliates to make any payment (other than as required in the applicable contract or permit or in the Chapter 11 Plan) or initiate any Action (other than Actions for relief from the Bankruptcy Court) to transfer any Transferred Asset as contemplated by this Agreement or any Ancillary Agreement.

(b) If (i) notwithstanding the applicable provisions of Sections 363 and 365 of the Bankruptcy Code and the Confirmation Order and the commercially reasonable efforts of the Sellers and the Buyers, any consent is not obtained prior to Closing and as a result thereof the Buyers shall be prevented by a third party from receiving the rights and benefits with respect to a Transferred Asset intended to be transferred hereunder, (ii) any attempted assignment of a Transferred Asset would adversely affect the rights of the Sellers thereunder so that the Buyers would not in fact receive all the rights and benefits contemplated or (iii) any Transferred Asset is not otherwise capable of sale and/or assignment (after giving effect to the Confirmation Order and the Bankruptcy Code), then, in each case, during the Wind-Down Period, the Sellers shall, subject to any approval of the Bankruptcy Court that may be required, at the written request of the Buyers, cooperate with the Buyers in any lawful and commercially reasonable arrangement under which the Buyers would, to the extent practicable, obtain the economic claims, rights and benefits under such asset and assume the economic burdens and obligations with respect thereto in accordance with this Agreement, including by subcontracting, sublicensing or subleasing to the applicable Buyer. Without limiting the foregoing, during the Wind-Down Period, the Sellers shall promptly pay to the Buyers when received all monies received by the applicable Sellers under such Transferred Asset or any claim or right or any benefit arising thereunder and the Buyers shall indemnify, defend, hold harmless and promptly pay the Sellers for all Liabilities of the Sellers associated with such arrangement in accordance with the terms and conditions of such arrangements.

Section 2.6 Contract Designation.

(a) Except as otherwise provided in the Chapter 11 Plan or other agreement or document entered into in connection with the Chapter 11 Plan, as of and subject to the occurrence of the effective date of the Chapter 11 Plan (the “Effective Date”), all Contracts (including, for the avoidance of doubt, any insurance policies and binders that are Transferred Assets and any settlement agreements and leases with respect to real property) related to the Transferred Assets and/or the Business or otherwise used, or held for use, in connection with the Transferred Assets, Assumed Liabilities and/or the Business, in each case excluding any Contracts in relation to the business, assets and properties of the Specified Subsidiaries (each, an “Executory Contract”) shall be deemed Transferred Contracts unless such contract or lease (i) was previously rejected by the Debtors pursuant to a Final Order of the Bankruptcy Court; or (ii) is identified for rejection on the Rejection Schedule (as defined in the Chapter 11 Plan).

(b) The Endo Companies previously served the Cure Notice to all counterparties to any Executory Contracts which described the monetary amounts that must be paid and nonmonetary obligations that otherwise must be satisfied, including pursuant to Section 365(b)(1)(A) and (B) of the Bankruptcy Code, in order for the Endo Companies to assume or assume and assign, as applicable, the Transferred Contracts to the Buyers or the Specified Subsidiaries (as applicable) pursuant to this Agreement (“Undisputed Cure Claims”). To the extent a counterparty to an Executory Contract objects or otherwise challenges the Undisputed Cure Claims determined by the Endo Companies and asserts that a different monetary amount must be paid and/or nonmonetary obligations otherwise must be satisfied, including pursuant to Section 365(b)(1)(A) and (B) of the Bankruptcy Code, in order for the Endo Companies to assume or assume and assign, as applicable, such Executory Contract to the applicable Buyer or the Specified Subsidiaries (as applicable) pursuant to this Agreement, the difference between the Undisputed Cure Claims determined by the Endo Companies and such amounts and/or nonmonetary obligations determined by such counterparty shall be referred to as the “Disputed Cure Claims.” The procedures governing Disputed Cure Claims are set forth in Section 7.3 of the Chapter 11 Plan.

(c) No later than five (5) Business Days prior to the Effective Date, the Buyers may, in their sole discretion, designate in writing any Executory Contract as a Transferred Contract to be assumed or assumed and assigned, as applicable, to the Buyers pursuant to this Agreement or designate in writing any previously designated Transferred Contract as an Excluded Contract; provided, that, with respect to any newly designated Transferred Contracts, the Endo Companies shall promptly (x) file and serve notice on the applicable counterparties setting forth the Endo Companies’ intention to assume or assume and assign, as applicable, such Executory Contracts to the applicable Buyer or Buyers or the Specified Subsidiaries (as applicable) (which notice shall include the applicable proposed Cure Claims) and (y) file or otherwise make any necessary motions before the Bankruptcy Court seeking approval of such assumption and assignment. Upon request of the Buyers, the Endo Companies will use commercially reasonable efforts to provide the Buyers with (i) copies of each Contract and (ii) information as to the Liabilities under each Contract sufficient for the Buyer to make a reasonably informed assessment whether to designate any Contract as an Excluded Asset. For clarity, subject to Section 2.6(b), any Executory Contract not designated by the Buyers as a Transferred Contract pursuant to this Section 2.6(c) shall be automatically designated as an Excluded Contract. Subject to the occurrence of the Effective Date and consummation of the Closing, the Sellers shall pay the Cure Claims (including the Undisputed Cure Claims) and cure any and all other undisputed defaults and breaches under the Transferred Contracts so that such Transferred Contracts may be assumed or assumed and assigned, as applicable, by the applicable Endo Company and assigned to the applicable Buyer or Buyers or the Specified Subsidiaries (as applicable) in accordance with the provisions of Section 365 of the Bankruptcy Code and this Agreement; provided that, (A) the Buyers shall pay any Disputed Cure Claim associated with the assumption of a Transferred Contract that is an Executory Contract pursuant to an Order of the Bankruptcy Court or mutual agreement between the Endo Companies, the Buyers and the counterparty to the applicable Transferred Contract which has not been resolved as of the Closing, and (B) such payment shall, in the case of any Cure Claim, be made as soon as reasonably practicable following the Closing and, in the case of any Disputed Cure Claim, pursuant to an Order of the Bankruptcy Court provided, that the parties do not reach a negotiated settlement regarding such Disputed Cure Claim. To the extent any Transferred Contract is subject to a Cure Claim, the Sellers shall pay such Cure Claim directly to the applicable counterparty. Notwithstanding anything in this Agreement to the contrary, the Buyers shall only assume, and shall only be responsible for, Contracts designated by them as Transferred Contracts.

(d) Notwithstanding the foregoing, an Executory Contract shall not be a Transferred Contract hereunder and shall not be assigned to, or assumed by the Sellers and assigned to the applicable Buyer or the Specified Subsidiaries (as applicable) to the extent that such Executory Contract (i) expires by its terms (and is not extended) on or prior to such time as it is to be assumed by the Sellers and assigned to the applicable Buyer or the Specified Subsidiaries (as applicable) as a Transferred Contract hereunder or (ii) requires any (x) approval, consent, ratification, permission, waiver or authorization, or an Order of the Bankruptcy Court that deems or renders the foregoing unnecessary (each of the foregoing, a “Consent”) or (y) Permit (other than, and in addition to, that of the Bankruptcy Court), in the case of each of (x) and (y), in order to permit the sale or transfer to the applicable Buyer of the applicable Seller’s rights under such Executory Contract in accordance with applicable Law, and such Consent or Permit has not been obtained. In the event that any Executory Contract that would otherwise have been assigned to the Buyers is deemed not to be assigned pursuant to clause (ii) of the first sentence of this Section 2.6(d), the Closing shall, subject to the satisfaction of the conditions set forth in Article VII, nonetheless take place subject to the terms and conditions set forth herein, and, thereafter, through the earliest of (w) such time as such Consent or Permit is obtained, (x) the expiration of the term of such Executory Contract in accordance with its current terms, (y) the execution of a replacement Executory Contract by the Buyers, and (z) the end of the Wind-Down Period, the Sellers and the Buyers shall (A) use commercially reasonable efforts to secure such Consent or Permit as promptly as practicable after the Closing and (B) cooperate in good faith in any lawful and commercially reasonable arrangement proposed by the Buyers, including subcontracting, licensing, or sublicensing to the Buyers any or all of any Seller’s rights and obligations with respect to any such Executory Contract, under which (1) the Buyers shall receive the claims, rights, remedies and benefits under, or arising pursuant to, the terms of such Executory Contract with respect to which the Consent and/or Permit has not been obtained and (2) subject to receiving any such claims, rights, remedies and benefits, the Buyers shall thereafter assume and bear all Assumed Liabilities with respect to such Executory Contract from and after the Closing (as if such Executory Contract had been transferred to the Buyers as of the Closing) in accordance with this Agreement (including by means of any subcontracting, sublicensing or subleasing arrangement). Upon satisfying any requisite Consent or Permit requirement applicable to such Executory Contract after the Closing, such Executory Contract shall promptly be transferred and assigned to the applicable Buyer in accordance with the terms of this Agreement, and the Bankruptcy Code, and otherwise without any further additional consideration. Without limitation of the foregoing, prior to the Closing, the Endo Companies shall cooperate with the Buyers in connection with obtaining any Consent, Permit, Regulatory Approval, including by providing the Buyers with reasonable access to and facilitating discussions with the applicable counterparties (provided that the Buyers shall provide Sellers a reasonable opportunity to consult with the Buyers, and, if reasonably practicable, an opportunity to be present (but not participate) at any meeting) in respect of such Consents, Permit or Regulatory Approval and shall use commercially reasonable efforts to assist the Buyers with obtaining such Consents, Permits or Regulatory Approvals as promptly as practicable after the date hereof and prior to the Closing.

(e) Notwithstanding anything to the contrary set forth herein, with respect to any Consent, Permit or Regulatory Approval reasonably required for the Buyers to operate the Business in the Ordinary Course of Business, the Endo Companies shall use commercially reasonable efforts to obtain, sell, assign, transfer, convey or make or cause to be obtained, sold, assigned, transferred, conveyed or made, by or for the benefit of the Buyers, any such Consent, Permit and/or Regulatory Approval or filing or application therefore, as required pursuant to Law, as reasonably required for the Buyers to continue the Business after the Closing in the Ordinary Course of Business, and the Buyers shall provide reasonable cooperation to the Endo Companies in connection therewith as reasonably requested by Sellers, in each case to the extent obtaining or making any such Consent, Permit or Regulatory Approval or filing or application therefor is allowed to occur prior to the Closing pursuant to applicable Law. If any such Consent, Permit or Regulatory Approval is not obtained prior to the Closing, then, until the earlier of such time as (i) such Consent, Permit or Regulatory Approval is obtained by the Endo Companies and transferred (or permitted to be transferred) to the Buyers or (ii) the Buyers separately obtain any such Consent, Permit or Regulatory Approval (sufficient to conduct the business of the Endo Companies in the Ordinary Course of Business), the Sellers shall continue to use commercially reasonable efforts to obtain, or cause to be obtained, and transfer to the Buyers such Consent, Permit or Regulatory Approval, and the Buyers shall provide reasonable cooperation to Sellers, subject to any approval of the Bankruptcy Court that may be required. Upon obtaining the relevant Consent, Permit or Regulatory Approval, each Seller, as applicable, shall, promptly sell, convey, assign, transfer and deliver to the Buyers such Consent, Permit or Regulatory Approval for no additional consideration. All reasonable and documented out-of-pocket costs and expenses payable prior to Closing in connection with transferring any Consents, Permits or Regulatory Approvals as contemplated by this Agreement shall be borne by the Buyers. Notwithstanding anything contained herein, it is acknowledged and agreed that any obligations hereunder of the Endo Companies in respect of the Consents, Permits or Regulatory Approvals procured or required for the Business of the Indian Subsidiaries and the Indian HoldCo shall be: (A) limited to providing to the Buyers information, documents and such other cooperation as may be reasonably requested by the Buyers; and (B) only in respect of Consents, Permits or Regulatory Approvals, which pursuant to Law, require any action to, approval of, or notification to, the relevant Governmental Authority in relation to acquisition of the Transferred Equity Interests by the Buyers.

Section 2.7 Consideration. Without duplication, the aggregate consideration for the sale, assignment, transfer, conveyance and delivery of the Transferred Equity Interests and the Transferred Assets to the Buyers at the Closing shall consist of (collectively, the “Purchase Price”) (a) one hundred percent (100%) of the common stock of Buyer Parent, subject to the Rights Offerings and any issuances of common stock under a management incentive plan (the “Stock Consideration”), (b) the First Lien Subscription Rights (as defined in the Chapter 11 Plan), (c) the GUC Subscription Rights (as defined in the Chapter 11 Plan), (d) the New Takeback Debt (as defined in the Chapter 11 Plan), if any, (e) cash in an amount sufficient to (i) fund all payments required by the Sellers pursuant to the Chapter 11 Plan and (ii) indemnify the Sellers for the Non- U.S. Sale Transaction Taxes (the “Cash Component”), and (f) the assumption at the Closing of the Assumed Liabilities. For the avoidance of doubt, (x) any cash amounts required to be paid by the Buyers may be funded and paid from the Cash and Cash Equivalents at Closing or, to the extent an amount is not due and payable at Closing, after Closing, and (y) the Stock Consideration, the First Lien Subscription Rights, the GUC Subscription Rights and the New Takeback Debt shall be distributed as provided in the Chapter 11 Plan.

Section 2.8 Canada Holdco Equity Option.

(a) Buyer Parent shall have the option, by providing written notice to the Sellers no later than five (5) Business Days before the Closing, to have an entity designated by Buyer Parent (the “Canada Holdco Equity Buyer”) acquire the Equity Interests of Canada Holdco at the Closing (the “Canada Holdco Equity Option”) in lieu of the Canada Buyer acquiring the Transferred Assets and assuming the Assumed Liabilities of Canada Holdco at the Closing.

(b) For greater certainty, if Buyer Parent has duly exercised the Canada Holdco Equity Option in accordance with Section 2.8(a), (i) Canada Holdco shall not be a Canada Seller for purposes of this Agreement, (ii) the Transferred Equity Interests shall include the Canada Holdco Transferred Equity Interests, (iii) the Specified Subsidiaries shall include Canada Holdco, (iv) Canada HoldCo shall not amalgamate with Paladin Labs Inc., and (v) the Parties agree to make such amendments or modifications to this Agreement and to execute and deliver such agreements, documents or other instruments as may be necessary to give effect to the sale, assignment, conveyance and delivery of the Canada Holdco Transferred Equity Interests to the Canada Holdco Equity Buyer in a tax-efficient manner.

Section 2.9 Professional Fee Escrow Accounts. Subject to Section 2.2(b) of the Chapter 11 Plan, no later than ten (10) Business Days before the Closing, the Debtors shall deposit the Pre- Closing Professional Fee Reserve Amounts, the estimates for which shall be provided by the Professionals (as defined in the Chapter 11 Plan) to the Debtors at least seven (7) days prior to the date of such deposit by the Debtors, which shall be funded from Cash and Cash Equivalents, in a segregated professional fee escrow account for all of the Professionals (as defined in the Chapter 11 Plan) that the Debtors’ estates are obligated to pay, including, without limitation, all of the professionals retained under Sections 326 through 331 of the Bankruptcy Code and ordinary course professionals.

Section 2.10 Closing.

(a) The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP; One Manhattan West; New York, New York 10001, or by the electronic exchange of documents, unless another place is agreed to in writing by the Sellers and Buyers, on the date that is the third (3rd) Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of all conditions to the obligations of the Parties set forth in Article VII (other than such conditions as may, by their terms, only be satisfied at the Closing but subject to the satisfaction or waiver thereof at the Closing), or at such other place or at such other time or on such other date as the Sellers and the Buyers mutually may agree in writing. The day on which the Closing takes place is referred to as the “Closing Date”. Notwithstanding that the Closing shall take place at 10:00 a.m. New York time on the Closing Date, for purposes of this Agreement, the Closing shall be deemed to occur and be effective as of 12:01 a.m., New York time on the Closing Date.

(b) At or prior to the Closing, the Endo Companies shall deliver or cause to be delivered to the Buyers:

(i) board resolutions of the Specified Irish Subsidiaries, in which the directors of each Specified Irish Subsidiary shall appoint such persons as the Buyers may nominate as directors, company secretary and auditor of the Specified Irish Subsidiaries;

(ii) (a) if requested by the Buyers, letters of resignation in a form acceptable to the Buyers from the directors and company secretary of each of the Specified Irish Subsidiaries, and (b) the common seal and all registers, minute books, and other statutory books of each of the Specified Irish Subsidiaries that are required to be kept pursuant to the Companies Act 2014 of Ireland;

(iii) one or more bills of sale substantially in the form of Exhibit 2 (the “Bill of Sale”), duly executed by the applicable Sellers;

(iv) assignment and assumption agreements executed by applicable Endo Company and landlord (if required) for the Acquired Leased Real Property in an agreed form;

(v) confirmatory deed of release in respect of any Encumbrance granted by any Endo Company in respect of the Transferred Assets in an agreed form duly executed together with such duly executed forms and filings that are required in order to register such release in the applicable jurisdiction;

(vi) one or more intellectual property assignment agreements substantially in the form of Exhibit 3 (the “IP Assignment Agreement”), duly executed by the applicable Sellers;

(vii) for each U.S. Seller, a valid IRS Form W-9 executed by such U.S. Seller (or, if such U.S. Seller is a disregarded entity for U.S. federal income tax purposes, by such U.S. Seller’s regarded owner);

(viii) with respect to any Seller transferring a “United States Real Property Interest” as defined in Section 897(c) of the Code other than a U.S. Seller, such Seller shall deliver a duly executed and acknowledged certification, in form and substance acceptable to the Buyers and in compliance with the Code and the Treasury Regulations thereunder, certifying such facts as to establish that the sale of the United States Real Property Interest is exempt from withholding under Section 1445 of the Code;

(ix) a duly executed certificate of an executive officer of Seller Parent certifying the fulfillment of the conditions set forth in Sections 7.3(a) and (d);

(x) duly executed quit claim deeds for the Acquired Owned Real Property in a form approved by the Sellers together with drafts of related transfer tax or other similar forms required to be filed in the applicable jurisdiction, in each case subject to the Confirmation Order;

(xi) all of the Transferred Assets which are capable of transfer by delivery, when by virtue of such delivery title to those Transferred Assets shall pass to the Buyers;

(xii) board resolutions of PPI approving the transfer of the Indian HoldCo Interests held by PPI to Endo Luxembourg;

(xiii) duly executed copies of all Tax election forms to be delivered by the Parties pursuant to Section 6.4;

(xiv) all other documents, instruments or writings of conveyance reasonably necessary or customary to consummate the Agreement to be prepared by the Buyers; provided such documents are (A) in form and substance reasonably acceptable to the applicable Endo Company, (B) required to be executed only by the Sellers or an agent of Sellers (in his or her capacity as such), and (C) identified and provided by Buyers to the Endo Companies in a form acceptable to such Buyers at least seven (7) Business Days before the Closing Date;

(xv) novation agreements executed by Finco I, Endo Finance Holdings, Inc. (to the extent Endo Finance Holdings, Inc. will be a Non-Indian Equity Holder of PFPL with effect from Closing) and PFPL for novation in favor of Endo Finance Holdings, Inc., of: (a) the loan agreements executed between PFPL with Finco I, (b) loan agreements executed between PFPL and Finco II read with the novation agreements executed between PFPL, Finco I and Finco II (for the transfer of loans granted by Finco II to PFPL, in favor of Finco I) (collectively, “PFPL ECB Novation Agreements”), with effect from the Closing;

(xvi) novation agreements executed by Finco I, Endo Finance Holdings, Inc. (to the extent Endo Finance Holdings, Inc. will be a Non-Indian Equity Holder of PAT with effect from Closing) and PAT for novation in favor of Endo Finance Holdings, Inc., of the loan agreements executed between PAT and Finco II read with the novation agreements executed between PAT, Finco I and Finco II (for the transfer of loans granted by Finco II to PAT, in favor of Finco I) (collectively, “PAT ECB Novation Agreements”), with effect from the Closing;

(xvii) all Consents of the board of directors (or equivalent governing bodies) (other than the Indian Subsidiaries) and shareholders of the Endo Companies, in each case as required by the applicable Organizational Document and Laws;

(xviii) a copy of the duly executed agreement, in customary form pursuant to which all right, title and interest in the Indian HoldCo Interests was transferred by PPI to Endo Luxembourg;

(xix) an updated copy of the shareholder’s register of Endo Luxembourg reflecting the transfer of the shares of Endo Luxembourg from the relevant Seller to the relevant Buyer;

(xx) the share transfer form governed by the laws of the Grand Duchy of Luxembourg by virtue of which the relevant Seller and the relevant Buyer confirm the transfer of the Endo Luxembourg Transferred Equity Interests under this Agreement signed by the relevant Seller and Endo Luxembourg (the “Luxembourg Share Transfer Form”);

(xxi) solely if Buyer Parent duly exercises the Canada Holdco Equity Option in accordance with Section 2.8(a), (i) duly executed resignation letters of the directors and officers of Canada Holdco with effect from completion of the transfer of the Canada Holdco Transferred Equity Interests; (ii) an updated copy of the shareholder’s register of Canada Holdco reflecting the transfer of the shares of Canada Holdco from the relevant Seller to the relevant Buyer; and (iii) the share transfer form governed by the applicable Laws of Canada by virtue of which the relevant Seller and the relevant Buyer confirm the transfer of the Canada Holdco Transferred Equity Interests pursuant to Section 2.1(a) signed by the relevant Seller (the “Canada Share Transfer Form”); and

(xxii) the BENPOS statement evidencing transfer of 179,206 equity shares of PFPL from PPI to Indian HoldCo, board resolutions along with the share transfer forms evidencing approval of the: (i) transfer of one (1) share of PFPL from Par LLC to Operand; (ii) transfer of one (1) share of PBPL from PPI to Operand; and (iii) transfer of compulsorily convertible debentures of PFPL held by PPI and in connection with the transfer of the Specified Equity Interests in the Indian Subsidiaries to Indian HoldCo and Operand, a Section 281 no-objection certificate issued on the letterhead of and duly signed by an independent chartered accountant on a reliance basis, providing the status of current Tax demands and income-tax proceedings of the respective Seller (PPI and Par LLC) under Section 281 of the Indian Income-Tax Act, 1961, together with relevant screenshots from the e-filing portal of the Income-Tax Department, Government of India, along with a copy of the approval dated September 25, 2023 issued by the Government of India (through the Department of Pharmaceuticals, Ministry of Chemicals and Fertilizers) for transfer of the Specified Equity Interests in the Indian Subsidiaries to Indian HoldCo and Operand in accordance with the (Indian) Consolidated Foreign Direct Investment Policy, 2020, and the Foreign Exchange Management (Non-debt Instruments) Rules, 2019, each as amended from time to time (the “FDI Approval”).

(c) At or prior to the Closing, the Buyers shall deliver or cause to be delivered:

(i) to Seller Parent:

(A) the Cash Component by wire transfer of immediately available funds to an escrow account or accounts designated in writing by Seller Parent to the Buyers at least two (2) Business Days prior to the Closing Date; and

(ii) to the Endo Companies:

(A) the Bill(s) of Sale, duly executed by the Buyers; and

(B) a counterpart to each assignment and assumption agreement duly executed by the applicable Buyer for the Acquired Leased Real Property in an agreed form;

(iii) to the Seller of the applicable Transferred Equity Interest, the Luxembourg Share Transfer Form signed by the relevant Buyer;

(iv) to the Sellers:

(A) the IP Assignment Agreement(s), duly executed by the Buyers;

(B) a duly executed certificate of an executive officer of the Buyers certifying the fulfillment of the conditions set forth in Section 7.2(a);

(C) duly executed copies of all Tax election forms to be delivered by the Parties pursuant to Section 6.4;

(D) if applicable, any replacement guarantees required by the Leases affecting Leased Real Property, and releases releasing the applicable Endo Company from any Liability accruing under such Lease after the Closing Date, in each case in a form acceptable to the Seller, the Buyers, and the applicable landlord;

(E) a duly executed counterpart to quit claim deeds for the Acquired Owned Real Property in a form approved by the Sellers and the Buyers and related Transfer Tax or other similar forms required to be filed in the applicable jurisdiction, in each case subject to the Confirmation Order; and

(v) to the Indian Subsidiaries, the PFPL ECB Novation Agreements and PAT ECB Novation Agreements duly executed by the Buyers, with effect from the Closing;

(vi) to the Sellers, all other documents, instruments or writings of conveyance reasonably necessary or customary to consummate this Agreement to be prepared by the Endo Companies; provided such documents are (A) in form and substance reasonably acceptable to Buyers, (B) required to be executed only by the Buyers or an agent of Buyers (in his or her capacity as such) and (C) identified and provided by Sellers to Buyers in a form acceptable to such Buyers at least seven (7) Business Days before the Closing Date.

Section 2.11 Purchase Price Allocation. Within one hundred eighty (180) days of the Closing Date, the Buyers shall provide Seller Parent with an allocation of the applicable consideration between and amongst the Transferred Equity Interests and the Transferred Assets for applicable Tax purposes (the “Purchase Price Allocation”). The Purchase Price Allocation shall be prepared by Deloitte Tax LLP at the direction of the Buyers and in consultation with Seller Parent. The Parties agree that (i) the amount of the Purchase Price allocated to the Transferred Assets of the Canada Sellers will be equal to the fair market value of such Transferred Assets on the Closing Date, and that any consideration paid to the Canada Sellers (other than the assumption or payment of any Non-U.S. Sale Transaction Taxes or other Assumed Liabilities of the Canada Sellers) will consist solely of cash and (ii) if Buyer Parent duly exercises the Canada Holdco Equity Option, the Purchase Price allocated to the sale of the Canada Holdco Equity Interests shall be $1.00.

Section 2.12 Withholding. Any consideration payable to an Endo Company shall be made free and clear of any withholding Tax or other Tax of a similar nature imposed with respect to the transactions contemplated hereby except as required by Law; provided, that the Endo Companies shall cooperate with the Buyers to minimize the amount of any applicable withholding or deduction that is required under applicable Law (including by timely delivering the statements described in Sections 2.10(b)(vii) and 2.10(b)(viii).

Section 2.13 Post-Closing Actions.

(a) As soon as practicable following the Closing, each Indian Subsidiary shall file a notification with its authorised dealer bank regarding the change in lender (from Finco I to Endo Finance Holdings, Inc.) and execution of PFPL ECB Novation Agreements and the PAT ECB Novation Agreement within seven (7) days of such change and novation becoming effective.

(b) As soon as practicable following the Closing, each Indian Subsidiary shall notify the relevant Governmental Authority (including the Unit Approval Committee, Indore Special Economic Zone and the Pharmaceuticals Export Promotion Council of India), in relation to the change in ownership of the Indian Subsidiaries (as applicable).

(c) As soon as practicable following the Closing, the relevant Seller shall hand over to the relevant Buyer the originals or scanned copies of the existing books, corporate documents and accounting records of Endo Luxembourg.

(d) As soon as practicable following the Closing, the relevant Buyer shall deliver to the relevant Seller evidence of the filing of the sale and purchase of the applicable Transferred Equity Interests, the change of shareholders, and the change of managers or directors with (i) the Trade and Companies Register of Luxembourg (Registre de Commerce et des Sociétés, Luxembourg), in connection with the sale and purchase of the Endo Luxembourg Transferred Equity Interests, and (ii) solely if Buyer Parent duly exercises the Canada Holdco Equity Option in accordance with Section 2.8(a), applicable Governmental Authorities in Canada in connection with the sale and purchase of the Canada Holdco Transferred Equity Interests.

(e) As soon as practicable following the Closing, the relevant Buyer shall deliver to the relevant Seller evidence of the performance of the necessary and/or required filings pursuant to the Luxembourg law of 13 January 2019 establishing a register of beneficial owners, including any filings with the Luxembourg Registry of Beneficial Owners (Registre des Bénéficiaires Effectifs).

(f) As soon as practicable following the Closing, PFPL shall deliver to the Buyer, copies of the following documents: (i) the board resolution of PFPL approving the conversion of the compulsorily convertible debentures acquired by the Indian HoldCo from PPI, and issuance and allotment of equity shares to the Indian HoldCo in lieu thereof; (ii) PFPL’s shareholders’ approval to issue and allot equity shares to the Indian HoldCo in lieu of conversion of the compulsorily convertible debentures; (iii) Form PAS-3 as filed with the jurisdictional Registrar of Companies for the allotment of shares to the Indian HoldCo.

Section 2.14 Designated Buyer(s).

(a) In connection with the Closing and consistent with the Transaction Steps, each Buyer shall be entitled to designate, in accordance with the terms and subject to the limitations set forth in this Section 2.14, one (1) or more Affiliates (which qualify as Non-Indian Equity Holders to PFPL and PAT) to (i) purchase specified Transferred Assets (including specified Transferred Contracts) and pay or cause to be paid the corresponding portion of the Purchase Price, as applicable, (ii) assume specified Assumed Liabilities, and/or (iii) employ specified Transferred Employees on and after the Closing Date (any such Affiliate of such Buyer that shall be properly designated by the applicable Buyer in accordance with this clause, a “Designated Buyer”). At the Closing, each Buyer shall, or shall cause its Designated Buyer(s) to, honor its obligations at the Closing. Any reference to a “Buyer” or the “Buyers” made in this Agreement in respect of any purchase, assumption or employment obligation referred to in this Agreement or any representations and warranties (including the representation in Section 4.3(c)) made in this Agreement shall include reference to the appropriate Designated Buyer(s), if any. After the Closing, all obligations of the Buyers and any Designated Buyer(s) under this Agreement shall be several and not joint as amongst the Buyers and each Designated Buyer and the only party with Liability as to a particular Assumed Liability shall be the applicable Buyer or Designated Buyer assuming such obligation at the Closing and no other Buyer or Designated Buyer.

(b) The above designation in Section 2.14(a) shall be made by the applicable Buyer by way of a written notice to be delivered to the Sellers in no event later than five (5) Business Days prior to Closing which written notice shall identify the Designated Buyer(s) and indicate which Transferred Assets, Assumed Liabilities and/or Business Employees the applicable Buyer intends such Designated Buyer(s) to purchase, assume and/or employ, as applicable, hereunder and shall include a signed counterpart to this Agreement, agreeing to be bound by the terms of this Agreement as it relates to such Designated Buyer(s) and authorizing the applicable Buyer to act as such Designated Buyer(s)’ agent for all purposes hereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE ENDO COMPANIES

Except as disclosed in any Company Reports filed and publicly available prior to the date hereof (but excluding any such disclosures (x) with respect to Indebtedness and Encumbrances or (y) set forth in any section entitled “Risk Factors” or in any “forward-looking statements” section that are cautionary, forward-looking or predictive in nature set forth therein, in each case other than any specific historical factual information contained therein, which shall not be excluded) or set forth in the corresponding sections or subsections of the schedules accompanying this Agreement (collectively, the “Disclosure Letter”), each of (1) the Endo Companies (excluding the Specified Subsidiaries) jointly and severally represent and warrant to the Buyers as of the date hereof and as of the Closing Date (or, as to those representations and warranties that address matters as of particular dates, as of such dates) and (2) each of the Specified Subsidiaries severally represent and warrant to the Buyers as of the date hereof and as of the Closing Date (or, as to those representations and warranties that address matters as of particular dates, as of such dates), as follows:

Section 3.1 Organization.

(a) Each Endo Company is duly organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the laws of the jurisdiction of its organization and, except as a result of the Bankruptcy Cases, has all necessary corporate (or equivalent) power and authority to own, lease and operate its properties (including the Specified Equity Interests and Transferred Assets owned by it) and to carry on its business (including the Business) as it is now being conducted and to perform its obligations hereunder and under any Ancillary Agreement, in each case except as a result of the Bankruptcy Cases, the Canadian Recognition Case (solely in respect of the Canadian Debtors) or as would not, individually or in the aggregate, materially and adversely affect the ability of each Seller to carry out its obligations under this Agreement or to consummate the transaction contemplated hereby.

(b) Each of the Seller Parent’s Subsidiaries (other than the Sellers) is duly organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the laws of the jurisdiction of its organization and, except as a result of the Bankruptcy Cases, has all necessary corporate (or equivalent) power and authority to own, lease and operate its properties (including the Specified Equity Interests and Transferred Assets owned by it) and to carry on its business (including the Business) as it is now being conducted and to perform its obligations hereunder and under any Ancillary Agreement, in each case except as a result of the Bankruptcy Cases, the Canadian Recognition Case (solely in respect of the Canadian Debtors) or as would not, individually or in the aggregate, materially and adversely affect the ability of each Seller to carry out its obligations under this Agreement or to consummate the transaction contemplated hereby.

Section 3.2 Authority. Subject to (i) the Bankruptcy Cases, the Confirmation Order, and to the extent that any Bankruptcy Court approval is required and (ii) solely in respect of the Canadian Debtors, the Canadian Recognition Case, the Canadian Plan Recognition Order, and to the extent that any Canadian Court approval is required, (a) each Endo Company has the corporate (or equivalent) power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, (b) the execution, delivery and performance by each Endo Company (which is a Party) of this Agreement and each of the Ancillary Agreements to which it will be a party and the consummation by such Endo Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate (or equivalent) action and no other corporate proceedings on the part of any Endo Company is necessary to authorize such execution, delivery or performance and (c) this Agreement has been, and upon their execution, each of the Ancillary Agreements to which such Endo Company will be a party will have been, duly executed and delivered by such Endo Company and, assuming due execution and delivery by each of the other parties hereto and thereto, this Agreement constitutes, and upon their execution, each of the Ancillary Agreements to which such Endo Company will be a party will constitute, the valid and binding obligations of such Endo Company (which is a Party), enforceable against such Endo Company in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

Section 3.3 No Conflict; Required Filings and Consents; Pre-Signing Matters.

(a) Except for (i) the Bankruptcy Cases and to the extent that any Bankruptcy Court approval is required and (ii) solely in respect of the Canadian Debtors, the Canadian Recognition Case and to the extent that any Canadian Court approval is required, and except as set forth on Section 3.3(a) of the Disclosure Letter, the execution, delivery and performance by each Endo Company (which is a Party) of this Agreement and each of the Ancillary Agreements to which such Endo Company will be a party, the consummation of the transactions contemplated hereby and thereby, or compliance by each Endo Company (which is a Party) with any of the provisions hereof, (i) do not and will not conflict with, result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give rise to a right of termination, modification, notice or cancellation or require any consent of any Person pursuant to (A) the Organizational Documents of such Endo Company, (B) any Law applicable to such Endo Company, the Business, the Specified Equity Interests or any of the Transferred Assets, (C) any Order of any Governmental Authority, (D) any Transferred Contract, except in the case of clause (B), (C) or (D), for any such conflicts, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) do not and will not result in the creation of (or give rise to the right of any Person to require the grant of) any Encumbrance (other than a Permitted Encumbrance or an Assumed Liability) upon any of the assets of any Endo Company.

(b) The Endo Companies are not required to file, seek or obtain any notice, authorization, registration, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by the Endo Companies of this Agreement and each of the Ancillary Agreements to which each Endo Company will be a party or the consummation of the transactions contemplated hereby or thereby, except (i) for any filings required to be made under the HSR Act, the Competition Act, the Investment Canada Act or other applicable Antitrust Law and the Irish Screening of Third Country Transactions Act 2023 or other applicable foreign investment screening Law, (ii) for requisite Bankruptcy Court approval, (iii) to the Government of India, (iv) for entry of the Confirmation Order, (v) for entry of the Canadian Plan Recognition Order, and (vi) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) (i) the sale, assignment, transfer, conveyance and delivery to the NewCo Sellers of the rights, title and interest in and to the business and assets of Endo Ventures Unlimited Company and Endo Global Biologics Unlimited Company, conveyed pursuant to business transfer agreements dated May 31, 2023 and made between (a) Endo Global Biologics Unlimited Company, New Holdco 1 and NewCo 1, and (b) Endo Ventures Unlimited Company, New Holdco 2 and NewCo 2, occurred on May 31, 2023; and (ii) each of the NewCo Sellers filed a stamp duty return in respect of the transfers described in clause (i) of this Section 3.3(c), in each case claiming stamp duty relief under Section 80 of the Irish Stamp Duties Consolidation Act 1999, in the manner and within the timeframe prescribed by the Stamp Duty (e-Stamping of Instruments and Self- Assessment) Regulations 2012 (S.I. No. 234 of 2012), and in any event before the Closing Date.

(d) No act or omission has been taken by any Endo Company to reverse, unwind or challenge the validity of any of the matters referred to in Section 3.3(c).

Section 3.4 Specified Equity Interests and Transferred Assets.

(a) Except as would not be expected to materially impact the Business, each Seller, as applicable, has good and valid title to each of the owned Specified Equity Interests and Transferred Assets, or with respect to leased Transferred Assets, valid leasehold interests in, or with respect to licensed Transferred Assets, valid licenses to use such Transferred Assets. The Specified Equity Interests and Transferred Assets are sufficient for the conduct of the Business (other than the Business undertaken by the Specified Subsidiaries) after the Closing in substantially the same manner as conducted prior to the Closing and constitute all assets that are necessary for the conduct of the Business (other than the Business undertaken by the Specified Subsidiaries).

(b) Except as set forth on Section 3.4(b) of the Disclosure Letter, this Agreement and the instruments and documents to be delivered by the Sellers to the Buyers at the Closing shall be adequate and sufficient to transfer to the Buyers good and valid title to the Specified Equity Interests and Transferred Assets, or with respect to leased Transferred Assets, valid leasehold interests, free and clear of any and all Interests other than Permitted Encumbrances and Assumed Liabilities, subject to (A) the Bankruptcy Cases, (B) entry of the Confirmation Order and (C) solely in respect of the Canadian Debtors, the Canadian Plan Recognition Order.

(c) Except as set forth on Section 3.4(c) of the Disclosure Letter, the Specified Equity Interests, Transferred Assets, any Executory Contract not designated by the Buyers as a Transferred Contract pursuant to Section 2.6, the Excluded Assets, including any asset designated as an Excluded Asset by the Buyers pursuant to Section 2.1(c) and any asset, permit, claim or right not transferred pursuant to Section 2.5 will immediately following the Closing be generally sufficient for the continued conduct of the Business (other than the Business undertaken by the Specified Subsidiaries) after the Closing in substantially the same manner as conducted prior to the Closing.

(d) Except as set forth on Section 3.4(d) of the Disclosure Letter, each of the Transferred Assets which comprise plant, machinery, vehicles and other equipment, furniture and fittings used in or in connection with the Business is in good operating condition subject to reasonable wear and tear, and are adequate and sufficient for all purposes for which currently utilized.

(e) The Branded Pharmaceuticals, Sterile Injectables, Generic Pharmaceuticals and International Pharmaceuticals business segments constitute all of operating businesses owned and operated by the Endo Companies as of the date hereof.

Section 3.5 Company Reports; Financial Statements; No Undisclosed Liabilities.

(a) Seller Parent has filed, furnished or otherwise transmitted on a timely basis all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed or furnished by it with the SEC and the Canadian Securities Administrators since January 1, 2021 (all such forms, reports, statements, certificates and other documents filed since January 1, 2021 and prior to the filing date of the Chapter 11 Plan, collectively, the “Company Reports”). As of their respective filing dates (or, if amended or superseded by a subsequent filing prior to the filing date of the Chapter 11 Plan, as of the date of such amendment or superseding filing), each of the Company Reports complied as to form in all material respects with the applicable requirements of Securities Laws, as in effect on the date so filed or furnished with the SEC or the Canadian Securities Administrators, as applicable. None of the Seller Parent’s Subsidiaries is required to file any continuous or periodic reports with the SEC or any of the Canadian Securities Administrators. As of their respective filing dates with the SEC or the Canadian Securities Administrators, as applicable (or, if amended or superseded by a subsequent filing prior to the filing date of the Chapter 11 Plan, as of the date of such amendment or superseding filing), the Company Reports did not contain any untrue statement of a material fact or “misrepresentation” (as defined under the Securities Act (Québec) and any other applicable Canadian Securities Laws) or omit to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the filing date of the Chapter 11 Plan, to the Knowledge of Sellers, there are no outstanding or unresolved comments in comment letters received from the SEC staff or the staff of any Canadian Securities Administrators with respect to the Company Reports.

(b) The audited consolidated financial statements of Seller Parent and its Subsidiaries (including any related notes thereto) included (or incorporated by reference) in the Company Reports since January 1, 2021 (the “Seller Financial Statements”), fairly present, in all material respects, Seller Parent and its Subsidiaries’ consolidated earnings, consolidated comprehensive income, consolidated changes in equity, consolidated cash flows and consolidated financial position for the respective fiscal periods or as of the respective dates set forth therein. Such consolidated financial statements (including the related notes) complied, as of the date of filing, in all material respects, with applicable accounting requirements and with the published rules and regulations of the SEC and the Canadian Securities Administrators, as applicable, with respect thereto and each of such financial statements (including the related notes) was prepared in accordance with GAAP consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto.

(c) Management of Seller Parent (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act and in National Instrument 52- 109 – Certification of Disclosure in Issuers’ Annual and Interim Filings) designed to (A) ensure that material information relating to Seller Parent, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of Seller Parent by others within those entities, and (B) provide reasonable assurance that information required to be disclosed by Seller Parent in its annual filings, interim filings or other reports to be filed or submitted by it under Securities Laws is recorded and reported within the time periods required by applicable Securities Laws, (ii) has implemented and maintains a system of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act and in National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. Management of Seller Parent has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date of this Agreement, to Seller Parent’s outside auditors and the audit committee of the board of directors (x) any significant deficiencies in the design or operation of the Seller Parent’s internal control over financial reporting that are reasonably likely to adversely affect the Seller Parent’s ability to record and report financial information and (y) any fraud, to the Knowledge of Sellers, whether or not material, that involves management or other employees who have a significant role in the Seller Parent’s internal controls over financial reporting. To the Knowledge of Sellers, no events, facts or circumstances have arisen or become known since January 1, 2021 of the type referred to in clauses (ii)(x) or (ii)(y) of the immediately preceding sentence.

(d) Neither Seller Parent nor any of its Subsidiaries has any Liabilities or obligations required by GAAP to be disclosed or reflected on or reserved against a consolidated balance sheet (or the notes thereto) of Seller Parent and its Subsidiaries, except for Liabilities and obligations (i) reflected or reserved against in Seller Parent’s consolidated balance sheet as of June 30, 2023 (or the notes thereto) (the “Balance Sheet”) included in the Company Reports, (ii) incurred in the Ordinary Course of Business since the date of the Balance Sheet, (iii) which have been discharged or paid in full prior to the filing date of the Chapter 11 Plan, (iv) incurred pursuant to the transactions contemplated by this Agreement or the Chapter 11 Plan or (v) which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.6 Absence of Certain Changes or Events.

(a) Since June 30, 2023, except for the Bankruptcy Cases and related matters and as set forth on Section 3.6(a) of the Disclosure Letter, there has not been any circumstance, change, effect, event, occurrence, state of facts or development that, in combination with any other circumstance, change, effect, event, occurrence, state of facts or development, whether or not arising in the Ordinary Course of Business, has had or would be reasonably expected to have a Material Adverse Effect.

(b) Except as expressly contemplated by this Agreement and for the Bankruptcy Cases and related matters, since June 30, 2023 through the filing date of the Chapter 11 Plan, each Endo Company has conducted its business in the Ordinary Course of Business in all material respects.

Section 3.7 Compliance with Law; Permits.

(a) Since January 1, 2021, the Business has been conducted in compliance with, and the Endo Companies have complied, in all material respects, with all applicable Laws relating to the operation of the Business, the Specified Equity Interests and the Transferred Assets. Since January 1, 2021, no Endo Company (i) has received any written communication (or, to the Knowledge of Sellers, any other communication) from any Governmental Authority or private party alleging noncompliance in any material respect with any applicable Law or (ii) has incurred any material Liability for failure to comply with any applicable Law. To the Knowledge of Sellers, there is no investigation, proceeding or disciplinary action currently pending or threatened against any Endo Company by a Governmental Authority, except, in each case, for any such investigation, proceeding or disciplinary action that, if adversely determined, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Since January 1, 2021, other than as set forth on Section 3.7(a) of the Disclosure Letter, each Endo Company has filed all material reports, notifications and other filings required to be filed with any Governmental Authority pursuant to applicable Law, and has paid all fees and assessments due and payable in connection therewith.

(b) The Sellers and the Specified Subsidiaries (as applicable) are in possession of, and, to the extent applicable, have timely filed applications to renew, all Regulatory Approvals and all permits, licenses, franchises, approvals, certificates, consents, clearances, variances, tariffs, rate schedules, waivers, concessions, exemptions, orders, registrations, notices or other authorizations of any Governmental Authority (the “Permits”) necessary for them to own, lease and operate the Transferred Assets and to carry on the Business as currently conducted, except for Permits that the failure to be in possessions of would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All material Permits held by the Sellers and Specified Subsidiaries are valid and in full force and effect and no Seller or any Specified Subsidiary is in default under, or in violation of, any such Permit, except for such defaults or violations that would not reasonably be expected, individually or in the aggregate, to materially restrict or interfere with Buyers’ ability to operate the Business as currently operated and, to the Knowledge of Sellers, no suspension or cancellation of any such Permit is pending.

(c) Except as set forth on Section 3.7(c) of the Disclosure Letter, the sale, assignment, transfer, conveyance and delivery of the Permits (other than the Permits obtained by the Specified Subsidiaries, which will be retained by the Specified Subsidiaries, respectively) by each Seller of this Agreement to the Buyers does not and will not conflict with, result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give rise to a right of termination, modification, notice or cancellation or require any consent of any Person pursuant to (A) any Law applicable to such Seller, the Business or any of the Specified Equity Interests or Transferred Assets or (B) any Order of any Governmental Authority except for any such conflicts, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Business.

Section 3.8 Litigation.

(a) Since January 1, 2021, except for (i) the Bankruptcy Cases, any Order entered in the Bankruptcy Cases, (ii) the Canadian Recognition Case and any Order entered into the Canadian Recognition Case, and (iii) and except as set forth on Section 3.8(a) of the Disclosure Letter, as of the filing date of the Chapter 11 Plan there is no Action by or against any Endo Company, in connection with the Business, the Specified Equity Interests, the Transferred Assets or the Assumed Liabilities pending, or to the Knowledge of the Sellers, threatened that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the filing date of the Chapter 11 Plan, no Endo Company is subject to any outstanding Order of any court or other Governmental Authority, or any settlement with a third party, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Except as set forth on Section 3.8(b) of the Disclosure Letter, as of the filing date of the Chapter 11 Plan the Endo Companies are not, in relation to the Business, subject to any order, ruling, decision or judgment given by any court or Governmental Authority or other authority, department, board, body, tribunal, administrative body or agency or has not been a party to any court or Governmental Authority or other authority, department, board, body, tribunal order, ruling, decision or judgment or agency which is still in force.

Section 3.9 Employee Plans.

(a) Section 3.9(a) of the Disclosure Letter sets forth a true, complete and correct list of each material Employee Plan, other than any Employee Plan required to be maintained under the laws of any jurisdiction outside of the United States without discretion as to the level of benefits provided under such Employee Plan (“Mandatory Non-U.S. Plans”). As applicable with respect to each material Employee Plan other than Mandatory Non-U.S. Plans, the Sellers have made available to the Buyers a true and complete copy of the following documents: (i) the most recent plan document, including all amendments thereto, and in the case of an unwritten plan, a written description thereof, (ii) the current summary description of each material Employee Plan and any material modifications thereto, (iii) all current trust documents and funding vehicles relating thereto, (iv) the most recently filed annual report (Form 5500 and all Sections thereto), (v) the most recent determination or opinion letter from the IRS, if any, with respect to any Employee Plan intended to be qualified under Section 401(a) of the Code, (vi) the most recent summary annual report and actuarial report, (vii) any non-routine correspondence with any Governmental Authority since January 1, 2021, (viii) template contracts of employment, and (ix) all material insurance policies effected solely for the purposes of an Employee Plan.

(b) Each Employee Plan has been operated and administered in all material respects in accordance with its terms and applicable Law and administrative or governmental rules and regulations, including ERISA and the Code. There are no, and since January 1, 2021 there have been no, pending audits or investigations by any Governmental Authority involving any Employee Plan or the employment of any Business Employee, and no pending or, to the Knowledge of the Sellers, threatened claims (except for individual claims for benefits payable in the normal operation of the Employee Plans) or Actions involving any Employee Plan.

(c) Each Employee Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination or opinion letter as to such qualification from the IRS and, to the Knowledge of Sellers, nothing has occurred that could adversely impact the tax qualification of any such Employee Plan.

(d) Neither Sellers nor any of their respective ERISA Affiliates has adopted, maintained, sponsored, contributed to (or has been required to adopt, maintain, sponsor or contribute to), or has any direct or contingent liability with respect to, any (i) “multiemployer plan” (within the meaning of Section 3(37) of ERISA); (ii) employee benefit plan or arrangement subject to Title IV or Section 302 of ERISA, (iii) “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), (iv) “multiple employer welfare arrangements” (within the meaning of Section 3(40) of ERISA), (v) “defined benefit scheme” (within the meaning of Section 2 of the Irish Pensions Act 1990 (as amended)) or (vi) any other Employee Plan not covered by (i) through (v) that provides for defined benefit pension obligations.

(e) Except as required by Section 4980B of the Code or similar Law, the Sellers and their Affiliates have no obligation to provide post-employment welfare benefits.

(f) In all material respects, all contributions, premiums or other payments that have become due have been paid on a timely basis with respect to each Employee Plan or, to the extent not yet due, accrued in accordance with GAAP. The Sellers and their ERISA Affiliates have not incurred (whether or not assessed) any material penalty or Tax under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code and to the Knowledge of the Sellers no circumstances exist or events have occurred that could result in the imposition of any such material penalties or Taxes. There have been no “prohibited transactions” within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA and not otherwise exempt under Section 408 of ERISA and no breaches of fiduciary duty (as determined under ERISA) with respect to any Employee Plan, in each case with respect to which the Sellers and their ERISA Affiliates would reasonably be expected to have any material liability.

(g) In all material respects, with respect to each Employee Plan maintained under the laws of any jurisdiction outside of the United States: (i) if required to have been approved or registered by any non-U.S. Governmental Authority (or permitted to have been approved or registered to obtain any beneficial Tax or other status), such Employee Plan has been so approved, registered or timely submitted for approval or registration and no such approval or registration has been revoked (nor, to the Knowledge of the Sellers, has revocation been threatened) and no event has occurred since the date of the most recent approval or registration or application therefor that is reasonably likely to affect any such approval or registration or increase the costs relating thereto; (ii) if intended to be funded and/or book reserved, such Employee Plan is fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions; and (iii) the financial statements of such Employee Plan (if any) accurately reflect such Employee Plan’s liabilities.

(h) Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement, whether alone or together with any other event, will (i) entitle any Business Employee to any payment or benefit; (ii) increase the amount or value of any compensation, benefit or other obligation payable or required to be provided to any Business Employee; (iii) accelerate the time of payment or vesting, or increase the amount of compensation due any Business Employee or accelerate the time of any funding (whether to a trust or otherwise) of compensation or benefits under any Employee Plan; or (iv) result in the payment of any amounts that would not be deductible for federal income tax purposes by reason of Section 280G of the Code or would be subject to excise tax under Section 4999 of the Code. No Employee Plan provides for the reimbursement of any Tax incurred under Section 409A or 4999 of the Code.

(i) There are no excluded Business Employees in respect of whom the Sellers are obliged to provide access to a standard PRSA in accordance with Section 121 of the Irish Pensions Act 1990 (as amended).

Section 3.10 Labor and Employment Matters.

(a) Section 3.10 of the Disclosure Letter (which may be delivered by the Endo Companies to the Buyers at any time until the date that is thirty (30) days after the date hereof), to the extent permitted under applicable Law and on a no-name basis where required by applicable Law, a true, complete and correct list, as of the filing date of the Chapter 11 Plan, of all Business Employees and including, for each such Business Employee, as applicable: employee identification number, date of commencement of employment, job position or title, location of employment, recognized years of service, notice periods, base salary or wage rate, overtime pay, bonus, incentive pay, any written arrangements or assurances whether or not legally binding for the payment of compensation on termination of employment, exempt status, accrued vacation amounts, or other paid time off, whether employed further to a work permit or visa and the type of work permit or visa, whether having signed a written employment agreement, commission, full- time or part-time, temporary or permanent status, active or inactive status (and, if inactive, the anticipated return to work date) and union status (the “Employee Census”).

(b) Other than as disclosed in Section 3.10(b) of the Disclosure Letter, the Endo Companies are not a party to any collective bargaining agreement or other agreement or arrangement with a labor union, trade union, works council, labor organization or other employee- representative body that pertains to the Business or to any Business Employees. No Business Employees are represented by any labor union, trade union, works council, labor organization or other employee-representative body with respect to their employment with the Endo Companies. There are no material pending or, to the Knowledge of the Sellers, threatened Actions concerning labor matters or unfair labor practices with respect to the Business.

(c) Since January 1, 2021, there have been no material work stoppages, slowdowns, strikes, disputes, or lockouts relating to labor matters against any Endo Companies with respect to the Business and, to the Knowledge of the Sellers, no such actions are threatened. To the Knowledge of the Sellers, there are no, and during the past three (3) years have been no, material union drives or union organizing activities that could affect the Business pending with any Business Employees or any labor organization.

(d) To the Knowledge of the Sellers, the Endo Companies are and since January 1, 2021 have been in material compliance with all applicable Laws respecting employment, including discrimination or harassment in employment, TUPE, terms and conditions of employment, termination of employment, wages, overtime classification and requirements, hours, occupational safety and health, employee whistle-blowing, immigration, employee privacy, pay equity, human rights, workers’ compensation, employment practices and classification of employees, consultants and independent contractors, in connection with the Business. To the Knowledge of the Sellers, the Endo Companies are not engaged in any unfair labor practice, as defined in the National Labor Relations Act or other applicable Laws, in connection with the Business. No unfair labor practice or labor charge or complaint is pending or, to the Knowledge of the Sellers, threatened with respect to the Business, the Endo Companies in connection with the Business before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental Authority.

(e) No trade union has applied to have any Endo Company declared a common or related employer pursuant to the Labour Relations Act (Ontario) or any similar legislation in any jurisdiction in Canada in which the Endo Companies carry on business.

(f) Other than as disclosed in Section 3.10(f) of the Disclosure Letter, since January 1, 2021, (i) no allegations of workplace sexual harassment, discrimination or other sexual misconduct have been made, initiated, filed or, to the Knowledge of the Sellers, threatened against any current or former directors, officers or employees of the Business at the level of Senior Vice President and above, and (ii) neither the Business nor the Endo Companies in connection with the Business have entered into any settlement agreement related to allegations of sexual harassment, discrimination or other sexual misconduct by any of their directors, officers or employees described in clause (i) hereof or any independent contractor.

(g) Since January 1, 2021, the Endo Companies have complied in all material respects with all notice and other requirements under the WARN Act, or any similar applicable state, provincial or local Law, and have not taken any action at any single site of employment, in the ninety (90) day period prior to the Closing Date, that would constitute, as of the Closing Date, a “mass layoff”, “plant closing”, “group termination” or “collective dismissal” with respect to the Business within the meaning of the WARN Act, or any similar applicable state, provincial or local Law.

(h) There are no material written notices of penalties, fines, charges, surcharges, assessment, provisional assessment, reassessment, supplementary assessment, penalty assessment or increased assessment or any other material written communications related thereto with respect to the Business, which the Endo Companies received from any workers’ compensation or workplace safety and insurance board or similar authorities in any jurisdictions where the Business is carried on that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(i) All material orders, inspection reports, derogations, notices of infractions, claims, penalties or fines under applicable Occupational Health and Safety Laws relating to the Business Employees and the Business and any of its facilities, have been provided to the Buyers, and the Endo Companies have complied and are in compliance with same and there are no appeals of same currently outstanding. Other than as disclosed in Section 3.10(i) of the Disclosure Letter, there are no charges, procedures or audits pending or in progress, under Occupational Health and Safety Laws, in respect of Business Employees or the Business or any of its facilities. In the last three (3) years, there have been no fatal accidents in respect of the Business Employees or the Business or any of its facilities, or any other material accidents or incidents which might reasonably be expected to lead to charges involving the Business.

Section 3.11 Real Property.

(a) Seller Parent or one of the other Endo Companies, as applicable, has good and valid fee simple title to the real estate owned by the Endo Companies (together with all buildings and other structures, facilities or improvements located thereon and all easements, licenses, rights and appurtenances of Seller Parent or such Subsidiary, as applicable, relating to the foregoing) (the “Owned Real Property”) free and clear of all Encumbrances, except for Specified Interests. Section 3.11(a) of the Disclosure Letter sets forth all of the Owned Real Property by the address and owner of all such Owned Real Property. All buildings and structures, located on, under or within the Owned Real Property, and all other material aspects of each parcel of Owned Real Property are in good operating condition, reasonable wear and tear excepted and taking into account the relative ages and/or service period of such assets, and are structurally sound and free of any material defects that would reasonably be expected to be materially adverse to the Endo Companies, taken as a whole. Section 3.11(a) of the Disclosure Letter sets forth all of the Owned Real Property owned by the Endo Companies. Sellers have delivered or made available to Buyers complete and correct copies of the following, if any, in the possession of the Endo Companies: title insurance policies and land survey documents with respect to the Owned Real Property.

(b) Except as set forth on Section 3.11(b) of the Disclosure Letter, to the Knowledge of Sellers: (i) there are no outstanding options, repurchase rights or rights of first refusal to purchase or lease any Owned Real Property, or any portion thereof or interest therein; (ii) no Endo Company is a lessor under, or otherwise a party to, any lease, sublease, license, concession or other agreement pursuant to which such Endo Company has granted to any Person the right to use or occupy all or any portion of the Owned Real Property; (iii) since January 1, 2021, there is no, and no Endo Company has received written notice from any Governmental Authority regarding, presently pending or threatened condemnation or eminent domain proceedings or their local equivalent affecting or relating to any of the Owned Real Property; and (iv) since January 1, 2021, no Endo Company has received written notice from any Governmental Authority or other Person that the use and occupancy of any of the Owned Real Property, as currently used and occupied, and the conduct of the Business thereon, as currently conducted, violates in any material respect any applicable building codes, zoning, subdivision or other land use laws.

(c) Section 3.11(c) of the Disclosure Letter lists (i) the street address of each parcel of Leased Real Property, (ii) if applicable, the unit designation of the space leased under the applicable Lease, (iii) the identity of the lessor of each such parcel of Leased Real Property and (iv) if applicable, the identity of each sublessee or occupant other than the Endo Companies at each such parcel of Leased Real Property. The Endo Company party thereto has a valid leasehold estate in all Leased Real Property, free and clear of all Interests, other than Specified Interests. Subject to the approval of the Bankruptcy Court pursuant to the Confirmation Order and the assumption or assumption and assignment, as applicable, of the Leases pursuant thereto, to the Knowledge of the Sellers, each of the Leases relating to Leased Real Property (i) is a valid and subsisting leasehold interest of the applicable Endo Company, free of Encumbrances (other than Specified Interests), except as limited by the Bankruptcy Code, (ii) is a binding obligation of the applicable Endo Company, enforceable against such Endo Company in accordance with its terms, and (iii) is in full force and effect. To the Knowledge of Sellers, following the assumption and assignment of such Leases by Sellers to Buyers in accordance with the provisions of Section 365 of the Bankruptcy Code and the requisite Order of the Bankruptcy Court, there will be no monetary defaults thereunder and no circumstances or events that, with notice or the passage of time or both, would constitute defaults under such leases except, in either instance, for defaults that, individually or in the aggregate, do not or would not reasonably be expected to have a material impact on the use of such property or are unenforceable due to operation of Section 365(b)(2) of the Bankruptcy Code or have been or shall be cured pursuant to Section 365(b)(1) of the Bankruptcy Code and the provisions of this Agreement and/or the Chapter 11 Plan.

(d) Except in connection with the already existing Indebtedness, the Endo Companies have not granted to any Person (other than pursuant to this Agreement) any right or option to acquire, occupy or possess any portion of the Real Property, other than as set forth in Section 3.11(d) of the Disclosure Letter. The Endo Companies’ interests with respect to the Leases have not been assigned or pledged and are not subject to any Encumbrances (other than Specified Interests). Except in connection with the pending Bankruptcy Case, no Endo Company has vacated or abandoned any portion of the Real Property or given written notice to any Person of their intent to do the same.

(e) No Endo Company is a party to or obligated under any option to lease any of the Real Property or any portion thereof or interest therein to any Person other than the Buyers.

(f) With respect to the Leased Real Property, since January 1, 2021, except in connection with the pending Bankruptcy Case, no Endo Company has given any written notice to any landlord under any of the Leases indicating that it will not be exercising any extension or renewal options under the Leases, other than as set forth in Section 3.11(f) of the Disclosure Letter. All security deposits required under the Leases have been paid to and are being held by the applicable landlord under the Leases.

Section 3.12 Intellectual Property and Data Privacy.

(a) Section 3.12(a)(i) of the Disclosure Letter sets forth (i) a true, correct and complete (in all material respects) list of all U.S. and foreign (a) issued Patents and pending Patent applications, (b) registered Trademarks and applications to register any Trademarks, (c) registered Copyrights and applications to register Copyrights, and (d) material domain name registrations, and (ii) a list of unregistered Intellectual Property that is material to the Business, in each case, that are owned by or registered to an Endo Company and included in the Transferred Assets. Except as otherwise set forth in Section 3.12(a)(i) of the Disclosure Letter, the Endo Companies are the sole and exclusive beneficial and record owners of all of the Intellectual Property set forth in Section 3.12(a)(i) of the Disclosure Letter, and all such material issued or registered Intellectual Property is subsisting, enforceable and, to the Knowledge of Sellers, valid. An Endo Company exclusively owns, or has a valid and enforceable license or other right to use, all of the Transferred Intellectual Property in the manner used in the conduct of the Business as currently conducted. The Transferred Intellectual Property constitutes all Intellectual Property owned by the Endo Companies that is used in the conduct of the Business as currently conducted (other than, for clarity, exclusively in connection with the Excluded Assets), and the Transferred Intellectual Property, together with Intellectual Property licensed or otherwise made available to the Endo Companies pursuant to the Transferred Contracts, constitutes all Intellectual Property that is material to or otherwise necessary for the conduct of the Business as currently conducted, except as would not be expected to materially impact the Business.

(b) The conduct of the Business (including the products and services of the Endo Companies) does not Infringe (and, since January 1, 2020, has not Infringed), in any material respect, any Person’s Intellectual Property. There is no material Action pending or, to the Knowledge of Sellers, threatened, against any Endo Company alleging that the conduct of the Business (including the products and services of the Endo Companies) Infringes any Person’s Intellectual Property.

(c) To the Knowledge of Sellers, no Person is Infringing, in any material respect, any Intellectual Property owned by or exclusively licensed to the Endo Companies and included in the Transferred Assets, and no Endo Company, or to Knowledge of Sellers any other Person, has asserted or threatened any Action against any Person alleging that such Person Infringes any such Intellectual Property since January 1, 2020.

(d) Each Endo Company takes commercially reasonable measures to protect the confidentiality of Trade Secrets included in the Transferred Assets. To the Knowledge of Sellers, no employee, independent contractor, consultant or agent of any Endo Company has misappropriated any trade secrets or other confidential information of any other Person in the course of the performance of his or her duties as an employee, independent contractor, consultant or agent of an Endo Company.

(e) No present or former employee, officer or director of any Endo Company, or agent, outside contractor or consultant of any Endo Company, owns or holds any right, title or interest in or to any Transferred Intellectual Property and all Persons involved in the development of any Transferred Intellectual Property have entered into written agreements wherein such Person has assigned all of their right, title and interest in the Transferred Intellectual Property to the applicable Endo Company.

(f) Since January 1, 2020, the Endo Companies have not experienced any material defects in the Software included in the Transferred Assets that remain unremedied. Since January 1, 2021, there have been no material failures, crashes, security breaches or other adverse events affecting the software, computer hardware, firmware, networks, interfaces and related systems used by the Endo Companies, which have caused material disruption to the Business or which resulted in the loss of Personal Data that required the notification of the applicable Governmental Authorities and of the affected Persons. The Endo Companies take commercially reasonable efforts to provide for the back-up and recovery of material data and have implemented commercially reasonable disaster recovery plans, procedures and facilities and, as applicable, have taken all commercially reasonable steps to implement such plans and procedures.

(g) Since January 1, 2021, the Business has been conducted in compliance with, and the Endo Companies have complied with, in all material respects: (i) all applicable Information Privacy and Security Laws; (ii) all Contracts with third parties to the extent involving the collection, use, or disclosure of Personal Data; and (iii) their published data privacy policies (“Privacy Requirements”). Since January 1, 2021, no Endo Company has received any written communication (or, to the Knowledge of Sellers, any other communication) from any Governmental Authority or private party alleging noncompliance in any material respect with any applicable Privacy Requirements. To the Knowledge of Sellers, there are no facts or circumstances that would require any Endo Company to give notice to any Person of any security breach pursuant to any Privacy Requirements, to the extent any of such notice has not already been given.

(h) Since January 1, 2018, the activities, processes, methods, products or services used, manufactured, dealt in or supplied on or before the date of this Agreement by the Business: (i) do not as of the filing date of the Chapter 11 Plan, nor did they at the time used, manufactured, dealt in or supplied, infringe the Intellectual Property (including, without limitation, moral rights) of another Person, and (ii) have not and shall not give rise to a claim against the Endo Companies, in each case in any material respect.

(i) Since January 1, 2021, to the Knowledge of Sellers, no party to an agreement relating to the use by the Endo Companies of Intellectual Property owned by a third party is, or has at any time been, in material breach of the agreement.

Section 3.13 Taxes.

(a) Since January 1, 2021, all income and other material Tax Returns (a) relating to the Transferred Assets or the Business and (b) of the Specified Subsidiaries that were required to be filed have been duly and timely filed, and all such Tax Returns were true, correct and complete in all material respects when filed. Subject to any obligation of the Sellers under the Bankruptcy Code, since January 1, 2021, all Taxes (x) relating to the Business or the Transferred Assets or (y) for which any Specified Subsidiary is liable (i) that were due and payable have been duly and timely paid and (ii) that are incurred in or attributable to a Tax period ending on or before the Closing Date or to the Pre-Closing Tax Period and are not yet due and payable, have had adequate provision in accordance with GAAP made for their payment. No representation or warranty is made under this Section 3.13(a) in respect of any Tax Returns due or Taxes arising in connection with the Transaction Steps, the Business Transfers or any actions taken by the Endo Companies after August 16, 2022, but prior to the Closing Date (including those undertaken pursuant to Section 6.3 of this Agreement) to the extent such actions were agreed to by the Buyers or their respective advisors prior to such actions having been taken.

(b) Since January 1, 2021, no investigation or audit or search and/or seizure or any other proceeding initiated by any Tax authority is pending against the Indian Subsidiaries.

(c) Since January 1, 2021, all transactions undertaken by the Indian Subsidiaries have been in compliance with the transfer pricing regulations as applicable under the Indian Income Tax Act, 1961.

(d) There are no Encumbrances for Taxes upon the Transferred Assets other than Permitted Encumbrances described in clause (a) of the definition thereof.

(e) Paladin Labs Inc. is a registrant for the purposes of (i) the goods and services tax/harmonized sales tax imposed under Part IX of the ETA with registration number 100783950 RT0001; and (ii) the QST, with registration number 1018211650 TQ0001.

(f) The information and documents provided by the Sellers to the independent chartered accountant for the purpose of preparation of capital gains tax computation in relation to the transfer of the Indian HoldCo Interests pursuant to Section 6.2(d) in accordance with the provisions of the Indian Income Tax Act, 1961, read with the applicable rules of the Indian Income Tax Rules, 1962, are true, correct, and complete in all respects and not misleading.

(g) PPI and Par LLC do not have any pending proceedings in relation to Taxes under the Indian Income Tax Act, 1961 and/ or any demands in connection with Taxes under the Indian Income Tax Act, 1961, which may render the sale of any of the Indian HoldCo Interests void under Section 281 of the Indian Income Tax Act, 1961.

(h) No Specified Subsidiary has ever elected to be, nor has any Specified Subsidiary been notified that it must be, a member of a group for value added tax purposes (except where it is grouped with other Specified Subsidiaries, as applicable). No Specified Subsidiary has entered into any transactions, schemes or arrangements which give rise to a liability under Sections 590, 623, 625, 625A, or 626 of the Irish Taxes Consolidation Act 1997 (as amended) (the “TCA”); nor has any Specified Subsidiary entered into any transactions, schemes or arrangements to which Sections 630 to 638 of the TCA apply or could apply. No Specified Subsidiary has made a claim for group relief or surrendered any amount by way of group relief under the provisions of Sections 411 to 424 of the TCA. No representation or warranty is made under this Section 3.13(h) in respect of any transactions, schemes or arrangements undertaken as part of the Transaction Steps, the Business Transfers or any actions taken by the Endo Companies after August 16, 2022, but prior to the Closing Date (including those undertaken pursuant to Section 6.3 of this Agreement) to the extent such actions were agreed to by the Buyers or their respective advisors prior to such actions having been taken.

(i) Since January 1, 2021, there is no material dispute or disagreement outstanding nor, to the Knowledge of the Sellers, is any contemplated with any Tax Authority regarding any material liability for any Tax recoverable from the Specified Irish Subsidiaries.

(j) The Endo Luxembourg Transferred Equity Interests do not derive, directly or indirectly, its value substantially from the Specified Equity Interests of the Indian Subsidiaries in terms of Section 9 of the (Indian) Income-tax Act, 1961.

(k) The representations and warranties set forth in this Section 3.13 are the Sellers’ or the Endo Companies’ (as the case may be) sole and exclusive representations with respect to Tax matters in this Agreement.

Section 3.14 Regulatory Matters.

(a) Section 1.1(e) of the Disclosure Letter sets forth a true, accurate and complete list of all products manufactured, distributed, marketed or developed by any Endo Company. The Endo Companies, and to the Knowledge of Sellers, each third party that is a contract manufacturer, packager, labeler, importer, exporter, distributor, wholesaler or agent for any Products, are, and at all times after January 1, 2020 were, in all material respects, in compliance with all applicable Health Care Laws to the extent applicable to their activities in respect of the Products or related to the operation or conduct of the Business. To the Knowledge of Sellers, there are no facts or circumstances that would reasonably be expected to give rise to any failure by the Seller Parent and other Endo Companies to be in compliance, in all material respects, under any applicable Health Care Laws.

(b) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Business (taken as a whole), the Endo Companies have all Regulatory Approvals (including all Product Approvals) and each such Regulatory Approval is valid and in full force and effect. The Endo Companies are in compliance in all material respects with, and since January 1, 2020, have fulfilled and performed in all material respects their respective obligations under, each such Regulatory Approval. There is no action or proceeding by any Governmental Authority pending or, to the Knowledge of the Sellers, threatened seeking the revocation or suspension of any of the Regulatory Approvals, and since January 1, 2020, no event has occurred or condition or state of facts exists that would constitute a material breach or default, or would reasonably be expected to cause revocation, termination, suspension or material modification of any of the Regulatory Approvals. Since January 1, 2020, the Endo Companies have filed with the FDA, Health Canada and any other applicable Governmental Authority all filings, notices, registrations, reports or submissions that are required under any Regulatory Approval or by any Health Care Law to have been filed or obtained as of the filing date of the Chapter 11 Plan, except as would not, individually or in the aggregate, reasonably be expected to be material to the Business. All such documents were when filed or submitted (or as corrected or completed in a subsequent filing), and continue to be, in material compliance with applicable Health Care Laws and to the Knowledge of the Sellers, no material deficiencies have been asserted by any applicable Governmental Authority with respect to any such filings or Regulatory Approvals since January 1, 2020.

(c) All Product Regulatory Materials disclosed to Buyers are true, correct and complete in all material respects.

(d) Since January 1, 2020, the Endo Companies have not received any written notice of adverse finding, written notice of violation, warning letter, untitled letter, regulatory letter, notice of inspectional observations (including Form FDA 483), correspondence regarding the termination or suspension, delay or material modification, of any ongoing clinical or pre-clinical studies or tests, establishment inspection reports or other correspondence or notice from the FDA or any other applicable Governmental Authority that asserts (i) any deficiency in the conduct of any research, formulation, pre-clinical or other testing, clinical trial, investigation, post-market research (including research required by a Governmental Authority) in connection with the Products, or the procurement, possessing, manufacturing, processing, packaging, labeling, holding, distribution, storage, importing, exporting, marketing, promotion, supply or selling of the Products, or (ii) any other lack of compliance with applicable Health Care Laws in connection with the Products. Since January 1, 2020, the Endo Companies have not received written notice from the FDA or any other applicable Governmental Authority of any pending or threatened civil, criminal, administrative or regulatory claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration, inquiry, search warrant, subpoena, or request for information by any Governmental Authority relating to any violation of applicable Health Care Laws against the Endo Companies or, to the Knowledge of the Sellers, any person that has or is conducting or overseeing any research, development, pre-clinical or clinical testing of the Products, or that manufactures, packages, labels, imports, exports, stores, procures, supplies, distributes, promotes, advertises or sells the Products pursuant to a manufacturing, distribution, supply or other arrangement with the Endo Companies, in each case since January 1, 2020.

(e) Neither the Endo Companies, nor, to the Knowledge of the Sellers, any member, officer, director, partner, employee, contractor or agent of any of the Endo Companies has made an untrue statement of fact or a fraudulent statement to the FDA or any other Governmental Authority, failed to disclose a fact required to be disclosed to the FDA or any other Governmental

Authority, or committed an act, made a statement or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or for any other Governmental Authority to invoke any applicable policy since January 1, 2020. Neither the Endo Companies, nor, to the Knowledge of the Sellers, any member, officer, director, partner, employee, contractor or agent of any of the Endo Companies has been disqualified under FDA investigator disqualification proceedings, subject to FDA’s Application Integrity Policy, or subject to any enforcement proceeding arising from material false statements to FDA pursuant to 18 U.S.C. Section 1001. Neither the Endo Companies nor, to the Knowledge of the Sellers, any member, officer, director, partner, employee, contractor or agent of the Endo Companies has been assessed or threatened with assessment of a civil monetary penalty, debarred or convicted of any crime or engaged in any conduct that would reasonably be expected to result in debarment under 21 U.S.C. Section 335a or any applicable Health Care Laws or exclusion under 42 U.S.C. Section 1320a-7 or any applicable Health Care Laws since January 1, 2020. Neither the Endo Companies nor, to the Knowledge of the Endo Companies, any member, officer, director, partner, employee or agent of the Endo Companies, are subject to any proceeding by any Governmental Authority that would reasonably be expected to result in such suspension, exclusion or debarment and to the Knowledge of the Sellers, there are no facts that would reasonably be expected to give rise to such suspension, exclusion or debarment. Except for the (i) Bankruptcy Cases and any Order entered by the Bankruptcy Court and (ii) the Canadian Recognition Case and any Order entered by the Canadian Court, the Endo Companies are not currently, and have not been, since January 1, 2020, (i) a party to any consent decree, judgment, order, or settlement, or any actual or potential settlement agreement, corporate integrity agreement or certification of compliance agreement, or (ii) a defendant or named party in any unsealed qui tam/False Claims Act litigation, in each case that relates to the Products.

(f) To the Knowledge of the Sellers, since January 1, 2020, the Endo Companies have not received any notice or other correspondence from the FDA, any other Governmental Authority or any safety oversight board commencing, or threatening to initiate, any action to place a clinical hold order on, or to terminate, delay, suspend, or materially modify any proposed or ongoing clinical or pre-clinical studies or tests sponsored by or conducted on behalf of the Endo Companies relating to any Product.

(g) All manufacturing, packaging, labeling, storage, handling, importing and distributing operations conducted by or on behalf of the Endo Companies related to the Products have been, since January 1, 2020, and are being conducted, in all material respects, in accordance with all Health Care Laws, including all good manufacturing practice requirements for the Products and there has not been any notice or other correspondence or action from the FDA or any other Governmental Authority to recall, suspend, size, enjoin or otherwise restrict the sale or manufacture of the Products since January 1, 2020. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Business (taken as a whole), since January 1, 2020, the Endo Companies have not either voluntarily or involuntarily initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, field notifications, field corrections, market withdrawal or replacement, safety alert, warning, “dear doctor” letter, investigator notice, or other notice or action relating to an alleged lack of safety, efficacy or regulatory compliance (to the extent applicable in the jurisdiction of their operations) of any Product (“Recall”). To the Knowledge of the Sellers, there are no facts that are reasonably likely to cause the Recall of any Product.

Section 3.15 Environmental Matters.

(a) The Endo Companies and the Business are, and since January 1, 2021 have been, in compliance with all applicable Environmental Laws in all material respects.

(b) The Sellers, the Indian Subsidiaries and the Business are in possession of, and have since January 1, 2021 been, in compliance with all Environmental Permits required in connection with the conduct or operation of the Business and the ownership or use of the Transferred Assets in all material respects as currently conducted, operations and held. All such Environmental Permits are in full force and effect and to the Knowledge of the Sellers, there is no claim or action currently pending or threatened that is or would reasonably be expected to result in a Material Adverse Effect. Neither Seller Parent nor any of its Subsidiaries has received any written notice regarding the revocation, suspension or material amendment of any Environmental Permit that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) There is no Environmental Claim that is pending or, to the Knowledge of Sellers, threatened in writing or any basis for an Environmental Claim, against Seller Parent or any other Endo Company that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Endo Company is subject to any Order imposed by any Governmental Authority pursuant to Environmental Laws.

(d) No Hazardous Materials have been Released or permitted to be Released by any Endo Company, and to the Knowledge of Sellers, no Hazardous Materials are present on, at, in or under any real or immoveable property currently or formerly owned, leased or used by any of the Endo Companies (including the Acquired Owned Real Property and the Acquired Leased Real Property), in each case, in violation of or in excess of applicable limits pursuant to Environmental Laws that would reasonably be expected to result in any material Liability to the Endo Companies under Environmental Laws.

(e) Copies of all reports and other material documents relating to the environmental matters affecting the Endo Companies, the Transferred Assets or any real or immoveable property currently or formerly owned, leased or used by any of the Endo Companies (including the Acquired Owned Real Property and the Acquired Leased Real Property) which are in the possession or under the control of the Endo Companies have been provided to the Buyers. To the Knowledge of Sellers, there are no other reports or material documents relating to environmental matters affecting the Endo Companies, the Transferred Assets or any real or immoveable property currently or formerly owned, leased or used by any of the Endo Companies (including the Acquired Owned Real Property and the Acquired Leased Real Property) which have not been made available to the Buyers.

Section 3.16 Material Contracts.

(a) Except as disclosed in any Company Report filed and publicly available or as set forth on Section 3.16 of the Disclosure Letter, or to the extent any such Contracts constitute Employee Plans, as of the filing date of the Chapter 11 Plan no Endo Company is party to or bound by (each such Contract, a “Material Contract” and collectively, the “Material Contracts”):

(i) Contracts with any Affiliate or current or former officer or director of any Endo Company (other than employment-related Contracts or Employee Plans);

(ii) Contracts relating to any material business, equity or asset acquisition by any Endo Company or any disposition of any significant portion of the business, equity or assets of any Endo Company (in each case other than acquisitions or dispositions involving aggregate payments of less than $1,000,000 or the acquisition, sale or disposition of Inventory in the Ordinary Course of Business), in each case, since January 1, 2023;

(iii) any Contract that (A) relates to Indebtedness under clauses (a) or (b) of the definition thereof of any Endo Company; (B) relates to the mortgaging or pledging of, or otherwise placing an Encumbrance (other than a Permitted Encumbrance) on, any of the assets or properties of any Endo Company; or (C) is in the nature of a capital or direct financing lease that is required by GAAP to be treated as a long-term liability involving payments above $1,000,000 annually, in each case other than any Contract under which the Liabilities of the applicable Endo Company will be fully discharged under the Bankruptcy Code;

(iv) the Collective Bargaining Agreement;

(v) any Contract pursuant to which an Endo Company (A) is granted or obtains or agrees to grant or obtain any right to use or otherwise exploit any Intellectual Property that is material to the Business, (B) is restricted in its right to use or register any Intellectual Property included in the Transferred Assets that is material to the Business, or (C) permits or agrees to permit any other Person to use, enforce or register any material Intellectual Property included in the Transferred Assets, including any such license agreements, coexistence agreements and covenants not to sue; in each case excluding any Contracts (i) containing non-exclusive licenses of Intellectual Property relating to the development, manufacture, marketing, advertising, promotion, distribution, sale or other commercialization of Products entered into in the Ordinary Course of Business, in each case that are not individually material to the Business or (ii) entered into for commercially available “off-the-shelf” Software licensed to a Seller on a non-exclusive basis;

(vi) any Contract or consent decree with or from any Governmental Authority;

(vii) any Contract that imposes on any Endo Company or any of their respective Affiliates (including Buyers and their Affiliates following the Closing) (other than those contained in confidentiality agreements or similar Contracts) (A) any restriction on soliciting customers or employees or any non-competition restrictions, (B) any restriction on entering into any line of business, or from freely providing services or supplying products to any customer or potential customer, or in any part of the world, (C) a “most favored nation” pricing provision or exclusive marketing or distribution rights relating to any products or territory or minimum purchase obligations or exclusive purchase obligations with respect to any goods or services binding such Endo Company or its Affiliates in favor of the counterparty, or (D) other than restrictions that will cease to be effective on and after the Closing, any restriction on either the payment of dividends or distributions or the incurrence of Encumbrances on the property or assets of any Endo Company;

(viii) any Contract with the customers and suppliers required to be listed on Section 3.18(a) or Section 3.18(b) of the Disclosure Letter;

(ix) any Contract with a sole source supplier, pursuant to which such supplier provides to an Endo Company equipment, materials or services that are necessary for the sale, performance, manufacturing or support of the Business;

(x) any irrevocable power of attorney given by any Endo Company to any Person for any purpose whatsoever with respect to any Endo Company; and

(xi) any agreement relating to any strategic alliance, joint development, joint marketing, partnership, joint venture or similar arrangement (including any such Contract involving a sharing of revenues, profits, losses, costs or liabilities).

(b) Except as set forth on Section 3.16(b) of the Disclosure Letter, Sellers have made available to Buyers a true, correct and complete copy of each Material Contract, as amended to date. As of the filing date of the Chapter 11 Plan, each Material Contract is, and as of the Closing Date and subject to approval of the Bankruptcy Court, assuming payment of the Cure Claims, each Transferred Contract will be, valid and binding on the Endo Companies and, to the Knowledge of the Sellers, the counterparties thereto, and in full force and effect, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law). As of the filing date of the Chapter 11 Plan, to the Knowledge of the Sellers, no party has repudiated in writing any material provision of a Material Contract or given written notice that a Material Contract has terminated or will be terminating and, excluding the effect of the Bankruptcy Cases, no Endo Company is in breach of, or default under, in any material respect, a Material Contract to which it is a party. As of the filing date of the Chapter 11 Plan, except for violations, breaches or defaults which have been cured and for which no Endo Company has any Liability, or which will be cured as a result of the payment of the applicable Cure Claims, no Endo Company and, to the Knowledge of the Sellers, no other party to any Material Contract, has breached or defaulted in any material respect under, or has improperly terminated, revoked or accelerated, any Material Contract, and there exists no condition or event which, after notice, lapse of time or both, would constitute any such breach, default, termination, revocation or acceleration, in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) Section 3.16(c) of the Disclosure Letter lists each material insurance policy maintained by the Endo Companies as of the filing date of the Chapter 11 Plan, and the deductibles and coverage limits for each such policy. To the Knowledge of Sellers, (a) the Endo Companies own or hold policies of insurance, or are self-insured, of the types and in amounts providing reasonably adequate coverage against all risks customarily insured against by companies in similar lines of business as the Endo Companies or as may otherwise be required by applicable Law and (b) all such insurance policies are in full force and effect except for any expiration thereof in accordance with the terms thereof occurring after the date of this Agreement. The Endo

Companies have not received written notice of cancelation or modification with respect to such insurance policies other than in connection with ordinary renewals, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default by any insured thereunder. All premiums in respect of each insurance policy maintained by the Endo Companies have been paid, or will be paid, when due. There is no claim pending under any such insurance policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

Section 3.17 Accounts Receivable; Inventory.

(a) The accounts receivable shown in the Seller Financial Statements or that constitute Transferred Assets arose in the Ordinary Course of Business. Allowances for doubtful accounts set forth in the Seller Financial Statements have been prepared and recorded in accordance with GAAP and in accordance with the past practices of the Endo Companies. The accounts receivable constituting Transferred Assets are not subject to any material claim of offset, recoupment, set off or counter-claim and, to the Knowledge of the Sellers, there are no specific facts or circumstances that would give rise to any such claim in any such case, except to the extent collected or otherwise reflected in the allowances for doubtful accounts or returns reserve as provided for in the Seller Financial Statements.

(b) The Inventory is, in all material respects, of a quality and quantity usable and, in the case of finished goods, saleable, in the Ordinary Course of Business, except for obsolete, damaged, defective or slow moving items as reflected in the reserves in the Seller Financial Statements.

(c) Section 3.17(c) of the Disclosure Letter contains a true and correct representation of the unaudited consolidated Inventory balances of each Product and the expiration dates of each Product as of January 31, 2024. The Sellers have good and marketable title to the Inventory of the Products free and clear of all Encumbrances (other than Permitted Encumbrances). The Inventory of the Products have and will have been manufactured, tested, packaged, labelled and stored in material compliance with applicable Laws and binding guidelines, including applicable current good manufacturing practices as prescribed by Law, from time to time, and the relevant product specifications. The Inventory levels have been maintained at the amounts required for the operations of the Business as historically conducted and such Inventory levels are adequate for such operations.

Section 3.18 Customers and Suppliers.

(a) Listed in Section 3.18(a) of the Disclosure Letter are the ten (10) largest customers of the Business, taken as a whole by revenue for the year ended December 31, 2022. No Endo Company has received any written notice, or to the Knowledge of the Sellers, oral notice, that any of the customers listed on Section 3.18(a) of the Disclosure Letter has materially decreased since January 1, 2022, or will materially decrease, its purchase of the products, equipment, goods and services of the Business. To the Knowledge of Sellers, there has been no termination, cancellation, or material limitation of, or any material modification or change in, the business relationship between any Endo Company, and any customer listed on Section 3.18(a) of the Disclosure Letter.

(b) Listed in Section 3.18(b) of the Disclosure Letter are the ten (10) largest suppliers of services, raw materials, supplies, merchandise and other goods for the Business, taken as a whole by cost for the year ended December 31, 2022. No Endo Company has received any written notice or, to the Knowledge of the Sellers, oral notice that any such supplier will not provide such services or sell such raw materials, supplies, merchandise and other goods to the Business at any time after the Closing on terms and conditions materially similar to those used in its current sales to the Endo Companies, subject only to general and customary price increases or decreases and the effects of the filing and administration of the Bankruptcy Cases.

Section 3.19 Certain Payments. Since January 1, 2021, no Endo Company (nor, to the Knowledge of the Sellers, any of their respective directors, executives, representatives, agents or employees, in the course of their actions for, or on behalf of, any of the Sellers or the Specified Subsidiaries) (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees; (c) has violated or is violating any material provision of the Foreign Corrupt Practices Act of 1977, Irish Criminal Justice (Corruption Offences) Act 2018, Irish Ethics in Public Office Acts 1995 and 2001, Irish Proceeds of Crime Acts 1996 – 2016, Irish Criminal Justice (Theft and Fraud Offences) Act 2001, the United Kingdom Bribery Act 2010 and the (Indian) Prevention of Corruption Act, 1988; (d) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties; or (e) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature to any foreign or domestic government official or employee.

Section 3.20 Brokers. Except for PJT Partners LP, Evercore Group LLC, Perella Weinberg Partners L.P., Ducera Partners LLC and Houlihan Lokey Capital, Inc., the fees, commissions and expenses of which will be paid by the Endo Companies, in each case, in accordance with the terms of any executed engagement letter or reimbursement agreement previously agreed to by the Debtors in writing (all of which have been delivered to the Buyers), no broker, finder or investment banker engaged by or on behalf of the Endo Companies is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby.

Section 3.21 Exclusivity of Representations and Warranties. EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE III, NO SELLER OR ANY OF ITS AFFILIATES, OR ANY OF THEIR RESPECTIVE REPRESENTATIVES, DIRECTORS, MANAGERS, PARTNERS, OFFICERS OR DIRECT OR INDIRECT EQUITYHOLDERS HAS MADE OR MAKES, AND BUYERS HAVE NOT RELIED UPON, ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER, WITH RESPECT TO ANY SELLER OR ANY OF ITS AFFILIATES, THE SPECIFIED EQUITY INTERESTS, THE TRANSFERRED ASSETS, THE ASSUMED LIABILITIES OR THE BUSINESS, OR ANY MATTER RELATING TO ANY OF THEM, INCLUDING THEIR RESPECTIVE BUSINESS, AFFAIRS, ASSETS, LIABILITIES, FINANCIAL CONDITION OR RESULTS OF OPERATIONS, OR WITH RESPECT TO THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION PROVIDED OR MADE AVAILABLE TO BUYERS OR ANY OF THEIR AFFILIATES, OR ANY OF THEIR RESPECTIVE REPRESENTATIVES BY OR ON BEHALF OF SELLERS, OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS

CONTEMPLATED HEREBY, AND ANY SUCH REPRESENTATIONS OR WARRANTIES ARE EXPRESSLY DISCLAIMED. EXCEPT TO THE EXTENT SET FORTH IN THOSE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE III, NONE OF SELLERS OR ANY OF THEIR AFFILIATES, OR ANY OTHER PERSON OR ENTITY ON BEHALF OF SELLERS OR ANY OF THEIR AFFILIATES, HAS MADE OR MAKES ANY REPRESENTATION OR WARRANTY, WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO ANY PROJECTIONS, FORECASTS, ESTIMATES OR BUDGETS MADE AVAILABLE TO BUYERS OR ANY OF THEIR AFFILIATES OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OF FUTURE REVENUES, FUTURE RESULTS OF OPERATIONS (OR ANY COMPONENT THEREOF), FUTURE CASH FLOWS OR FUTURE FINANCIAL CONDITION (OR ANY COMPONENT THEREOF) OF SELLERS OR ANY OF THEIR AFFILIATES OR OF THE BUSINESS (INCLUDING THE REASONABLENESS OF THE ASSUMPTIONS UNDERLYING ANY OF THE FOREGOING), WHETHER OR NOT INCLUDED IN ANY MANAGEMENT PRESENTATION OR IN ANY OTHER INFORMATION MADE AVAILABLE TO BUYERS, THEIR AFFILIATES OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OR ANY OTHER PERSON, AND ANY SUCH REPRESENTATIONS OR WARRANTIES ARE EXPRESSLY DISCLAIMED.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BUYERS

The Buyers represent and warrant to the Endo Companies as of the date hereof and as of the Closing Date (or, as to those representations and warranties that address matters as of particular dates, as of such dates), as follows:

Section 4.1 Organization. Each of the Buyers are duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and have all necessary corporate (or equivalent) power and authority to carry on their business as it is now being conducted, except (other than with respect to Buyers’ due incorporation and valid existence) as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Buyers’ ability to consummate the transactions contemplated by this Agreement and perform its obligations hereunder and under any Ancillary Agreement. As of the execution of this Agreement, the Buyers have made available to Seller Parent a copy of their Organizational Documents, as in effect as of such date, and is not in violation of any provision of such documents, except as would not reasonably be expected to be material to the Buyers.

Section 4.2 Authority. Each of the Buyers have the corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Buyers have obtained the requisite approvals of the Required Holders, and no further authorization or approval is required for Buyers to execute and deliver this Agreement and each of the Ancillary Agreements to which they are or will be a party, to perform their obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Buyers of this Agreement and each of the Ancillary Agreements to which they will be a party and the consummation by the Buyers of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action and no other proceedings on the part of the Buyers is necessary to authorize such execution, delivery or performance. This Agreement has been, and upon their execution each of the Ancillary Agreements to which the Buyers will be a party will have been, duly executed and delivered by the Buyers and assuming due execution and delivery by each of the other parties hereto and thereto, this Agreement constitutes, and upon their execution each of the Ancillary Agreements to which the Buyers will be a party will constitute, the valid and binding obligations of the Buyers, enforceable against the Buyers in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

Section 4.3 No Conflict; Required Filings and Consents.

(a) The execution, delivery and performance by the Buyers of this Agreement and each of the Ancillary Agreements to which the Buyers will be a party, and the consummation of the transactions contemplated hereby and thereby, or compliance by the Buyers with any of the provisions hereof, (i) do not and will not conflict with, result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give rise to a right of termination, modification, notice or cancellation or require any consent of any Person pursuant to (A) the Organizational Documents of the Buyers, (B) any Law applicable to the Buyers or by which any property or asset of the Buyers are bound or affected, (C) any Order of any Governmental Authority or (D) any material contract or agreement to which the Buyers are a party, except, in the case of clause (B), (C) or (D), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Buyers Material Adverse Effect or (ii) do not and will not result in the creation of (or give rise to the right of any Person to require the grant of) any Encumbrance upon any of the assets of the Buyers, except as expressly contemplated by this Agreement or as would not, individually or in the aggregate, reasonably be expected to have a Buyers Material Adverse Effect.

(b) The Buyers are not required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by the Buyers of this Agreement and each of the Ancillary Agreements to which it will be a party or the consummation of the transactions contemplated hereby or thereby, except for (i) any filings required to be made for Regulatory Approval under the HSR Act, the Competition Act or other applicable Law or Antitrust Law, as well as any foreign direct investment filings required to be made in Ireland or other jurisdictions; (ii) other filings to be made to the Irish Minister for Enterprise, Trade and Employment in respect of the transfer of the Specified Equity Interests and/or the Transferred Assets; (iii) as required pursuant to the Bankruptcy Code or the Confirmation Order; or (iv) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect.

(c) The execution, delivery and performance by the Buyers of this Agreement and each of the Ancillary Agreements to which the Buyers will be a party, and the consummation of the transactions contemplated hereby and thereby, or compliance by the Buyers with any of the provisions hereof does not require an approval of the Government of India under Press Note No. 3 (2020 series) dated April 17, 2020 read with Rule 6(a) of the Foreign Exchange Management (Non-debt Instruments) Rules, 2019.

Section 4.4 Brokers. The fees, commissions and expenses of any broker, finder or investment banker engaged by or on behalf of the Buyers in connection with the transactions contemplated hereby will be paid by the Buyers. Notwithstanding the foregoing, and solely to the extent required by the terms of an executed engagement letter with the Debtors, the fees, commissions and expenses of Evercore Group LLC will be paid by the Endo Companies.

Section 4.5 [Reserved.]

Section 4.6 Buyers’ Investigation and Reliance.

(a) The Buyers are sophisticated purchasers and have made their own independent investigation, review and analysis regarding the Business, the Specified Equity Interests, the Transferred Assets, the Assumed Liabilities and the transactions contemplated hereby, which investigation, review and analysis was conducted by the Buyers together with expert advisors, including legal counsel, that it has engaged for such purpose. The Buyers and their Representatives have been provided with reasonable access to the Representatives, properties, offices, plants and other facilities, books and records of the Endo Companies relating to the Business and other information that they have requested in connection with their investigation of the Business, the Specified Equity Interests, the Transferred Assets, the Assumed Liabilities and the transactions contemplated hereby. In entering into this Agreement, the Buyers acknowledge that they have relied solely upon (i) the aforementioned investigation, review and analysis and (ii) the representations and warranties set forth in Article III (and are not relying on any other factual representations or opinions of the Sellers or their representatives). The Buyers acknowledge that, should the Closing occur, the Buyers shall acquire the Business, the Specified Equity Interests and the Transferred Assets without any surviving representations or warranties, on an “as is” and “where is” basis and, other than the representations and warranties of the Endo Companies set forth in Article III, none of the Endo Companies, any of their Affiliates, or any of their respective officers, directors, employees, agents, Representatives or direct or indirect equityholders make or have made any representation or warranty, express or implied, at law or in equity, as to any matter whatsoever relating to the Business, the Specified Equity Interests, the Transferred Assets, the Assumed Liabilities or any other matter relating to the transactions contemplated by this Agreement including as to: (a) merchantability or fitness for any particular use or purpose; (b) the operation of the Business by the Buyers after the Closing in any manner; or (c) the probable success or profitability of the Business after the Closing. Except as expressly set forth in the representations and warranties of the Endo Companies set forth in Article III, none of the Endo Companies, any of their Affiliates or any their respective officers, directors, employees, agents, Representatives or stockholders will have or, except in the case of Fraud, will be subject to any Liability or Indemnification Obligation to the Buyers or any other Person resulting from the distribution to the Buyers or their Affiliates or Representatives of, or the Buyers’ use of, any information relating to the Business or any other matter relating to the transactions contemplated by this Agreement, including any descriptive memoranda, summary business descriptions or any information, documents or material made available to the Buyers or their Affiliates or representatives, whether orally or in writing, in certain “data rooms,” management presentations, functional “break-out” discussions, responses to questions submitted on behalf of the Buyers or in any other form in expectation of the transactions contemplated by this Agreement. The Buyers acknowledge and agree that the representations and warranties of the Endo Companies in Article III are the result of arms’ length negotiations between sophisticated parties.

(b) The Buyers have such knowledge in financial and business matters that they are fully capable of evaluating the merits and risks of acquiring the Specified Equity Interests. The Buyers acknowledge that they are able to fend for itself in the transaction contemplated by this Agreement and that it has the ability to bear the economic risk of acquiring the Specified Equity Interests. The Specified Equity Interests were not offered to the Buyers through, and the Buyers are not aware of, any form of general solicitation or general advertising, including, without limitation, (i) any advertisement, articles, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. The Buyers understand that the Specified Equity Interests are not registered and therefore are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Endo Companies in a transaction not involving a public offering, and that, under such laws and applicable regulations, such securities may not be transferred or resold without registration under the Securities Act or pursuant to an exemption therefrom. In this connection the Buyers represent that they are familiar with Rule 144 under the Securities Act, and understands the resale limitations imposed thereby and by the Securities Act.

ARTICLE V

COVENANTS

Section 5.1 Conduct of Business Prior to the Closing.

(a) Except (1) as otherwise contemplated by this Agreement, (2) as set forth in Section 5.1 of the Disclosure Letter, (3) as required by the Bankruptcy Code, the Confirmation Order, or by other Order of the Bankruptcy Court (it being understood that no provision of this Section 5.1 will require the Endo Companies to make any payment to any of their creditors with respect to any amount owed to such creditors on the Petition Date or which would otherwise violate the Bankruptcy Code or the terms of the Chapter 11 Plan), (4) as otherwise required by Law or any Order including, solely in respect of the Canadian Debtors, the Canadian Plan Recognition Order or any other Order of the Canadian Court, or (5) with the prior written consent of the Buyers, from the date hereof until the Closing Date, the Endo Companies shall:

(i) conduct the Business in the Ordinary Course of Business; and

(ii) use commercially reasonable efforts to preserve the Business, the Endo Companies’ relationships with third parties (including creditors, lessors, licensors, customers, suppliers, distributors, Business Employees, and others with whom the Endo Companies deal in the Ordinary Course of Business).

Notwithstanding the foregoing, no action or failure to take action with respect to matters specifically addressed by any of the provisions of Section 5.1(b) shall constitute a breach under this Section 5.1(a) unless such action or failure to take action would constitute a breach of such provision of Section 5.1(b) and this Section 5.1(a).

(b) Except (1) as otherwise contemplated by this Agreement, (2) as set forth in Section 5.1 of the Disclosure Letter, (3) as required by the Bankruptcy Code, the Confirmation Order, or by other Order of the Bankruptcy Court (it being understood that no provision of this Section 5.1 will require the Endo Companies to make any payment to any of their creditors with respect to any amount owed to such creditors on the Petition Date or which would otherwise violate the Bankruptcy Code or the Chapter 11 Plan), (4) as otherwise required by Law or any Order including, solely in respect of the Canadian Debtors, the Canadian Plan Recognition Order or any other Order of the Canadian Court or (5) with the prior written consent of the Buyers (which consent, solely in respect of actions set forth in Sections 5.1(b)(vi), 5.1(b)(vii), 5.1(b)(viii), 5.1(b)(ix), 5.1(b)(x), 5.1(b)(xi), and 5.1(b)(xv) will not be unreasonably withheld), from the date hereof until the Closing Date or earlier termination of this Agreement, the Endo Companies shall not:

(i) sell, transfer, lease, sublease or otherwise dispose of any Transferred Assets in excess of $500,000 individually or $5 million in the aggregate on a 12-month rolling basis, other than Inventory sold or disposed of in the Ordinary Course of Business; provided, however, that any such sale or disposition of Transferred Assets shall not entail the payment or other transfer of any cash by the applicable Endo Company and any applicable Prepetition Liens (as defined in the Cash Collateral Order) shall attach to the proceeds of such sale or disposition in accordance with applicable Law;

(ii) acquire any corporation, partnership, limited liability company, other business organization or division or material portion of the assets thereof (other than acquisitions of assets that do not require the Buyers to pay more than a de minimis amount of additional cash consideration in connection with the transactions contemplated by this Agreement);

(iii) merge or consolidate with or into any legal entity, dissolve, liquidate or otherwise terminate its existence;

(iv) engage in any investment, declare or make any dividend or incur Indebtedness (other than Indebtedness incurred in the Ordinary Course of Business including any trade credits or advances);

(v) redeem or make or declare any dividends, distributions, or other payments on account of Equity Interests, or otherwise make any transfers or payments on account of Equity Interests, except as otherwise approved in an Order of the Bankruptcy Court

(vi) other than in the Ordinary Course of Business, enter into, terminate, amend or otherwise modify any Material Contract;

(vii) permit any Encumbrance on the Transferred Assets other than Permitted Encumbrances or Encumbrances that will be removed by operation of the Confirmation Order;

(viii) other than in the Ordinary Course of Business, amend, waive or otherwise modify in any material respect or terminate any Transferred Contract or modify, waive, release or assign any material rights or claims thereunder, in each case whether in connection with any extension, renewal or replacement of such Transferred Contract, or otherwise;

(ix) other than as required by applicable Law, or required by the terms of any Employee Plan, Contract or the Collective Bargaining Agreement, (A) enter into, establish, adopt, materially amend or terminate any Employee Plan (or any arrangement that would be an Employee Plan if in effect on the date of date hereof), except for non-material modifications to Employee Plans in the Ordinary Course of Business and actions permitted by the following clause (B), (B) grant, announce or effectuate any increase or modification in the salaries, bonuses or other compensation and benefits payable or to become payable to any Business Employee, except for such actions in the Ordinary Course of Business for Business Employees with annual base salary or annual wage rate of less than $350,000 or (C) other than in the Ordinary Course of Business for individuals with annual base compensation of less than $350,000, hire or promote any Business Employee (or any individual who would be a Business Employee if employed on the date hereof) or engage any individual independent contractor to service the Business or terminate the employment of any Business Employee other than in the Ordinary Course of Business;

(x) unless required by applicable Law or the terms of the Collective Bargaining Agreement, (i) modify, extend or enter into any collective bargaining agreement (provided, for the avoidance of doubt, that the Buyers shall assume the Collective Bargaining Agreement pursuant to Section 5.18(g) of the Chapter 11 Plan), or (ii) recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any Business Employees;

(xi) institute any Action other than in the Ordinary Course of Business, including any Action concerning any material Intellectual Property included in the Transferred Assets;

(xii) make, revoke or change any material election relating to Taxes of the Business or Transferred Assets;

(xiii) make any change in any method of accounting or accounting practice or policy, except as required by applicable Law or GAAP;

(xiv) amend or otherwise modify their Organizational Documents;

(xv) (A) other than in the Ordinary Course of Business, reject or terminate any Material Contract or seek Bankruptcy Court approval to do so, or (B) fail to use commercially reasonable efforts to oppose any action by a third party to terminate (including any action by a third party to obtain Bankruptcy Court approval to terminate) any Material Contract;

(xvi) with respect to any Transferred Asset, (A) agree to allow any form of relief from the automatic stay in the Bankruptcy Cases (other than pursuant to the Confirmation Order); or (B) fail to oppose any action by a third party to obtain relief from the automatic stay in the Bankruptcy Cases, unless such relief would have a de minimis impact on the transactions contemplated by this Agreement; or

(xvii) agree, authorize or commit to take any of the foregoing actions.

(c) Except (1) as otherwise contemplated by this Agreement, (2) as set forth in Section 5.1 of the Disclosure Letter, (3) as required by the Bankruptcy Code, the Confirmation Order, or by other Order of the Bankruptcy Court (it being understood that no provision of this Section 5.1 will require the Endo Companies to make any payment to any of its creditors with respect to any amount owed to such creditors on the Petition Date or which would otherwise violate the Bankruptcy Code), (4) as otherwise required by Law or any Order including, solely in respect of the Canadian Debtors, the Canadian Plan Recognition Order or any other Order of the Canadian Court, or (5) with the prior written consent of the Buyers, from the date hereof until the Closing Date or earlier termination of this Agreement, the Endo Companies shall not:

(i) pursue or seek, or fail to oppose any third party pursuing or seeking, a conversion of the Bankruptcy Cases to cases under chapter 7 of the Bankruptcy Code, the appointment of a trustee under chapter 11 or chapter 7 of the Bankruptcy Code and/or the appointment of an examiner with expanded powers;

(ii) file or support another party in filing (which support, for the avoidance of doubt, shall not include complying with discovery or diligence requests by parties in interest) with the Bankruptcy Court or any other court (A) a motion, application, pleading, or proceeding challenging the amount, validity, enforceability, extent, perfection, or priority of, or seeking avoidance or subordination of, any Claim held by any Consenting First Lien Creditor against the Endo Companies or any liens or security interests securing such Claim, or (B) a motion, application, pleading or proceeding asserting (or seeking standing to assert) any purported Claims or causes of action against any of the Consenting First Lien Creditors, or take corporate action for the purpose of authorizing any of the foregoing, other than in connection with, arising out of or related to the Consenting First Lien Creditors’ breach of the Restructuring Support Agreement;

(iii) issue, sell, encumber or grant any stock, equity or voting interests of any of the Endo Companies;

(iv) waive, release, assign, institute, compromise or settle any litigation related to any Endo Company involving cash payment by any Endo Company in excess of $250,000 individually or $2,500,000 million in the aggregate;

(v) make or authorize capital expenditures beyond the capital expenditures already included in the Seller Parent’s 2024 or 2025, as applicable, fiscal year plan in excess of $500,000; or

(vi) incur, assume, or otherwise become, directly or indirectly, liable with respect to any Indebtedness other than Indebtedness that is an Excluded Liability and not secured by any Encumbrances (other than any Permitted Encumbrances) on any Transferred Asset.

Section 5.2 Covenants Regarding Information.

(a) From the date hereof until the Closing Date, upon reasonable request, the Endo Companies shall afford the Buyers and their Representatives reasonable access during normal business hours to all of the properties, offices and other facilities, Books and Records (including Tax records, documents and materials related to any Regulatory Approvals, Product Approvals, and Transaction Steps and the consummation thereof) of the Endo Companies, and shall furnish the Buyers and their Representatives with such financial, operating and other data and information, and provide reasonable access, upon reasonable request, to all the officers, key employees, accountants and other Representatives of the Endo Companies as the Buyers may reasonably request. Notwithstanding anything to the contrary in this Agreement, the Endo Companies shall not be required to disclose any information to the Buyers or their Representatives if such disclosure would reasonably be expected to adversely affect any attorney-client or other legal privilege or contravene any applicable Laws; provided that the Endo Companies shall use commercially reasonable efforts to provide a reasonable alternative means of accessing any such information in a manner that would not result in the waiver of any legal privilege or violation of applicable Laws.

(b) After the Closing Date and until the end of the Wind-Down Period, upon reasonable request, the Endo Companies shall afford the Buyers and their Representatives reasonable access during normal business hours to the Books and Records (including Tax records, Regulatory Approvals and Product Approvals) of the Endo Companies and the Buyers shall afford the Endo Companies and their respective Representatives reasonable access during normal business hours to the Books and Records.

Section 5.3 Notification of Certain Matters. Until the Closing, each Party hereto shall promptly notify the other Parties hereto in writing of any fact, change, condition, circumstance or occurrence or nonoccurrence of any event of which it is aware that will or is reasonably likely to result in any of the conditions set forth in Article VII of this Agreement becoming incapable of being satisfied.

Section 5.4 Employee Matters.

(a) The Endo Companies shall update the Employee Census as of five (5) days prior to the Closing Date. Within ten (10) days prior to the anticipated Closing Date, the Endo Companies shall provide the Buyers with a list of any applicable individuals (on a no-name basis where required by applicable Law) who are expected to be Qualified Leave Recipients as of the Closing Date, including the Qualified Leave Recipient’s employee identification number, type of leave and their respective expected date of return, if known, and shall update that list from time to time through the Closing Date as necessary.

(b) Prior to the Closing, the Buyers shall provide (or cause one of their Affiliates to provide) to each Offer Employee an offer of employment for such position and with such responsibilities that are no less favorable than each Offer Employee’s current position and current responsibilities with the Endo Companies and such other terms as set forth in Section 5.4(h), in each case to commence on the Closing Date; provided, however, that the Buyers shall assume the Collective Bargaining Agreement and, to the extent any Offer Employee is subject to the Collective Bargaining Agreement, the terms and conditions of employment of any Offer Employee subject to the Collective Bargaining Agreement shall be in accordance with the Collective Bargaining Agreement. Each Offer Employee who accepts an offer of employment made pursuant to this Section 5.4 and who does not terminate employment with the Endo Companies prior to the Closing Date shall be an “Offer and Acceptance Employee”. Each offer of employment made pursuant to this Section 5.4 shall be contingent upon the Closing and the issuance of the Confirmation Order. The Endo Companies and the Buyers anticipate that the Automatic Transfer Employees will transfer by operation of Law under Canadian Labor Laws, and, subject to any specific exemptions under applicable local Laws, the contracts of employment of the Automatic Transfer Employees shall have effect from the Closing Date as if originally made between the Buyers (or an Affiliate of the Buyers as the case may be) and the Automatic Transfer Employee; provided, however, that with respect to all Automatic Transfer Employees employed in Canada, their transfer and continued employment as of and from the Closing Date with the Buyers or an Affiliate of the Buyers, including all terms and conditions of employment, will be in accordance with Canadian Labor Laws and in any event no less favorable than currently in place and as in effect immediately prior to the Closing. The Buyers and their Affiliates as applicable agree to perform, discharge and fulfil their obligations as successor employer as required by applicable Canadian Labor Laws with respect to the Automatic Transfer Employees in Canada whose employment is transferred by operation of Canadian Labor Laws on Closing. The Buyers and their Affiliates as applicable shall recognize the periods of employment of all Transferred Employees for all purposes on the same basis and to the same extent as recognized by the Sellers. Each of the Endo Companies shall procure the delivery to the Automatic Transfer Employees of such information as is required to notify the Automatic Transfer Employees of the transfer of their employment in accordance with Canadian Labor Laws. The Buyers shall provide reasonable cooperation to the Endo Companies to facilitate the discharge of their obligations in the preceding sentence, and each Party shall provide the other Party with such information as such Party may request to allow them to perform their obligations under Canadian Labor Laws.

(c) With respect to all Transferred Employees who are Insiders, on the Closing Date, all then-effective employment agreements shall revest in or be assumed by or assumed and assigned to the Buyers or, if no employment agreement is then in effect for any Insiders, the Buyers shall execute new employment agreements which provide terms of employment, including base salaries, employee benefits and severance protections to such Insiders that are no less favorable than such Insiders’ most recent employment agreements and arrangements with the Endo Companies as adjusted to reflect increases in base salaries and target incentive levels or opportunities prior to the Closing Date, as applicable. Additionally, on the Closing Date, the Buyers will include all Insiders in the short- and long-term incentive programs for 2024 with (i) target short- and long-term incentive levels and opportunities that are in each case no less favorable than such levels and opportunities that were most recently communicated in writing to the applicable Insider or used to determine 2023 prepayments (including such prepayments that were made in 2022 in respect of 2023 compensation); and (ii) eligibility for full-year 2024 incentives that are not pro-rated.

(d) On or before the Closing Date, Sellers shall provide a list of the name (or employee identification number where no-name disclosure is required by Law) and site of employment of any and all employees of Sellers who have experienced, or will experience, an employment loss or layoff as defined by the WARN Act, or any other similar applicable state, provincial or local Law, within ninety (90) days prior to the Closing Date. Sellers shall update this list up to and including the Closing Date. For a period of ninety (90) days after the Closing Date, Buyers shall not engage in any conduct that would result in an employment loss or layoff for a sufficient number of employees of Buyers which, if aggregated with any such conduct on the part of the Sellers prior to the Closing Date, would trigger the WARN Act or any other similar applicable state, provincial or local Law, to the extent that such conduct would result in liability for Sellers (for greater certainty, including any “mass layoff”, “plant closing”, “group termination” or “collective dismissal” with respect to the Business under any of the foreign Laws).

(e) After the date hereof, Buyers and the Endo Companies shall cooperate in good faith to effect the assignment and assumption of the Assumed Plans and funding arrangements related thereto from the Endo Companies to the Buyers or their Affiliates, as applicable, effective as of the Closing, including all assets and Liabilities related to such Assumed Plans, in accordance with the Chapter 11 Plan. As of the Closing, Buyers shall assume the Assumed Plans, including all assets and Liabilities related to such Assumed Plans.

(f) Buyers and the Endo Companies shall cooperate in good faith to (i) effect the payment of accrued but unpaid base salary and other wages, paid time off, and other amounts required to be paid to Business Employees under applicable Law in connection with the Closing, (ii) determine whether to treat Buyers and any of their Affiliates as a “successor employer” and the Endo Companies as a “predecessor,” within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, with respect to Business Employees for purposes of Taxes imposed under the United States Federal Unemployment Tax Act or the United States Federal Insurance Contributions Act, and (iii) to determine whether to avoid, to the extent possible, the filing of more than one IRS Form W-2 with respect to each Business Employee for the calendar year in which the Closing occurs.

(g) The Buyers shall or shall cause one of their Affiliates to pay, at the times such amounts are due, all unpaid base wages and base salaries and other accrued compensation, employee expenses, incentives and benefits, in respect of Transferred Employees, excluding workers’ compensation claims for injuries arising prior to the Closing, which are earned or accrued on or at any time prior to Closing.

(h) Subject to the terms of the Collective Bargaining Agreement, as applicable, Buyers shall provide, or cause one of their Affiliates to provide, for a period of one (1) year from and after the Closing Date, each Transferred Employee with: (i) a base salary or wage rate, as applicable, that is no less favorable to the base salary or wage rate provided to such Transferred Employee as of immediately prior to the Closing Date, (ii) short- and long-term target incentive compensation opportunities that are no less favorable to the short- and long-term target incentive compensation opportunities provided to such Transferred Employee based on their target incentive compensation for 2022, as effective immediately prior to filing of the Petitions, (iii) other compensation and benefits (excluding any one-time or special bonus payments that do not constitute target incentive compensation) that are no less favorable in the aggregate than the other compensation and benefits provided to such Transferred Employee as of immediately prior to the Closing Date, and (iv) recognition of all prior service with the Endo Companies for all purposes under the Assumed Plans on the same basis as recognized by the Sellers immediately prior to the Closing Date.

(i) On the Closing Date, the Buyers acknowledge that Endo, Inc. shall adopt a management incentive plan (the “MIP”) which will provide for an equity reserve equal to four and one-half percent (4.5%) of Endo, Inc.’s fully diluted equity measured immediately after Closing, inclusive of the MIP (the “MIP Reserve”), to be issued in the form of equity-based awards to certain Transferred Employees comprised of management and other key employees of the Business. No later than ninety (90) days after the Closing Date, the Buyers acknowledge that Endo, Inc. will grant equity awards to MIP participants equal to seventy-two and two-tenths percent (72.2%) of the MIP Reserve subject to such terms and conditions (including, without limitation, performance metrics and vesting schedules) to be determined by Endo Inc.’s board of directors.

(j) To the extent permitted by Law or the applicable Collective Bargaining Agreement, all accrued and unused vacation and paid time off of the Transferred Employees accrued as of the Closing Date shall, effective as of the Closing Date (or for a Qualified Leave Recipient, the applicable return to work date) or, if later, the date on which such Transferred Employee becomes an employee of the Buyers, be transferred to and assumed by the Buyers and the Buyers shall honor such accrued vacation on the same basis as under the Endo Companies’ vacation policy as in effect immediately prior to the Closing, which vacation policy would be provided by the Endo Companies to the Buyers provided under Section 5.4(e).

(k) The Buyers shall (i) offer and provide COBRA continuation coverage for all (i) Business Employees and their respective spouses and dependents and (ii) assume all health plan coverage obligations under Section 4980B of the Code with respect to all “M&A qualified beneficiaries” as defined in Treasury Regulation Section 54.4980B-9.

(l) Without prejudice to any other provision of this Agreement or other obligation of the Buyers and their Affiliates hereunder, for purposes of eligibility, vesting, and participation (excluding, with respect to benefit accrual, retiree welfare benefits and defined benefit pension benefits) under any employee benefit plans of the Buyers or one of their Affiliates in which Transferred Employees participate after the Closing Date (collectively, the “Buyer Plans”), the Buyers shall credit each Transferred Employee with his or her years of service with the Endo Companies before the Closing Date to the same extent as such Transferred Employee was entitled, before the Closing Date, to credit for such service under the comparable Employee Plans in which such Transferred Employees participated immediately prior to the Closing (such Seller Plans, the “Seller Plans”), except to the extent such credit would result in a duplication of benefits.

(m) For purposes of each Buyer Plan providing medical, dental, hospital, pharmaceutical or vision benefits to any Transferred Employee, the Buyers shall use commercially reasonable efforts to cause to be waived all pre-existing condition exclusions, waiting periods and actively-at-work requirements of such Buyer Plan for such Transferred Employee and his or her covered dependents (unless such exclusions or requirements were applicable under the Seller Plans). In addition, the Buyers shall use commercially reasonable efforts to cause any co- payments, deductible and other eligible expenses incurred by such Transferred Employee and/or his or her covered dependents under any Seller Plan providing, medical, dental, hospital, pharmaceutical or vision benefits during the plan year during which the Closing Date occurs to be credited for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Transferred Employee and his or her covered dependents for the applicable plan year of each comparable Buyer Plan in which he or she participates, provided that Sellers timely provide the Buyers such information as they reasonably requests to comply with such obligation.

(n) In accordance with Section 5.18(g) of the Chapter 11 Plan, the Buyers shall or shall cause one of their Affiliates to assume the Collective Bargaining Agreement immediately following the Closing.

(o) Effective as of the Closing, to the extent permitted by applicable Law, the Buyers or one of their Affiliates shall employ those foreign nationals working in the United States in non- immigrant visa status (the “Alien Employees”), under terms and conditions such that the Buyers qualify as a “successor-in-interest” under applicable United States immigration laws effective as of the Closing Date, and the Buyers agree to assume all immigration-related liabilities and responsibilities with respect to such Alien Employees.

(p) The Endo Companies shall, effective as of the Closing, terminate the employment of any Offer Employee who does not become an Offer and Acceptance Employee. The Endo Companies shall also advise any Automatic Transfer Employee who refuses to be employed by or continue employment with the Buyers or their Affiliates, that their employment with the Endo Companies ceases effective as of the Closing.

(q) The provisions of this Section 5.4 are for the sole benefit of the Parties to this Agreement and the Specified Subsidiaries only and shall not be construed to grant any rights, as a third party beneficiary or otherwise, to any person who is not a Party to this Agreement or a Specified Subsidiary, nor shall any provision of this Agreement be deemed to be the adoption of, or an amendment to, any employee benefit plan, as that term is defined in Section 3(3) of ERISA, or otherwise to limit the right of the Buyers or Endo Companies to amend, modify or terminate any such employee benefit plan or to modify the terms and conditions of any individual’s employment. In addition, nothing contained herein shall be construed to (i) prohibit any amendments to or termination of any employee benefit plans or (ii) prohibit the termination or change in terms of employment of any employee (including any Transferred Employee) as permitted under applicable Law. Nothing herein, expressed or implied, shall confer upon any employee (including any Business Employee or Transferred Employee) any rights or remedies (including, without limitation, any right to employment or continued employment for any specified period) of any nature or kind whatsoever, under or by reason of any provision of this Agreement.

Section 5.5 Consents and Filings; Further Assurances.

(a) Each of the Parties shall take, in accordance with the covenants set forth in Sections 3 and 4 of the Restructuring Support Agreement, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements and to confirm Buyers’ ownership of the Specified Equity Interests and the Transferred Assets as promptly as practicable, including to obtain all necessary waivers, consents and approvals and effecting all necessary registrations, notices and filings, including all necessary waivers, consents and approvals from customers and other parties; provided that, except for the filing of the Chapter 11 Plan and any other pleadings before the Bankruptcy Court as contemplated in this Agreement, nothing in this Agreement or any Ancillary Agreement shall require any of the Parties or any of their respective Affiliates to make any payment or initiate any Action to obtain consent to the transfer of any Specified Equity Interest or Transferred Asset as contemplated by this Agreement or any Ancillary Agreement. Without limiting the generality of the previous sentence and in each case subject to this Section 5.5, the Parties shall take any and all actions that are necessary or advisable, and shall exercise commercially reasonable efforts to collaborate with one another prior to the Closing to (i) obtain from Governmental Authorities all consents, approvals, authorizations, qualifications and orders and avoid or eliminate each and every impediment under any Law that may be asserted by any Governmental Authority or any other Person, including consenting to any divestiture or other structural or conduct relief or undertakings as are necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements and the Buyers’ ownership and operation of the Transferred Assets and the Business or of the Buyers’ ownership to the Specified Equity Interests immediately following the Closing; (ii) to the extent not delivered prior to the date hereof, as soon as practicable following the date hereof deliver all necessary notices and filings (including any notification and report form and related material required under the HSR Act), the Competition Act, if required, the Indian Competition Act, 2002, to the relevant Government Authorities, and thereafter promptly make any other required submissions, with respect to this Agreement required under applicable Law; (iii) comply at the earliest practicable date with any request under applicable Law for additional information, documents or other materials received by each of them or any of their respective Subsidiaries from any Governmental Authority including the Federal Trade Commission, the Antitrust Division of the United States Department of Justice in respect of such notices or filings or otherwise with respect to this Agreement or in connection with the transactions contemplated hereby; (iv) cooperate with each other in connection with any such notice or filing or request (including, to the extent permitted by applicable Law, providing copies of all such documents to the non-filing parties prior to filing and considering in good faith all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any of the Governmental Authority under applicable Law with respect to any such filing or otherwise with respect to this Agreement or in connection with the transactions contemplated hereby; (v) not extend any waiting period or similar period under applicable Law or enter into any agreement with a Governmental Authority not to consummate the transactions contemplated hereby; and (vi) defend and resolve any investigation or other inquiry of any Governmental Authority under all applicable Laws, including by defending against and contesting administratively and in court any litigation or adverse determination initiated or made by a Governmental Authority under applicable law; provided, that in the case of the preceding clauses (i) through (vi) of this Section 5.5(a), the Buyers shall not be obligated to consent to any divestiture or other structural or conduct relief or undertakings that would, individually or in the aggregate, have a Material Adverse Effect. The Endo Companies shall pay all filing fees and other charges for the filing under the HSR Act or other Antitrust Law by the Parties. For the avoidance of doubt, the obligations of this Section 5.5(a) apply solely to the Endo Companies and Buyers, and such obligations do not apply to (and Buyers shall not be obligated under this Section 5.5(a) to make any requests to) the Required Holders, other holders of Secured Debt, or any other party with an interest in the Buyers that is not itself a Buyer under this Agreement; provided, that, Buyers shall cause Required Holders to provide any information reasonably necessary for Buyers to comply with their obligations under this Section 5.5(a). The Buyers shall lead the process of applying for and obtaining the approval from the Competition Commission of India in connection with the transfer of the Specified Equity Interests in the Indian Subsidiaries by PPI and Par LLC to the Indian HoldCo and Operand, respectively, and the Endo Companies shall cooperate in good faith and provide reasonable support to the Buyers in this regard. The Buyers shall provide the Seller Parent the opportunity to review and comment on applications and all related submissions made for the approval from the Competition Commission of India in connection with the acquisition of the Indian HoldCo, and such comments shall be reasonably considered by the Buyers. Notwithstanding anything to the contrary in this Agreement or the Chapter 11 Plan, all submissions to be made for the approval of the Competition Commission of India that relate to information or documents in respect of the Endo Companies and/or to be executed by the Endo Companies shall be in a form agreed in writing by the Endo Companies. The Endo Companies agree that the transfer of the Specified Equity Interests in the Indian Subsidiaries by PPI and Par LLC to the Indian HoldCo and Operand, respectively, shall be completed upon receiving the acknowledgement or approval (as applicable) of the Competition Commission of India in connection with such transfer. For the avoidance of doubt, to the extent any action is required to be taken under both the Restructuring Support Agreement and this Agreement, the efforts standard set forth in the Restructuring Support Agreement shall govern.

(b) Each of the Parties shall promptly notify the other Parties of any communication it or any of its Affiliates receives from any Governmental Authority with respect to this Agreement or in connection with the transactions contemplated hereby and permit the other Parties to review in advance any proposed communication by such Party to any Governmental Authority. No Party shall agree to participate in any meeting with any Governmental Authority in respect of any notices, filings, investigation or other inquiry unless it consults with the other Parties in advance and, to the extent permitted by such Governmental Authority, gives the other Parties the opportunity to attend and participate at such meeting. The Parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other Parties may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting or similar periods under applicable Law. Subject to applicable Law, the Parties will provide each other with copies of all correspondence, filings or communications between them or any of their Representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

(c) From time to time prior to or at the Closing, the Endo Companies and the Buyers shall execute, acknowledge and deliver all such further conveyances, notices, assumptions and releases and such other instruments, and shall take such further actions, as may be necessary or appropriate to vest in the Buyers all the right, title, and interest in, to or under the Specified Equity Interests and the Transferred Assets, to provide the Buyers and the Sellers all rights and obligations to which they are entitled and subject pursuant to this Agreement and the Ancillary Agreements, and to otherwise make effective as promptly as practicable the transactions contemplated by this Agreement and the Ancillary Agreements. Subject to and without limiting Section 5.5(a), each of the Parties will use its commercially reasonable efforts to cause all of the obligations imposed upon it in this Agreement to be duly complied with and to cause all conditions precedent to such obligations to be satisfied.

(d) Except as specifically required by this Agreement, the Buyers will not take any action, or refrain from taking any action, the effect of which would be to delay or impede the (x) ability of the Parties to consummate the Plan Transaction, (y) entry of the Confirmation Order or (z) implementation of the Chapter 11 Plan. Without limiting the generality of the foregoing, the Buyers shall not, directly or indirectly, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business of any Person or other business organization or division thereof, or otherwise acquire or agree to acquire any assets if the entering into of a definitive agreement relating to, or the consummation of, such acquisition, merger or consolidation could reasonably be expected to (i) impose any delay in the obtaining of, or increase the risk of not obtaining, any authorization, consent, order, declaration or approval of any Governmental Authority necessary to consummate the purchase and sale of the Specified Equity Interests and Transferred Assets pursuant to this Agreement or the expiration or termination of any applicable waiting period, (ii) increase the risk of any Governmental Authority entering an order prohibiting the purchase and sale of the Specified Equity Interests and Transferred Assets pursuant to this Agreement, (iii) increase the risk of not being able to remove any such order on appeal or otherwise, or (iv) delay or prevent the consummation of the purchase and sale of the Specified Equity Interests and Transferred Assets pursuant to this Agreement.

Section 5.6 Refunds and Remittances.

(a) After the Closing and until the end of the Wind-Down Period: (i) if the Sellers or any of their Affiliates receive any refund (including, without limitation and for the avoidance of doubt, any funds received by Sellers in connection with (1) a reversionary interest under a qualified settlement fund, settlement trust, or settlement agreement entered into in connection with the foregoing or (2) the enforcement, prosecution, pursuit, defense, compromise, settlement, or resolution of the Specified Avoidance Actions and/or any outstanding adversary proceedings or contested matters in the Chapter 11 Cases) or other amount that is a Transferred Asset or is otherwise properly due and owing to the Buyers in accordance with the terms of this Agreement, the Sellers promptly shall remit, or shall cause to be remitted, such amount (including, in the case of any Tax refunds, any interest on such refunds that is payable by the applicable Governmental Authority, net of any Taxes thereon) to the Buyers and (ii) if the Buyers or any of their Affiliates receive any refund or other amount that is an Excluded Asset or is otherwise properly due and owing to the Sellers or any of their Affiliates in accordance with the terms of this Agreement, unless the Parties agree otherwise, the Buyers promptly shall remit, or shall cause to be remitted, such amount to the Sellers.

(b) In the event that, after the Closing Date and until the end of the Wind-Down Period, (i) Sellers or any of their Affiliates have retained ownership of an asset (including any Contract) that is a Specified Equity Interest or a Transferred Asset as contemplated by this Agreement, for no additional consideration to the Sellers or any of their Affiliates, the Sellers shall and shall cause their controlled Affiliates to convey, assign or transfer promptly such Specified Equity Interest or Transferred Asset to the Buyers, and the Parties hereto shall execute all other documents and instruments, and take all other lawful actions reasonably requested, including in the case of the Sellers with respect to any Contracts identified as Transferred Contracts after the Closing Date to make the requisite filings with the Bankruptcy Court and deliver the requisite notices to counterparties under any such Transferred Contracts, in order to assign and transfer such Specified Equity Interest or Transferred Asset to the Buyers or their designees or (ii) an Excluded Asset has been conveyed to the Buyers or any of their Affiliates, the Buyers shall (or shall cause their Affiliate to), for no consideration, convey, assign or transfer promptly such Excluded Asset to the Sellers, and the Parties shall execute all other documents and instruments, and take all other lawful actions reasonably requested, in order to assign and transfer such Excluded Asset to Sellers or their designee.

Section 5.7 Public Announcements. On and after the date hereof and through the Closing Date, the Parties shall consult with each other before making any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby, and neither the Buyers nor the Endo Companies shall make any press release or any public statement prior to obtaining the Seller Parent’s (in the case of the Buyers) or the Buyers’ (in the case of the Endo Companies) written approval, which approval shall not be unreasonably withheld, except that no such approval shall be necessary to the extent, in the reasonable judgement of Buyers or the Endo Companies, as applicable, (x) disclosure may be required by applicable Law in connection with the Bankruptcy Case or by applicable Securities Laws or the rules of any stock exchange on which equity securities of Seller Parent are listed, or (y) such statements are consistent with previously approved statements or communications plans, provided that if there are no such previously approved statements or communications plans applicable to the subject matter of the disclosure required under clause (x) above, the Party intending to make such disclosure shall use its commercially reasonable efforts to consult in advance with the other Parties with respect to the form and text thereof (and will consider in good faith all reasonable comments of the other Parties thereto).

Section 5.8 Bankruptcy Court Filings and Approval.

(a) The Endo Companies and the Buyers acknowledge that the transactions contemplated by this Agreement are subject to Bankruptcy Court approval, including entry of the Confirmation Order.

(b) Prior to the Closing: (i) the Rights Offering Order (as defined in the Chapter 11 Plan) shall have been entered and be in full force and effect; (ii) the applicable Rights Offering Documents (as defined in the Chapter 11 Plan) shall have been or shall be deemed to be executed and delivered, and any conditions precedent to the effectiveness thereof as set forth therein shall have been satisfied or waived in accordance therewith; and (iii) all applicable payments, premiums, and fees due under the Rights Offering Documents (including the Backstop Premiums (as defined in the Chapter 11 Plan)) shall have been paid (or shall be paid contemporaneously with the Closing).

(c) From the date hereof until the earlier of (i) the termination of this Agreement in accordance with Article VIII and (ii) the Closing Date, the Endo Companies shall have used or shall use, as applicable, commercially reasonable efforts to pursue the entry of the Confirmation Order by the Bankruptcy Court.

(d) The Endo Companies and Buyers shall reasonably cooperate in obtaining the Bankruptcy Court’s entry of the Confirmation Order and any other Order reasonably necessary in connection with the transactions contemplated by this Agreement as promptly as reasonably practicable, including furnishing affidavits, non-confidential financial information, or other documents or information for filing with the Bankruptcy Court and making such advisors of Buyers and Endo Companies and their respective Affiliates available to testify before the Bankruptcy Court for the purposes of, among other things, providing adequate assurances of performance by Buyers as required under Section 365 of the Bankruptcy Code.

(e) Each of the Endo Companies and Buyers shall appear formally or informally in the Bankruptcy Court if reasonably requested by the other Party or required by the Bankruptcy Court in connection with the transactions contemplated by this Agreement and keep the other reasonably apprised of the status of material matters related to this Agreement, including, upon reasonable request promptly furnishing the other with copies of notices or other communications received by any Endo Company from the Bankruptcy Court or any third party and/or any Governmental Authority with respect to the transactions contemplated by this Agreement.

(f) In the event an appeal is taken or a stay pending appeal is requested, from the Confirmation Order, the Endo Companies shall promptly notify the Buyers of such appeal or stay request and shall provide to the Buyers a copy of the related notice of appeal or order of stay. The Endo Companies shall also provide the Buyers with written notice of any motion or application filed in connection with any appeal from such orders. The Endo Companies agree to take all action as may be reasonable and appropriate to defend against such appeal or stay request and the Endo Companies and the Buyers agree to use their commercially reasonable efforts to obtain an expedited resolution of such appeal or stay request; provided, that nothing herein shall preclude the parties hereto from consummating the transactions contemplated hereby, if the Confirmation Order shall have been entered and has not been stayed and the Sellers and the Buyers, in their reasonable discretion, waive in writing the condition that the Confirmation Order be a Final Order.

(g) After entry of the Confirmation Order, the Endo Companies shall not take any action which is intended to, or fail to take any action the intent of which failure to act is to, result in the reversal, voiding, modification or staying of the Confirmation Order unless the Buyers specifically consent to such action in writing.

Section 5.9 Endo Marks. The Sellers shall, as promptly as practicable after the Closing (but in no event later than 180 days after the Closing unless a later date is otherwise agreed to by the Buyers), (i) cease using and displaying any and all trademarks that are included in the Transferred Assets and (ii) cause the name of each Seller in the caption of the Bankruptcy Cases to be changed to the new name of each Seller that does not use any Endo Marks. Notwithstanding the foregoing or anything else in this Agreement to the contrary, the Sellers shall be entitled to use and refer to the Endo Marks in (i) filings with any Governmental Authority, for factual or historical reference, (ii) historical, Tax, and similar records, and (iii) for any other purposes that do not constitute trademark infringement and are required or not otherwise prohibited by applicable Law; provided, that when utilizing the Endo Marks, other than in incidental respects, each Seller shall use commercially reasonable efforts to indicate its new name and reference its current name as “formally known as” or similar designation (it being understood that, for the avoidance of doubt, nothing in this Agreement shall be construed as preventing any Seller from making any fair, non- trademark use of any of the Endo Marks).

Section 5.10 IP License. Effective as of the Closing Date, Buyers hereby grant to each Seller a non-exclusive, fully paid-up, royalty-free, irrevocable (during the Wind-Down Period), non-sub-licensable (except as set forth in this Section 5.10) license for the Wind-Down Period under all Transferred Intellectual Property solely to the extent necessary for each Seller (i) to conduct the Business as related to the Excluded Assets and Excluded Liabilities, in substantially the same manner as conducted prior to the date hereof, solely in connection with the implementation of the Chapter 11 Plan, the Confirmation Order or any other Order of the Bankruptcy Court and (ii) to undertake activities reasonably required for the administration of the Debtors’ estates following the Effective Date, including any actions required to liquidate, wind down or dissolve any of the Endo Companies after the Effective Date. The foregoing license is sub-licensable solely to the extent (i) that sub-licenses were granted prior to the Closing Date in the Ordinary Course of Business or (ii) reasonably necessary in connection with such wind down.

Section 5.11 Assumed Liabilities; Adequate Assurance of Future Performance. Buyers shall provide adequate assurance of future performance of the Transferred Contracts as required under Section 365 of the Bankruptcy Code. Buyers agree that they will take all actions reasonably required to assist in obtaining a Bankruptcy Court finding, to be included in the Confirmation Order, that Buyers have demonstrated adequate assurance of future performance under the

Transferred Contracts, including but not limited to furnishing affidavits, non-confidential financial information and other documents or information for filing with the Bankruptcy Court and making Buyers’ representatives and advisors available to testify before the Bankruptcy Court.

Section 5.12 Sale Free and Clear. The Endo Companies acknowledge and agree, and the Confirmation Order shall provide, to the fullest extent permitted under applicable Law, that (a) on the Closing Date and concurrently with the Closing, all then existing or thereafter arising obligations, Liabilities and Interests, against or created by the Endo Companies, any of their Affiliates, or the bankruptcy estate shall be fully released from and with respect to the Specified Equity Interests and the Transferred Assets (other than Permitted Encumbrances and Assumed Liabilities); and (b) the Buyers are not successors to any Seller or the bankruptcy estate by reason of any theory of law or equity, and the Buyers shall not assume or in any way be responsible for any Liability of the Sellers, any of their Affiliates and/or the bankruptcy estate, except as expressly provided in this Agreement or in the Chapter 11 Plan. On the Closing Date, the Specified Equity Interests and the Transferred Assets shall be transferred to the Buyers free and clear of any and all claims and Interests, other than Permitted Encumbrances and Assumed Liabilities, to the fullest extent permitted under, inter alia, Section 1141(c) of the Bankruptcy Code.

Section 5.13 Product Liability Insurance. The Buyers shall obtain (through assumption, in accordance with Section 2.6 hereof and the Chapter 11 Plan, or otherwise at or prior to the Closing, at Buyers sole discretion) and maintain customary product liability insurance coverage in respect of all the Specified Equity Interests and Transferred Assets, consistent with the Endo Companies’ past practice, for not less than seven (7) years following the Closing, which coverage shall (x) include the Endo Companies as named insureds and (y) be maintained at a level consistent with the Endo Companies’ past practices; provided, that such coverage of similar scope is commercially available and at a substantially similar cost to the Endo Companies’ historical cost for such coverage. Buyers shall endeavor, whether under assumption or otherwise, to secure coverage with insurance companies currently providing the Endo Companies’ product liability insurance policies (or, alternatively with an insurance company of similar reputation and creditworthiness). In lieu of the coverage described in the immediately preceding sentences, Buyers may, in their sole discretion, execute the “tail” provision under the current Endo Companies product liability insurance policies in respect of all Specified Equity Interests and Transferred Assets with an extended reporting claims period of not less than seven (7) years from the Closing.

Section 5.14 Intellectual Property Registrations. Prior to the Closing Date, the Endo Companies shall execute or have executed and file any documents reasonably requested, drafted and provided by Buyers to effect the change of ownership and recordals with any applicable patent, trademark, and copyright offices and domain name registrars and other similar authorities (i) where Intellectual Property included in the Transferred Assets is still recorded in the name of legal predecessors of any Endo Company or any Person other than an Endo Company or (ii) where the relevant recordals of the patent, copyright, and trademark offices, and domain name registrars, and other similar authorities with respect to any Endo Company’s Intellectual Property included in the Transferred Assets are materially incorrect for any other reason; provided that, in each case, the form and content of any such documents shall be subject to Seller Parent’s agreement, not to be unreasonably withheld, conditioned or delayed. Buyers shall reimburse Sellers for any reasonable out of pocket costs incurred by Sellers in fulfilling Sellers’ obligations under this Section 5.14.

Section 5.15 Corporate Existence. The Parties acknowledge and agree that nothing in this Agreement or any Ancillary Agreement shall require any Endo Company to maintain its corporate (or similar) existence, or prevent any Endo Company from winding down its operations, for more than 30 days following the Closing Date.

Section 5.16 Regulatory Approvals.

(a) The Endo Companies and the Buyers shall cooperate, both prior to and promptly after Closing, as required, to prepare (including providing required information), identify and file with the FDA and any other applicable Governmental Authority the notices, applications, submissions and information required pursuant to any applicable Law or requirement to transfer the Regulatory Approvals from the Endo Companies to the Buyers or assist the Buyers with obtaining Regulatory Approvals in their own name, as the case may be, and to reasonably assist the Buyers with obtaining Regulatory Approvals in their (or their designees’) own name, including any Distribution Licenses, that are not, pursuant to applicable Health Care Laws, able to be transferred from the Endo Companies to the Buyers. Sellers shall use commercially reasonable efforts to submit to the applicable Governmental Authority prior to Closing, all notices, applications, submissions, and information required to transfer the Regulatory Approvals to the Buyers and assist the Buyers with obtaining Regulatory Approvals in their (or their designees’) own name, as the case may be, and in each case to the extent permitted by Law or permitted or requested by the applicable Governmental Authority. The Parties also agree to use all commercially reasonable efforts to take any and all other actions required by the FDA and any other applicable Governmental Authority to effect the transfer of the Regulatory Approvals from the Sellers to the Buyers. Notwithstanding anything contained herein, it is acknowledged and agreed that any obligations hereunder of the Endo Companies in respect of the Consents, Permits or Regulatory Approvals procured or required for the Business of the Specified Subsidiaries shall be: (A) limited to providing to the Buyers, information, documents and such other cooperation as may be reasonably requested by the Buyers; and (B) only in respect of Consents, Permits or Regulatory Approvals, which pursuant to Law, require any action to, approval of, or notification, the relevant Governmental Authority in relation to acquisition of the Specified Subsidiaries by the Buyers.

(b) Subject to the terms of the Transition Services Agreement (if such agreement is executed), with respect to each Product in each jurisdiction, from and after the Closing Date, until the date on which the relevant Buyer receives an assignment or transfer of the Regulatory Approval for such Product in such jurisdiction, or a replacement thereof naming the relevant Buyer as the Regulatory Approval holder for such Product in such jurisdiction, and until such time as the Buyers have all required Regulatory Approvals, including Distribution Licenses, that will allow the Buyers to operate the Business in respect of such Products, the Endo Companies shall, with respect to each such Product in each such jurisdiction, maintain in continuous effect all applicable Regulatory Approvals, including, for the benefit of the Buyers, all Distribution Licenses.

(c) Buyers shall indemnify, defend and hold the Sellers harmless from and against any and all Liabilities arising out of or in connection with any Regulatory Approval from and after the Closing through the date on which the Buyers receive an assignment or transfer of such Product Approval (or the related Regulatory Approval) for such Product, or a replacement thereof naming the Buyers as the Product Approval (or the related Regulatory Approval) holder for such Product, except for any and all Liabilities that result from the Sellers’ failure to comply with or maintain the Regulatory Approvals as required under applicable Laws.

(d) Prior to the Closing and after the Closing Date and until the end of the Wind-Down Period, the Endo Companies and Buyers shall each use commercially reasonable efforts to cooperate with each other to obtain any Regulatory Approvals as required under applicable Laws in order to carry on the Business or in connection with the execution, delivery and performance of this Agreement and each of the Ancillary Agreements contemplated pursuant to this transaction. Each of the Sellers and Buyers shall be responsible for their own costs in providing such cooperation; provided, that neither Party hereto shall be required to make any payments to any third parties in connection with such cooperation except as may be provided in the Chapter 11 Plan or the Plan Administrator Agreement (as defined in the Chapter 11 Plan).

Section 5.17 Communication with Customers and Suppliers. Prior to the Closing, the Buyers and the Endo Companies shall reasonably cooperate with each other in coordinating their communications with any customer, supplier or other contractual counterparty of the Endo Companies in relation to this Agreement and the transactions contemplated hereby subject to applicable Law.

Section 5.18 Post-Closing Cooperation. Following the Closing and until the end of the Wind- Down Period, and subject to the terms of the Transition Services Agreement, the Sellers and the Buyers shall reasonably cooperate in good faith to assist in the orderly transfer of the Transferred Assets (including all Consents, Permits and Regulatory Approvals), including in connection with any matters for which the Sellers’ institutional knowledge may be reasonably required in order to consummate the transactions contemplated by this Agreement.

Section 5.19 Buyers Expenses. The Sellers shall pay Buyers’ reasonable and documented professional fees and expenses in full at or prior to Closing.

ARTICLE VI

TAX MATTERS

Section 6.1 Transfer Taxes. Any and all value added tax (including GST/HST and QST), sales, use, retail, excise, stock transfer, real property transfer, transfer stamp, registration, documentary, recording or similar Taxes payable as a result of the sale or transfer of the Transferred Assets, the Transferred Equity Interests and the assumption of the Assumed Liabilities pursuant to this Agreement, and all recording and filing fees that may be imposed by reason of the sale, transfer, assignment and delivery of the Transferred Assets and the Transferred Equity Interests (“Transfer Taxes”) imposed by or payable to any Taxing Authority (U.S.) shall be an obligation of the Sellers and shall be paid by the Sellers when due. All Transfer Taxes imposed by or payable to any Taxing Authority (Non-U.S.) shall be an obligation of the Buyers, and shall be paid by the Buyers when due. The Sellers and the Buyers shall be responsible for preparing and filing all Tax Returns with respect to Transfer Taxes which they are obligated to satisfy and shall file all such Tax Returns when due. The Sellers and the Buyers shall use commercially reasonable efforts and cooperate in good faith to mitigate, reduce, or eliminate any such Transfer Taxes, including in the making of the Tax elections referred to in Section 6.4. For the avoidance of doubt, Transfer Taxes shall not include any Taxes imposed on or measured by reference (in whole or in part) to overall net income, profits, capital gains, gains, and similar Taxes.

Section 6.2 Tax Cooperation and Information.

(a) The Buyers and the Sellers agree to furnish or cause to be furnished to each other, upon reasonable request, as promptly as practicable, such information and assistance relating to the Business, the Transferred Assets and the Assumed Liabilities as is reasonably necessary for the filing of all Tax Returns, the making of any election relating to Taxes, the preparation for any audit by any Governmental Authority and the prosecution or defense of any claim, suit or proceeding relating to any Tax.

(b) The Sellers will cooperate in good faith with the Buyers and will use commercially reasonable efforts to provide any information and analyses necessary to enable the Buyers to make Tax-related determinations, including by providing reasonable access to the Sellers’ employees and outside advisors (e.g., tax accountants, lawyers, and other consultants), subject to Section 5.2 and except as would be materially adverse to the Sellers.

(c) Any reasonable expenses incurred in furnishing any information or assistance pursuant to this Section 6.2 shall be borne by the Party requesting it. With respect to any Tax related matters involving the Debtors other than the transactions contemplated by this Agreement, the Debtors and their advisors shall not provide information or analyses that would conflict with any applicable requirements of Law or any binding agreement, or that would waive any attorney- client or similar privilege or any work product doctrine.

(d) The DAC Seller shall provide a capital gains tax computation issued by an independent chartered accountant on a reliance basis, in accordance with the provisions of the Indian Income Tax Act, 1961, in relation to: (i) any Tax payable on capital gains (if any) earned on sale of the Specified Equity Interests of PFPL by PPI and Par LLC to the Indian HoldCo and Operand; and (ii) any Tax on capital gains (if any) earned on the sale of the Indian HoldCo Interests, if the Purchase Price payable for transfer of the Indian HoldCo Interests by Sellers is subject to capital gains tax under the Indian Income Tax Act, 1961.

(e) The DAC Seller shall provide fair valuation report(s), to the satisfaction of the Buyers, issued on a reliance basis, by an independent chartered accountant certifying the fair market value of the shares of PFPL in accordance with Section 56(2)(x) of the Indian Income Tax Act, 1961 read with Rule 11UA or Rule 11UAA of the Indian Income Tax Rules, 1962, as applicable.

(f) PPI shall provide to the Indian Subsidiaries any information reasonably requested by the Buyers that is required for the purpose of filing Form 49D with the Taxing Authority as prescribed under the provisions of the Indian Income Tax Act, 1961 and for compliance with Rule 114DB of Indian Income Tax Rules, 1962.

Section 6.3 Structure and Pre-Closing Steps. The Endo Companies agree to, subject to Bankruptcy Court approval and subject to any approval of the Canadian Court as may be required in respect of the Canadian Debtors, prior to the Closing take or amend steps to effect the transactions contemplated by this Agreement that are reasonably agreed to after the date hereof by the Endo Companies and the Buyers (the “Transaction Steps”), provided that the Endo Companies shall agree to take such steps as reasonably requested by the Buyers so long as the Transaction Steps as requested are not materially adverse to the Endo Companies. The Endo Companies and the Buyers agree that this Agreement shall be amended as necessary, as determined by the Endo Companies and the Buyers, to permit the implementation of the Transaction Steps.

Section 6.4 Certain Tax Elections. The Buyers and the Endo Companies agree:

(a) to use the “standard procedure” described in Section 4 of IRS Revenue Procedure 2004-53, 2004-2 C.B. 320 with respect to the Endo Companies’ Tax filing and payment obligations relating to the Business and the Business Employees (and/or the local equivalent insofar as may be applicable to the Automatic Transfer Employees);

(b) that the Buyers shall file (or cause to be filed) an IRS Form W-2 for each Business Employee (and/or the local equivalent insofar as may be applicable to the Automatic Transfer Employees) with respect to the portion of the year during which such Business Employee is employed by the Buyers that includes the Closing Date, excluding the portion of such year that such Business Employee was employed by the Endo Companies or their respective Affiliates;

(c) that (i) to the extent permitted under applicable Law, each applicable Canada Seller and the Canada Buyer shall jointly execute, on closing, an election under subsection 167(1) of the ETA, Section 75 of the QST Legislation, and any equivalent or corresponding provision under applicable provincial or territorial Tax Law, in the form prescribed for such purposes, such that no GST/HST, or QST or other applicable provincial or territorial Tax is payable in respect of the sale of the Transferred Assets of each applicable Canada Seller, and (ii) that Canada Buyer shall file such elections within the time prescribed by the ETA, the QST Legislation and such other applicable Tax Law. Notwithstanding such election(s), in the event it is determined by the Canada Revenue Agency or Revenue Québec (or another applicable provincial or territorial Tax authority) that there is a liability of the Canada Buyer to pay, or of any Canadian Debtors to collect and remit, any Taxes payable under the ETA or the QST Legislation (or under any applicable provincial or territorial Tax Law) in respect of the sale and transfer of the Transferred Assets, such Taxes shall be paid by the Canada Buyer and the Buyers shall indemnify and hold the Canadian Debtors (and any current or former directors and officers of any Canadian Debtors) harmless with respect to any such Taxes and costs payable resulting from such determination or assessment;

(d) that with respect to each Canada Seller, each such Canada Seller and the Canada Buyer will, to the extent permitted under applicable Law, jointly execute an election under Section 22 of the Canadian Tax Act, and any equivalent or corresponding provision under applicable provincial or territorial Tax Law, in respect of the sale of the accounts receivable of each Canada Seller to the Canada Buyer. The Canada Buyer and each Canada Seller shall file within the prescribed time the prescribed election form required to give effect to the foregoing. For the purposes of such elections, the Canada Buyer and each Canada Seller will, acting reasonably, jointly determine the amount that the parties will designate as the portion of the Purchase Price allocable to the debts in respect of which such elections are made. For greater certainty, each Canada Seller and the Canada Buyer agree to prepare and file their respective Tax Returns in a manner consistent with such election(s); and

(e) to make an election under Section 338(g) or Section 338(h)(10) of the Code, as applicable, with respect to any Specified Subsidiary that is classified as a corporation for U.S. federal income tax purposes as of immediately prior to the Closing.

Section 6.5 Apportionment of Certain Taxes. All real property, personal property and similar ad valorem Taxes, if any, levied with respect to the Transferred Assets for a taxable period which includes (but does not end on) the Closing Date (collectively, the “Apportioned Taxes”) shall be apportioned between the Sellers and the Buyers based on the number of days of such taxable period ending on and including the Closing Date (such portion of such taxable period, the “Pre-Closing Tax Period”) and the number of days in such taxable period after the Closing Date (such portion of such taxable period, the “Post-Closing Tax Period”). The Sellers shall be responsible for the proportionate amount of such Apportioned Taxes that is attributable to the Pre-Closing Tax Period, and the Buyers shall be responsible for the proportionate amount of such Apportioned Taxes that is attributable to the Post-Closing Tax Period. Any Apportioned Taxes shall be timely paid, and all applicable Tax Returns shall be timely filed, as provided by applicable Law. The paying Party shall be entitled to reimbursement from the non-paying Party for the non-paying Party’s portion of the Apportioned Taxes in accordance with this Section 6.5. Upon payment of any such Apportioned Taxes, the paying Party shall present a statement to the non-paying Party setting forth the amount of reimbursement to which the paying Party is entitled under this Section 6.5, together with such supporting evidence as is reasonably necessary to calculate the amount to be reimbursed. The non-paying Party shall make such reimbursement by wire transfer in immediately available funds within ten (10) days of receipt of such statement to an account designated by the paying Party.

Section 6.6 Retention of Tax Records. After the Closing Date and for a period of six (6) years from the Closing Date, Buyers shall retain possession of all accounting, business, financial, and Tax records and information that (a) relate to the Transferred Assets and are in existence on the Closing Date and (b) come into existence after the Closing Date but relate to the Transferred Assets before the Closing Date, and Buyers shall give Sellers notice and a reasonable opportunity to retain any such records in the event that Buyers determine to destroy or dispose of them during such period. In addition, from and after the Closing Date, Buyers shall provide to Sellers (after reasonable notice and during normal business hours) reasonable access to the books, records, documents, and other information relating to the Transferred Assets as Sellers may reasonably deem necessary to properly prepare for, file, prove, answer, prosecute, and defend any Tax Return, claim, filing, Tax audit, Tax protest, suit, proceeding, or answer. Such access shall include access to any computerized information systems that contain data regarding the Transferred Assets. The provisions contained in this Section 6.6 are intended to, and shall, supplement and not limit the generality of the provisions contained in Section 5.2 above.

Section 6.7 Tax Refunds. Without limiting the generality of Section 5.6(a), any Tax refunds that are received by an Endo Company, and any amounts credited against Taxes to which an Endo Company (or Affiliate thereof) becomes entitled, that are attributable to Taxes that are paid by the Buyers (or any of their Affiliates) (including, for clarity’s sake, any such Taxes that are Assumed Liabilities or that arise from other transactions contemplated herein and, in each case, and are paid, funded or reimbursed by the Buyers (or any of their Affiliates)), shall be for the account of the Buyers (such refunds or credits for the account of Buyers, the “Buyer Refunds”). The applicable Endo Company (or Affiliate thereof) shall pay over to the Buyers any such Buyer Refund within ten (10) days after receipt thereof or entitlement thereto. If any amount paid to the Buyers pursuant to this Section 6.7 is subsequently challenged successfully by any Governmental Authority, the Buyers shall repay such amount (together with any interest and penalties assessed by such Governmental Authority in respect of such amount) to the applicable Endo Company (or its applicable Affiliate).

Section 6.8 Canadian Tax Treatment. The Parties agree that the consideration received or deemed to be received by the Canada Sellers in respect of the transfer of their Transferred Assets (other than the assumption or payment of any Non-U.S. Sale Transaction Taxes or other Assumed Liabilities and other than any cash retained by the Canada Sellers) will be treated (i) to the extent received by Paladin Labs Inc., as a distribution to Canada Holdco, first as a repayment of the principal amount of debt, second, to the extent of any excess, as a return of capital, third, to the extent of any excess, as a payment of accrued and unpaid interest on debt, and fourth, to the extent of any excess, as a demand non-interest-bearing loan, and (ii) from Canada Holdco to Finco I, first as a repayment of the principal amount of debt and second, to the extent of any excess, as a return of capital. In addition, any cash that is not required to be retained by the Canadian Debtors to fund their expenses (excluding any contributions to any of the Trusts (as defined in the Chapter 11 Plan)) will be distributed as follows: (a) any such cash held by Paladin Labs Inc. will be distributed to Canada Holdco, first as a repayment of the principal amount of debt, second, to the extent of any excess, as a return of capital, third, to the extent of any excess, as a payment of accrued and unpaid interest on debt, and fourth, to the extent of any excess, as a demand non-interest bearing promissory note, and (b) any such cash held by Canada Holdco (or, if Paladin Labs Inc. and Canada Holdco are amalgamated prior to the Closing Date, held by the amalgamated corporation), including any cash distributed to it pursuant to clause (a) above, will be distributed to Finco I first as a repayment of the principal amount of debt and second, as to any excess, as a return of capital. For greater certainty, the Canadian Debtors will not contribute any cash to the Trusts (as defined in the Chapter 11 Plan).

Section 6.9 Interim Payments of Taxes. At any time prior to the Closing, subject to any obligation of the Endo Companies under the Bankruptcy Code, the Endo Companies shall be permitted to make any and all payments, estimated payments, deposits, remittances, or other similar transmittals in respect of Taxes of any kind accrued in, attributable to, retained in, withheld in, or remitted in any taxable period or portion thereof ending on or prior to the Closing Date, in each case, (i) in the Ordinary Course of Business and (ii) to the extent the amount of any such Taxes is material, subject to the prior written approval of the Buyers (not to be unreasonably conditioned, withheld or delayed). For the avoidance of doubt, any refunds of Taxes paid, deposited, remitted or similarly transmitted pursuant to the preceding sentence shall be for the account of the Buyers and the second and third sentences of Section 6.7 above shall apply to such refunds mutatis mutandis.

ARTICLE VII

CONDITIONS TO CLOSING

Section 7.1 General Conditions. The respective obligations of the Buyers and the Endo Companies to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may, to the extent permitted by applicable Law, be waived in writing by any Party in its sole discretion (provided that such waiver shall only be effective as to the obligations of such Party):

(a) No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent), that is then in effect and that enjoins, restrains, makes illegal or otherwise prohibits the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements.

(b) The waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated by this Agreement and the Ancillary Agreements, if any, shall have expired or shall have been terminated.

(c) All approvals which may be required under the Irish Screening of Third Country Transactions Act 2023 shall have been obtained from the Irish Minister for Enterprise, Trade and Employment for the transfer of the Transferred Assets.

(d) All requisite regulatory consents, approvals, authorizations, qualifications and necessary orders from the Governmental Authorities in respect of the transactions contemplated by this Agreement or the Ancillary Agreements, including any authorizations required under the applicable Antitrust Law or any foreign direct investment authorizations, in each case set forth on Schedule 7.1(d) (other than the approvals or authorizations specifically listed in Section 7.2 below) shall have been obtained. For the avoidance of doubt, with respect to the Indian Subsidiaries, such “authorization” shall include the acknowledgement of filing of notice with the Competition Commission of India to the extent the “green channel” procedure is applicable in connection with (i) the transfer of Specified Equity Interests in the Indian Subsidiaries by PPI and Par LLC to the Indian HoldCo and Operand, respectively, (ii) the transfer of Indian HoldCo Interests by PPI to Endo Luxembourg, and (iii) the transfer of the Endo Luxembourg Transferred Equity Interests by the DAC Seller to the Enterprise Buyer, or, in all other cases, the approval of the Competition Commission of India in connection with such transfers.

(e) All conditions precedent to the Effective Date of the Chapter 11 Plan (as set forth in Section 11.2 of the Chapter 11 Plan) shall have been satisfied or waived in accordance with their terms.

(f) The Bankruptcy Court shall have entered the Confirmation Order, and the Confirmation Order shall be a Final Order.

(g) Solely as it relates to the consummation of the transactions contemplated by this Agreement by the Canadian Debtors, the Canadian Court shall have entered the Canadian Plan Recognition Order and the Canadian Plan Recognition Order shall be a Final Order.

(h) Solely as it relates to the consummation of the transactions contemplated by this Agreement by the Canadian Debtors, the Competition Act Approval and the ICA Approval shall have been obtained, in each case, if required.

Section 7.2 Conditions to Obligations of the Endo Companies. The obligations of the Endo Companies to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by Seller Parent in its sole discretion:

(a) Other than the representations and warranties of Buyers contained in Section 4.1 (Organization), Section 4.2 (Authority) and Section 4.4 (Brokers) (the “Buyer Fundamental Representations”), the representations and warranties of the Buyers contained in this Agreement or any certificate delivered pursuant hereto shall be true and correct as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct as of such specified date, except where the failure to be so true and correct (without giving effect to any limitation or qualification as to “materiality” (including the word “material”) or “Buyer Material Adverse Effect” set forth therein) would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect. The Buyer Fundamental Representations shall be true and correct in all respects as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct as of such specified date, except for de minimis inaccuracies. The Buyers shall have, in all material respects, performed all obligations and agreements and complied with all covenants and conditions required by this Agreement or any Ancillary Agreement to be performed or complied with by it prior to or at the Closing.

(b) The Endo Companies shall have received an executed counterpart of each document listed in Section 2.10(c), signed by each party other than the Endo Companies (to the extent applicable).

(c) The Confirmation Order shall be acceptable to the Endo Companies.

Section 7.3 Conditions to Obligations of the Buyers. The obligations of the Buyers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by the Buyers in their sole discretion:

(a) Other than the representations and warranties of Sellers contained in Section 3.1 (Organization), Section 3.2 (Authority), Section 3.3(c), Section 3.3(d), and Section 3.20 (Brokers) (the “Seller Fundamental Representations”), the representations and warranties of the Sellers contained in this Agreement or any certificate delivered pursuant hereto shall be true and correct as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct as of such specified date, except where the failure to be so true and correct (without giving effect to any limitation or qualification as to “materiality” (including the word “material”) or “Material Adverse Effect” set forth therein) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Seller Fundamental Representations shall be true and correct in all respects as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct as of such specified date, except for de minimis inaccuracies. The Endo Companies shall have, in all material respects, performed all obligations and agreements and complied with all covenants and conditions required by this Agreement or any Ancillary Agreement to be performed or complied with by them prior to or at the Closing.

(b) The Buyers shall have received an executed counterpart of each document listed in Section 2.10(b) and Section 2.10(c) signed by each party other than the Buyers (to the extent applicable).

(c) The Bankruptcy Court shall have approved and authorized the assumption and assignment of the Transferred Contracts.

(d) After the date hereof, there shall not have occurred and be continuing any changes, effects or circumstances constituting a Material Adverse Effect.

(e) All Regulatory Approvals and Product Approvals (A) associated with the Products and (B) any other Regulatory Approvals and Product Approvals the absence of which would be reasonably likely to result in a material adverse effect on the Business, including the financial condition or results of operations of the Business, shall have been transferred to or obtained by the Buyers, directly or indirectly through the transfer of the Transferred Equity Interests, and the Buyers shall have received applicable documentation or certifications reasonably necessary to evidence the transfer or receipt (as the case may be) of such Regulatory Approvals or Products Approvals; provided, however, that this condition shall be deemed satisfied with respect to any given Regulatory Approval or Product Approval referenced in clause (A) or (B) hereof to the extent that the Buyers can reasonably be expected to be permitted to operate the Business after the Closing in compliance with applicable Law and consistent with Law or past practice by or instructions provided by the relevant Governmental Authority to, Buyers or the Endo Companies in respect of the applicable Product in reliance on the arrangements contemplated by, and on the terms consistent with, the provisions of Section 5.16 and the applicable terms of the Transition Services Agreement, until the applicable Regulatory Approval or Product Approval is transferred or obtained.

(f) The transfer of all Equity Interests (including any compulsorily convertible instruments) in the Specified Subsidiaries (other than the Transferred Equity Interests) prior to Closing in accordance with applicable Law and pursuant to receipt of the FDI Approval shall have been completed.

ARTICLE VIII

TERMINATION

Section 8.1 Termination.

(a) This Agreement may be terminated at any time prior to the Closing:

(i) by mutual written consent of the Buyers and Seller Parent;

(ii) by either Seller Parent or Buyers, by written notice, if:

(A) the Closing shall not have occurred by the date and time set forth in Section 7(a)(x)(D) of the Restructuring Support Agreement to the extent the Restructuring Support Agreement remains in full force and effect at the time this termination event is triggered (as such date may be extended pursuant to this Section 8.1(a)(ii)(A) or Section 6.3, the “Outside Date”); provided, however, that to the extent the Closing is not achieved by the Outside Date (after giving effect to any extensions thereof) due solely to any outstanding regulatory or third-party approval or consent required under Section 7.1, the Outside Date shall be automatically extended by forty-five (45) additional calendar days; provided, further that the Seller Parent shall have the right to extend the Outside Date as provided for under Section 6.3; provided, further, that the right to terminate this Agreement under this Section 8.1(a)(ii)(A) shall not be available to any Party if the failure of the transactions contemplated by this Agreement to occur on or before the Outside Date was primarily caused by a Party’s or their Affiliate’s failure to perform any covenant or obligation under this Agreement;

(B) any Governmental Authority, shall have issued an order, judgment, decree or ruling or taken any other action restraining, enjoining, rendering illegal, or otherwise prohibiting the transactions contemplated by this Agreement and such order, judgment, decree, ruling or other action shall have become final and nonappealable; provided that the Party so requesting termination shall have complied with Section 5.5, and provided, further, that no termination may be made by a Party under this Section 8.1(a)(ii)(B) if the issuance of such Order was primarily caused by the breach by such Party (including, with respect to Sellers, any of the Endo Companies) with respect to, or action or inaction of such Party (including, with respect to Sellers, any of the Endo Companies) in violation of, any obligation or condition of this Agreement;

(C) (i) the Bankruptcy Court enters an Order granting relief against any Consenting First Lien Creditor (or the First Lien Collateral Trustee or any Secured Debt Representative, each in its representative capacity on behalf of the applicable holders of Prepetition First Lien Indebtedness) with respect to (A) a motion, application, pleading, or proceeding challenging the amount, validity, enforceability, extent, perfection, or priority of, or seeking avoidance or subordination of, any Claims held by any Consenting First Lien Creditor against any Debtor or any liens or security interests securing such Claims, provided, that, such Order reduces the amount of the Claims, liens, or security interests held by the Consenting First Lien Creditors by more than $5 million, or (B) a motion, application, pleading or proceeding asserting any purported Claims or causes of action against any of the Consenting First Lien Creditors (or the First Lien Collateral Trustee or any Secured Debt Representative, each in its representative capacity on behalf of the applicable holders of Prepetition First Lien Indebtedness), in each case, or otherwise issues a ruling or enters an Order, which renders the obligations of the Buyers under this Agreement incapable of performance; and (ii) the Required Consenting Global First Lien Creditors have terminated the Restructuring Support Agreement pursuant to Section 7(a)(viii) thereof;

(D) (i) any of the Endo Companies enters into a definitive agreement for an Alternative Transaction or consummates any Alternative Transaction, or (ii) the Bankruptcy Court enters an Order approving an Alternative Transaction or denying confirmation of the Chapter 11 Plan as it relates to authorizing the Endo Companies to consummate the transactions contemplated pursuant to this Agreement;

(E) at 11:59 p.m. on the date that an Order is entered by the Bankruptcy Court or a court of competent jurisdiction either: (x) converting any of the Bankruptcy Cases to cases under chapter 7 of the Bankruptcy Code, (y) involuntarily dismissing any of the Bankruptcy Cases, (z) appointing of a trustee, liquidator or analogous officeholder or examiner with expanded powers (as such term is used in the Bankruptcy Code) in one or more of the Bankruptcy Cases,

(aa) winding up any Endo Company and/or appointing a provisional or official liquidator to any Endo Company pursuant to the Irish Companies Act, (bb) appointing an examiner (including an interim examiner) to any Debtor pursuant to the Irish Companies Act, (cc) enforcing any right to (1) appoint one or more receivers and/or receivers and managers over any of the shares and/or assets of any Endo Company or (2) enforce security over any of the shares or assets of any Endo Company, or (dd) any other order that is analogous to any of the foregoing under the laws of any jurisdiction, the effect of which would render the transactions contemplated by this Agreement incapable of consummation on the material terms set forth in this Agreement; provided that no right to terminate will arise if such order is entered or any of steps (x) through (dd) (subject to Bankruptcy Court approval) is taken for the purpose of completing the transactions set forth in this Agreement; and provided further that the Party so requesting termination shall have complied with Section 5.5; or

(F) the Restructuring Support Agreement has been terminated by mutual, written agreement of the Debtors and the Required Consenting Global First Lien Creditors pursuant to Section 7(d)(i) thereof.

(iii) by the Buyers, if:

(A) the Buyers are not in material breach of this Agreement and the Endo Companies breach or fail to perform in any respect any of their representations, warranties or covenants contained in this Agreement or any Ancillary Agreement and such breach or failure to perform (A) has rendered the satisfaction of any condition set forth in Section 7.3 impossible and (B) the Endo Companies have failed to cure such breach within seven (7) Business Days following receipt of notification thereof by the Buyers;

(B) (i) any Debtor breaches, in any material respect, any of the undertakings or covenants of the Debtors set forth in the Restructuring Support Agreement that, if capable of being cured, remains uncured under the terms of the Restructuring Support Agreement; and (ii) the Required Consenting Global First Lien Creditors have terminated the Restructuring Support Agreement pursuant to Section 7(a)(i) thereof;

(C) the Bankruptcy Court enters an order granting relief from the automatic stay imposed by Section 362 of the Bankruptcy Code authorizing any party to proceed against any material asset of the Debtors that would have a Material Adverse Effect on (x) the Debtors’ ability to operate their businesses in the ordinary course or (y) the ability of either party to this Agreement to consummate the transaction contemplated hereby;

(D) (i) any Debtor files any motion, pleading, petition, or related document with the Bankruptcy Court or any other court of competent jurisdiction that is materially inconsistent with the Restructuring Support Agreement, the Chapter 11 Plan, the Cash Collateral Order, or any other applicable Definitive Documents (or any amendment, modification or supplement to any of the foregoing, as applicable) and such motion, pleading, petition, or related document has not been withdrawn or amended to cure such inconsistency in accordance with the terms of the Restructuring Support Agreement; and (ii) the Required Consenting Global First Lien Creditors have terminated the Restructuring Support Agreement pursuant to Section 7(a)(iv) thereof;

(E) (i) any Definitive Document (or any amendment, modification or supplement thereto) that is necessary to implement the transaction contemplated hereby that is filed by a Debtor or any related order entered by the Bankruptcy Court, in the Bankruptcy Cases, is inconsistent with the terms and conditions set forth in the Restructuring Support Agreement or is otherwise not in accordance with the Restructuring Support Agreement, in each case to the extent material, or, which remains uncured under the terms of the Restructuring Support Agreement; and (ii) the Required Consenting Global First Lien Creditors have terminated the Restructuring Support Agreement pursuant to Section 7(a)(v) thereof;

(F) (i) the Cash Collateral Order, the Disclosure Statement Order (as defined in the Chapter 11 Plan), the order approving the subscription materials for the First Lien Rights Offering, the First Lien Rights Offering Documents, and the GUC Rights Offering Documents (each as defined in the Chapter 11 Plan), and all associated documents, notices, pleadings and orders related to or required in order to give effect to any of the foregoing, or the Confirmation Order is reversed, dismissed, vacated, reconsidered, modified, or amended without the consent of the Buyers (with such consent not to be unreasonably withheld) and the Debtors, or (ii) a motion for reconsideration, reargument, or rehearing with respect to any such order has been filed and the Debtors have failed to object timely to such motion;

(G) (i) except as permitted or the subject of a reservation of rights in the Restructuring Support Agreement or in the Definitive Documents, any Debtor has filed or supports another party in filing any plan of reorganization, liquidation, dissolution, administration, moratorium, receivership, winding up, bankruptcy, or sale of all or substantially all of any Debtor’s assets other than as contemplated by the Plan Transaction, the Restructuring Support Agreement, and this Agreement, or takes any corporate action for the purpose of authorizing any of the foregoing, which event remains uncured under the terms of the Restructuring Support Agreement; and (ii) the Required Consenting Global First Lien Creditors have terminated the Restructuring Support Agreement pursuant to Section 7(a)(vii) thereof;

(H) without the prior consent of the Buyers (not to be unreasonably withheld) or otherwise as consistent with the Restructuring Support Agreement, the Debtors apply for or consent to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator or similar official, trustee or an examiner pursuant to Section 1104 of the Bankruptcy Code in any of the Bankruptcy Cases;

(I) the Confirmation Order is not entered by the Bankruptcy Court on or before March 22, 2024 unless otherwise expressly and mutually agreed in writing (including by email, including by Gibson, Dunn & Crutcher LLP as authorized by the Buyers) by the Buyers; provided that any failure to achieve entry of the Confirmation Order shall be deemed cured upon entry of the Confirmation Order;

(J) the termination of the use of cash collateral on a consensual basis occurs under the Cash Collateral Order;

(K) (i)(a) any Debtor enters into any settlement or other agreement or (b) any Debtor commences, supports, or encourages a motion, proceeding, or other action seeking, or otherwise consenting to any settlement of, or other agreement, in each case, with respect to any claims, clauses of action, or other rights related to, or in connection with, (x) any Opioid Claims or holders of Opioid Claims or (y) other than with respect to trade creditors in the ordinary course of business, any administrative expense Claim in excess of $5,000,000 individually or $20,000,000 in the aggregate or (ii) the Bankruptcy Court enters an Order allowing any of the claims described in the immediately preceding clauses (x) and (y), in each case of clauses (i) and (ii), without the consent of the Buyers not to be unreasonably withheld, provided, that for the avoidance of doubt, any resolutions set forth in that certain Stipulation Among the Debtors, Official Committee of Unsecured Creditors, Official Committee of Opioid Claimants, and Ad Hoc First Lien Group Regarding Resolution of Joint Standing Motion and Related Matters, dated as of March 24, 2023 [Docket No. 1505] shall not constitute a termination event;

(L) (i) the Debtors (a) publicly announce their intention not to support the transaction contemplated hereby or the Restructuring (as defined in the Restructuring Support Agreement), (b) provide notice to Gibson, Dunn & Crutcher LLP of the exercise of the Debtors’ Fiduciary Out (as defined in the Restructuring Support Agreement) or (c) publicly announce, or execute a definitive written agreement with respect to, an Alternative Proposal (as defined in the Restructuring Support Agreement); and (ii) the Buyers have terminated the Restructuring Support Agreement pursuant to Section 7(a)(xix) thereof;

(M) the Endo Companies withdraw or seek authority to withdraw the Chapter 11 Plan;

(N) a trustee, receiver or examiner is appointed with expanded powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code; or

(O) the Required Consenting Global First Lien Creditors have terminated the Restructuring Support Agreement for any reason pursuant to Section 7(a) thereof.

(iv) by Seller Parent, if:

(A) the Endo Companies are not in material breach of this Agreement and the Buyers breach or fail to perform in any respect any of their representations, warranties or covenants contained in this Agreement or any Ancillary Agreement and such breach or failure to perform (A) has rendered the satisfaction of any condition set forth in Section 7.2 impossible and (B) Buyers have failed to cure such breach within seven (7) Business Days following receipt of notification thereof by Sellers;

(B) the Seller Parent determines in good faith based on (i) its analysis as of the date of such determination of the relevant facts and circumstances (which may include, among other things, any information that may reasonably inform the probability of any contingent events occurring) and/or (ii) claims actually asserted against the Debtors as of the date of such determination, that the consummation of the Plan Transaction would be reasonably likely to result in the Debtors having insufficient cash to pay its administrative expense claims that are generated by the Plan Transaction. Prior to terminating this Agreement pursuant to this Section 8.1(a)(iv)(B), the Seller Parent shall provide the Required Holders with at least fifteen (15) Business Days’ notice, during which time the Seller Parent and the Required Holders will discuss a proposed resolution in good faith;

(C) the Seller Parent determines, in good faith and after consultation with its advisors, that continued performance under this Agreement or any Ancillary Agreement would be inconsistent with the exercise of its directors’ fiduciary duties under Law; or

(D) The Debtors have terminated the Restructuring Support Agreement for any reason pursuant to Section 7(b) thereof.

(b) The Party seeking to terminate this Agreement pursuant to this Section 8.1 (other than Section 8.1(a)(i)) shall, if such Party is Seller Parent, give prompt written notice of such termination to the Buyers, and if such Party is a Buyer, give prompt written notice of such termination to Seller Parent. Prior to the Buyers terminating this Agreement pursuant to Section 8.1(a)(ii)(F), the Buyers shall provide the Debtors with at least fifteen (15) Business Days’ notice, during which time the Debtors and the Buyers will discuss a proposed resolution in good faith.

Section 8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and, except as otherwise provided in this Section 8.2, there shall be no Liability on the part of any Party except (i) for the provisions of Section 3.20 and Section 4.4 relating to broker’s fees and finder’s fees to the extent such fees are due and owing pursuant to and solely to the extent required by the terms of an executed engagement letter with the Debtors or the Cash Collateral Order, Section 5.7 relating to public announcements, Section 9.3 relating to fees and expenses, Section 9.6 relating to notices, Section 9.9 relating to third-party beneficiaries, Section 9.10 relating to governing law, Section 9.11 relating to submission to jurisdiction, Section 9.14 relating to enforcement, Section 9.22 relating to no recourse against nonparty affiliates and this Article VIII and (ii) that nothing herein shall relieve any Party from Liability for Fraud or any Willful Breach of this Agreement or any Ancillary Agreement.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1 Nonsurvival of Representations, Warranties and Covenants. The respective representations, warranties and covenants of the Endo Companies and the Buyers contained in this Agreement and the Ancillary Agreements and any certificate delivered pursuant hereto shall terminate at, and not survive, the Closing, and after the Closing, except for Fraud, no Party shall make any claim whatsoever for any breach of or inaccuracy in any such representation, warranty or covenant hereunder, subject to Section 8.2; provided that, subject to Section 8.2, this Section 9.1 shall not limit any covenant or agreement of the Parties that by its terms requires performance after the Closing.

Section 9.2 Indemnification by Buyers. From and after Closing and (unless otherwise provided in this Agreement) until the end of the later of: (a) the end of the Wind-Down Period, and (b) the end of the applicable limitation period under the Indian Income Tax Act, 1961 and the rules framed thereunder (in case of Liability arising out of, resulting from, or attributable to any Non-U.S. Sale Transaction Taxes), the Buyers will pay, defend, discharge, indemnify, and hold harmless the Endo Companies and their respective officers, directors, employees, and agents from and against any and all Liabilities to the extent arising out of, resulting from, or attributable to (x) any Non-U.S.

Sale Transaction Taxes, (y) any non-action or action such parties or entities take or cause to be taken in relation to any Consent, Permit or Regulatory Approvals, including, but not limited to, making or amending any filings, submissions, notices, communications or otherwise appearing before any Governmental Authority as required for any such Consent, Permit, or Regulatory Approval, or (z) any other Assumed Liability. Notwithstanding anything to the contrary contained in this Section 9.2 or otherwise, the Buyers’ obligation to indemnify the Endo Companies’ officers, directors, employees, and agents from and against any and all Liability to the extent arising out of, resulting from, or attributable to any non-action or action such parties or entities take or cause to be taken in relation to any Consent, Permit or Regulatory Approvals shall be indefinite. It is clarified that if any deduction or withholding of any Tax is required by applicable Law from the amount paid in cash by the Buyers pursuant to its indemnity obligations in this Section 9.2, or any Taxes that are actually payable, either in cash or by way of any set-off or adjustment against any Tax refund due by the Endo Companies or their officers, directors, employees, and agents (“Seller Indemnitees”) on the indemnity amounts paid by a Buyer under this Section 9.2, then such indemnity amounts paid by a Buyer to a Seller Indemnitee shall be grossed up to include such additional amount on account of Tax, so as to leave the applicable Seller Indemnitee with the full amount which would have been received by it if no such Taxes were payable; provided, that the amount of any payment by a Buyer to a Seller Indemnitee pursuant to this Section 9.2 shall be reduced by the amount of any Tax benefit realized or expected to be realized by the applicable Seller Indemnitee in the year in which the indemnification payment is made as a result of the indemnified loss (determined on a “with and without” basis); provided, further, that (i) the Buyers shall have the right to designate the entity that makes an indemnity payment and (ii) the Sellers shall cooperate with the Buyers to minimize the amount of any Tax that would be payable with respect to indemnity payments made by the Buyers hereunder. The Endo Companies and the Buyers agree to treat (and cause their Affiliates to treat) any payments received pursuant to this Section 9.2 as adjustments to the Purchase Price for all Tax purposes, unless otherwise required by applicable Law, a closing agreement with an applicable Taxing Authority, or a final judgment of a court of competent jurisdiction. Notwithstanding anything herein to the contrary, (i) the Buyers shall not pay, defend, discharge, indemnify, or hold harmless the Endo Companies for any Excluded Liabilities (including Excluded Taxes), and (ii) the Buyers shall have the right, upon written notice to the applicable indemnified Endo Company, to assume the defense of any Action related to or that may give rise to the Buyers’ indemnification obligations under this Section 9.2 with counsel selected by the Buyers.

Section 9.3 Fees and Expenses. Except as otherwise provided herein or in the Chapter 11 Plan, all fees and expenses incurred in connection with or related to this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the Party incurring such fees or expenses, whether or not such transactions are consummated. In the event of termination of this Agreement, the obligation of each Party to pay its own expenses will be subject to any rights of such Party arising from a breach of this Agreement by the other.

Section 9.4 Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each Party.

Section 9.5 Waiver. No failure or delay of any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Any agreement on the part of either Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party.

Section 9.6 Notices. All notices, requests, permissions, waivers, demands and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, (c) on the day of transmission if sent via e-mail transmission to the e-mail address(es) given below during regular business hours on a Business Day and, if not, then on the following Business Day or (d) on the earlier of confirmed receipt or the fifth (5th) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing from time to time by the Party to receive such notice:

(i) if to the Endo Companies, to:

Endo International plc

First Floor, Minerva House, Simmonscourt Road

Ballsbridge, Dublin 4, Ireland

Attention: Blaise A. Coleman

E-mail: Coleman.Blaise@endo.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, NY 10001

Phone: (212) 735-3000

Email:	Brandon.VanDyke@skadden.com
Shana.Elberg@skadden.com
Maxim.MayerCesiano@skadden.com
Lisa.Laukitis@skadden.com

Attention:	Brandon Van Dyke, Esq.
Shana A. Elberg, Esq.
Maxim Mayer-Cesiano, Esq.
Lisa Laukitis, Esq.

(ii) if to the Buyers, to:

Endo, Inc.

1400 Atwater Drive

Malvern, Pennsylvania, 19355

Attention: Mark T. Bradley

E-mail: Bradley.Mark@endo.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

200 Park Ave

New York, New York 10166

Attention:	Scott Greenberg,
Michael J. Cohen,
Joshua K. Brody,
Steven R. Shoemate,
Lidia Anastasio, and
Charlie Peskowitz

E-mail:	SGreenberg@gibsondunn.com;
MCohen@gibsondunn.com;
JBrody@gibsondunn.com;
SShoemate@gibsondunn.com;
LAnastasio@gibsondunn.com;
CPeskowitz@gibsondunn.com

Section 9.7 Interpretation. When a reference is made in this Agreement to a Section, Article, Exhibit or Schedule such reference shall be to a Section, Article, Exhibit or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit or Schedule or the Disclosure Letter are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit, Schedule or the Disclosure Letter but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits and Schedules annexed hereto or referred to herein and the Disclosure Letter are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified. When calculating the number of days before which, within which or following which, any act is to be done or step is to be taken pursuant to this Agreement, the date from which such period is to be calculated shall be excluded from such count; provided, however, that if the last calendar day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. For purposes of this Agreement, if the Endo Companies or a Person acting on their behalf posts a document to the online data room hosted on behalf of the Endo Companies and located at www.intralinks.com prior to the date hereof, such document shall be deemed to have been “delivered,” “furnished” or “made available” (or any phrase of similar import) to Buyers by the Endo Companies if the Buyers or their Representatives have access to such document prior to the execution of this Agreement; provided, further, that any notice or other document required to be delivered (i) to the Buyers pursuant to this Agreement that is delivered to one or more Buyers shall be deemed to have been delivered to all Buyers in satisfaction of all obligations under this Agreement, and (ii) to the Sellers or Endo Companies pursuant to this Agreement that is delivered to one or more Sellers or Endo Companies shall be deemed to have been delivered to all Sellers or Endo Companies, as applicable, in satisfaction of all obligations under this Agreement.

Section 9.8 Entire Agreement. This Agreement (including the Annexes, Exhibits and Schedules hereto) and the Ancillary Agreements constitute the entire agreement between the Parties, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the Parties with respect to the subject matter hereof and thereof. Neither this Agreement nor any Ancillary Agreement shall be deemed to contain or imply any restriction, covenant, representation, warranty, agreement or undertaking of any Party with respect to the transactions contemplated hereby or thereby other than those expressly set forth herein or therein or in any document required to be delivered hereunder or thereunder, and none shall be deemed to exist or be inferred with respect to the subject matter hereof. Notwithstanding any oral agreement or course of conduct of the Parties or their Representatives to the contrary, no Party to this Agreement shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the Parties.

Section 9.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (including employees of the Endo Companies) other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.10 Governing Law. Except to the extent of the mandatory provisions of the Bankruptcy Code, this Agreement and all Actions arising out of or relating to this Agreement or the transactions contemplated hereby (including those in contract or tort) shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York.

Section 9.11 Submission to Jurisdiction. Without limitation of any Party’s right to appeal any Order of the Bankruptcy Court, (x) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any claims or disputes which may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated hereby and (y) any and all claims relating to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the Parties hereby consent and submit to the exclusive jurisdiction and venue of the Bankruptcy Court and irrevocably waive the defense of an inconvenient forum to the maintenance of any such Action or proceeding. Each of the Parties agrees not to commence any action, suit or proceeding relating thereto except in the Bankruptcy Court, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by the Bankruptcy Court as described herein. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the Parties consents to the entry of a final order by the Bankruptcy Court under 28 U.S.C. Section 157 and Article III of the U.S. Constitution.

Section 9.12 Disclosure Generally. Notwithstanding anything to the contrary contained in the Disclosure Letter or in this Agreement, the information and disclosures contained in any Disclosure Letter shall be deemed to be disclosed and incorporated by reference in any other Disclosure Letter as though fully set forth in such Disclosure Letter for which applicability of such information and disclosure is reasonably apparent on its face. The information contained in this Agreement and in the Disclosure Letter and Exhibits hereto is disclosed solely for purposes of this Agreement, and no information contained herein or therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever (including any violation of Law or breach of contract). Such information and the dollar thresholds set forth herein shall not be used as a basis for interpreting the terms “material” or “Material Adverse Effect” or other similar terms in this Agreement.

Section 9.13 Assignment; Successors.

(a) Other than as permitted by Sections 9.13(b) or (c), neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Endo Company without the prior written consent of the Buyers, and by the Buyers without the prior written consent of Seller Parent, and any such assignment without such prior written consent shall be null and void; provided, however, that no assignment shall limit the assignor’s obligations hereunder.

(b) Notwithstanding Section 9.13(a), the Buyers may without the prior written consent of Seller Parent subject to applicable Laws, assign any of their interests, rights and/or obligations in this Agreement: (x) for the purposes of providing security to any bank, financial institution, credit institution, person ordinarily engaged in the business of commercial lending or any other person or persons providing finance to the Buyers or (y) to any of their Affiliates, subject to the Buyers providing evidence reasonably satisfactory to Seller Parent that any such assignee has the ability to fully discharge perform and discharge the obligations of the assignor hereunder; provided, however, that in either case of (x) or (y), no assignment shall (i) limit the assignor’s obligations hereunder; or (ii) be inconsistent with the Transaction Steps.

(c) Subject to Sections 9.13(a) and (b), this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 9.14 Enforcement. The Parties agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement are not performed (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated hereby) in accordance with their specified terms or are otherwise breached. Accordingly, each of the Parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. Each of the Parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief. Any party entitled to (i) an injunction or injunctions to prevent breaches of this Agreement; (ii) enforce specifically the terms and provisions of this Agreement; or (iii) other equitable relief, in each case, shall not be required to show proof of actual damages or to provide any bond or other security in connection with any such remedy.

Section 9.15 Currency. All references to “dollars” or “$” in this Agreement or any Ancillary Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement and any Ancillary Agreement.

Section 9.16 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 9.17 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PARTY TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 9.18 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

Section 9.19 Electronic Signature. This Agreement may be executed by .pdf signature and a .pdf signature shall constitute an original for all purposes.

Section 9.20 Time of Essence. Time is of the essence with regard to all dates and time periods set forth or referred to in this Agreement. When calculating the period of time before which, within which or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

Section 9.21 Damages Limitation. The Parties hereto expressly acknowledge and agree that no Party hereto shall have any liability under any provision of this Agreement for any special, incidental, consequential, exemplary or punitive damages (other than special, incidental or consequential damages to the extent reasonably foreseeable or awarded to a third party) relating to the breach or alleged breach of this Agreement.

Section 9.22 No Recourse Against Nonparty Affiliates. Notwithstanding anything to the contrary contained herein, (a) all claims, obligations, liabilities, or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement or the Ancillary Agreements, or the negotiation, execution, or performance of this Agreement or the Ancillary Agreements (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement or the Ancillary Agreements), may be made only against (and are those solely of) the Persons that are expressly named as parties thereto (and then only with respect to the specific obligations set forth herein with respect to such party) (the “Named Parties”) and (b) no Person other than the Named Parties, including any Affiliate or any director, officer, employee, incorporator, member, partner, manager, stockholder, agent, attorney, or representative of, or any financial advisor or lender to, any Named Party or any of its Affiliates, or any director, officer, employee, incorporator, member, partner, manager, shareholder, Affiliate, agent, attorney, or representative of, or any financial advisor or lender to, any of the foregoing (“Nonparty Affiliates”) nor any debt financing source, shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby or based on, in respect of, or by reason of this Agreement or the Ancillary Agreements or its negotiation, execution, performance, or breach or the transactions contemplated hereby or thereby.

Section 9.23 Bulk Sales. Notwithstanding any other provisions in this Agreement, the Buyers and the Endo Companies hereby waive compliance with all “bulk sales,” “bulk transfer” and similar Laws that may be applicable with respect to the sale and transfer of any or all of the Specified Equity Interests and Transferred Assets to the Buyers.

Section 9.24 No Presumption Against Drafting Party. Each of the Buyers and the Endo Companies acknowledges that each Party to this Agreement has been represented by legal counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting Party has no application and is expressly waived.

Section 9.25 Conflicts; Privileges.

(a) It is acknowledged by each of the parties that the Endo Companies have retained Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) and A&L Goodbody LLP (“ALG”) to act as its counsel in connection with this Agreement and the transactions contemplated hereby (the “Current Representation”), and that no other party has the status of a client of Skadden or ALG for conflict of interest or any other purposes as a result thereof. Buyers hereby agree that after the Closing, Skadden and ALG may represent the Endo Companies or any of their Affiliates or any of their respective shareholders, partners, members or representatives (any such Person, a “Designated Person”) in any matter involving or arising from the Current Representation, including any interpretation or application of this Agreement or any other agreement entered into in connection with the transactions contemplated hereby, and including for the avoidance of doubt any litigation, arbitration, dispute or mediation between or among Buyers or any of their Affiliates, and any Designated Person, even though the interests of such Designated Person may be directly adverse to Buyers or any of their Affiliates, and even though Skadden and/or ALG may have represented Buyers in a substantially related matter, or may be representing Buyers in ongoing matters. Buyers hereby waive and agree not to assert (1) any claim that Skadden and/or ALG has a conflict of interest in any representation described in this Section 9.25(a) or (2) any confidentiality obligation with respect to any communication between Skadden and/or ALG and any Designated Person occurring during the Current Representation.

(b) Buyers hereby agree that as to all communications (whether before, at or after the Closing) between Skadden and/or ALG and any Designated Person that relate in any way to the Current Representation, the attorney-client privilege and all rights to any other evidentiary privilege, and the protections afforded to information relating to representation of a client under applicable rules of professional conduct, the Current Representation belong to Sellers and may be controlled by the Endo Companies and shall not pass to or be claimed by Buyers or any of their representatives and Buyers hereby agree that they shall not seek to compel disclosure to Buyers or any of their Representatives of any such communication that is subject to attorney client privilege, or any other evidentiary privilege.

Section 9.26 Conflicts Between this Agreement and the Chapter 11 Plan. To the extent that any provision of this Agreement conflicts with or is in any way inconsistent with any provision of the Chapter 11 Plan, the Chapter 11 Plan shall govern and control. To the extent that any provision of this Agreement or the Chapter 11 Plan conflicts with or is in any way inconsistent with any provision of the Confirmation Order, the Confirmation Order shall govern and control.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Endo Companies and the Buyers have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Endo Enterprise, Inc.

By:
Name: Mark Bradley
Title: EVP and Chief Financial Officer

[Signature Page to the Purchase and Sale Agreement]

Endo USA, Inc.

By:
Name: Mark Bradley
Title: EVP and Chief Financial Officer

[Signature Page to the Purchase and Sale Agreement]

Paladin Pharma Inc.

By:
Name: Livio Di Francesco
Title: Vice President, Finance and General Manager

[Signature Page to the Purchase and Sale Agreement]

Endo International plc

By:
Name: Blaise A. Coleman
Title: President and Chief Executive Officer

[Signature Page to the Purchase and Sale Agreement]

Endo Designated Activity Company

By:
Name: Marie-Therese Bolger
Title: Director

[Signature Page to the Purchase and Sale Agreement]

70 Maple Avenue, LLC

By:
Name: Blaise A. Coleman
Title: Chairman of Generics International (US) 2, Inc., as sole member of Auxilium Pharmaceuticals, LLC, as sole member of Actient Pharmaceuticals LLC

[Signature Page to the Purchase and Sale Agreement]

Actient Pharmaceuticals LLC

By:
Name: Blaise A. Coleman
Title: Chairman of Generics International (US) 2, as sole member of Auxilium Pharmaceuticals, LLC

[Signature Page to the Purchase and Sale Agreement]

Actient Therapeutics LLC

By:
Name: Blaise A. Coleman
Title: Board Manager of Actient Therapeutics LLC

[Signature Page to the Purchase and Sale Agreement]

Anchen Incorporated

By:
Name: Blaise A. Coleman
Title: Chairman

[Signature Page to the Purchase and Sale Agreement]

Anchen Pharmaceuticals, Inc.

By:
Name: Blaise A. Coleman
Title: Chairman

[Signature Page to the Purchase and Sale Agreement]

Astora Women’s Health, LLC

By:
Name: Deanna Voss
Title: Assistant Secretary

[Signature Page to the Purchase and Sale Agreement]

Auxilium Pharmaceuticals, LLC

By:
Name: Blaise A. Coleman
Title: Chairman of Generics International (US) 2, Inc., as sole member of Auxilium Pharmaceuticals, LLC

[Signature Page to the Purchase and Sale Agreement]

Auxilium US Holdings, LLC

By:
Name: Blaise A. Coleman
Title: Chairman of Generics International (US) 2, Inc., as sole member of Auxilium Pharmaceuticals, LLC, as sole member of Auxilium US Holdings LLC

[Signature Page to the Purchase and Sale Agreement]

Auxilium International Holdings, LLC

By:
Name: Blaise A. Coleman
Title: Chairman of Generics International (US) 2, Inc., as sole member of Auxilium Pharmaceuticals, LLC, as sole member of Auxilium International Holdings, LLC

[Signature Page to the Purchase and Sale Agreement]

BioSpecifics Technologies LLC

By:
Name: Blaise A. Coleman
Title: Chairman of Par Pharmaceutical, Inc., as sole member of BioSpecifics Technologies LLC

[Signature Page to the Purchase and Sale Agreement]

Branded Operations Holdings, Inc.

By:
Name: Blaise A. Coleman
Title: Chairman

[Signature Page to the Purchase and Sale Agreement]

DAVA Pharmaceuticals, LLC

By:
Name: Blaise A. Coleman
Title: Chairman of Generics International (US), Inc., as sole member of DAVA Pharmaceuticals, LLC

[Signature Page to the Purchase and Sale Agreement]

DAVA International, LLC

By:
Name: Blaise A. Coleman
Title: Chairman of Generics International (US), Inc., as sole member of DAVA Pharmaceuticals, LLC, as sole member of DAVA International, LLC

[Signature Page to the Purchase and Sale Agreement]

Endo LLC

By:
Name: Mark T. Bradley
Title: Manager

[Signature Page to the Purchase and Sale Agreement]

Endo Aesthetics LLC

By:
Name: Blaise A. Coleman
Title: Chairman of Endo Health Solutions Inc., as sole member of Endo Aesthetics LLC

[Signature Page to the Purchase and Sale Agreement]

Endo Finance LLC

By:
Name: Blaise A. Coleman
Title: Chairman of Par Pharmaceutical, Inc., as sole member of Endo Finance LLC

[Signature Page to the Purchase and Sale Agreement]

Endo Finance Operations LLC

By:
Name: Mark T. Bradley
Title: Manager of Endo Global Finance LLC, as sole member of Endo Finance Operations LLC

[Signature Page to the Purchase and Sale Agreement]

Endo Finco Inc.

By:
Name: Mark T. Bradley
Title: Director

[Signature Page to the Purchase and Sale Agreement]

Endo Generics Holdings, Inc

By:
Name: Blaise A. Coleman
Title: Director

[Signature Page to the Purchase and Sale Agreement]

Endo Global Finance LLC

By:
Name: Mark T. Bradley
Title: Manager of Endo Global Finance LLC, as sole member of Endo Finance Operations LLC

[Signature Page to the Purchase and Sale Agreement]

Endo Health Solutions Inc.

By:
Name: Mark T. Bradley
Title: Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to the Purchase and Sale Agreement]

Endo Innovation Valera, LLC

By:
Name: Blaise A. Coleman
Title: Chairman of Endo Pharmaceuticals Valera Inc., as sole member of Endo Innovation Valera, LLC

[Signature Page to the Purchase and Sale Agreement]

Endo Par Innovation Company, LLC

By:
Name: Blaise A. Coleman
Title: Chairman of Par Pharmaceutical, Inc., as sole member of Endo Par Innovation Company, LLC

[Signature Page to the Purchase and Sale Agreement]

Endo Pharmaceuticals Inc.

By:
Name: Deanna Voss
Title: Assistant Secretary

[Signature Page to the Purchase and Sale Agreement]

Endo Pharmaceuticals Finance LLC

By:
Name: Blaise A. Coleman
Title: Chairman of Branded Operations Holdings, Inc., as sole member of Endo Pharmaceuticals Finance LLC

[Signature Page to the Purchase and Sale Agreement]

Endo Pharmaceuticals Valera Inc.

By:
Name: Blaise A. Coleman
Title: Chairman of Endo Pharmaceuticals Valera Inc., as sole member of Endo Innovation Valera, LLC

[Signature Page to the Purchase and Sale Agreement]

Endo Pharmaceuticals Solutions Inc.

By:
Name: Blaise A. Coleman
Title: Chairman

[Signature Page to the Purchase and Sale Agreement]

Endo U.S. Inc.

By:
Name: Deanna Voss
Title: Secretary

[Signature Page to the Purchase and Sale Agreement]

Generics Bidco I, LLC

By:
Name: Blaise A. Coleman
Title: Chairman of Generics International (US), Inc., as sole member of Generics Bidco I, LLC

[Signature Page to the Purchase and Sale Agreement]

Generics International (US), Inc.

By:
Name: Deanna Voss
Title: Assistant Secretary

[Signature Page to the Purchase and Sale Agreement]

Generics International (US) 2, Inc.

By:
Name: Blaise A. Coleman
Title: Chairman

[Signature Page to the Purchase and Sale Agreement]

Innoteq, Inc.

By:
Name: Blaise A. Coleman
Title: Chairman

[Signature Page to the Purchase and Sale Agreement]

JHP Group Holdings, LLC

By:
Name: Blaise A. Coleman
Title: Chairman of Par Pharmaceutical, Inc., as sole member of JHP Group Holdings, LLC

[Signature Page to the Purchase and Sale Agreement]

JHP Acquisition, LLC

By:
Name: Blaise A. Coleman
Title: Chairman of JHP Group Holdings, LLC, as sole member of JHP Acquisition, LLC

[Signature Page to the Purchase and Sale Agreement]

Kali Laboratories, LLC

By:
Name: Blaise A. Coleman
Title: Chairman of Par Pharmaceutical, Inc., as sole member of Kali Laboratories, LLC

[Signature Page to the Purchase and Sale Agreement]

Kali Laboratories 2, Inc.

By:
Name: Blaise A. Coleman
Title: Chairman

[Signature Page to the Purchase and Sale Agreement]

Moores Mill Properties L.L.C.

By:
Name: Blaise A. Coleman
Title: Chairman of Generics International (US), Inc., as sole member of Moores Mill Properties L.L.C.

[Signature Page to the Purchase and Sale Agreement]

Par, LLC

By:
Name: Blaise A. Coleman
Title: Chairman of Par Pharmaceutical Inc., as sole member of Par, LLC

[Signature Page to the Purchase and Sale Agreement]

Par Pharmaceutical, Inc.

By:
Name: Deanna Voss
Title: Assistant Secretary

[Signature Page to the Purchase and Sale Agreement]

Par Pharmaceutical 2, Inc.

By:
Name: Blaise A. Coleman
Title: Chairman

[Signature Page to the Purchase and Sale Agreement]

Par Pharmaceutical Companies, Inc.

By:
Name: Blaise A. Coleman
Title: Chairman

[Signature Page to the Purchase and Sale Agreement]

Par Pharmaceutical Holdings, Inc.

By:
Name: Blaise A. Coleman
Title: Chairman

[Signature Page to the Purchase and Sale Agreement]

Par Sterile Products, LLC

By:
Name: Blaise A. Coleman
Title: Chairman of Par Pharmaceutical, Inc., as sole member of JHP Group Holdings, LLC, as sole member of JHP Acquisition, LLC, as sole member of Par Sterile Products, LLC

[Signature Page to the Purchase and Sale Agreement]

Quartz Specialty Pharmaceuticals, LLC

By:
Name: Blaise A. Coleman
Title: Chairman of Generics International (US), Inc., as sole member of Generics Bidco I, LLC, as member of Quartz Specialty Pharmaceuticals, LLC

By:
Name: Blaise A. Coleman
Title: Chairman of Generics International (US), Inc., as sole member of Vintage Pharmaceuticals, LLC, as member of Quartz Specialty Pharmaceuticals, LLC

[Signature Page to the Purchase and Sale Agreement]

Slate Pharmaceuticals, LLC

By:
Name: Blaise A. Coleman
Title: Chairman of Generics International (US) 2, Inc., as sole member of Auxilium Pharmaceuticals, LLC, as sole member of Actient Pharmaceuticals LLC, as sole member of Slate Pharmaceuticals, LLC

[Signature Page to the Purchase and Sale Agreement]

Timm Medical Holdings, LLC

By:
Name: Blaise A. Coleman
Title: Chairman of Generics International (US) 2, Inc., as sole member of Auxilium Pharmaceuticals, LLC, as sole member of Actient Pharmaceuticals LLC, as sole member of Timm Medical Holdings, LLC

[Signature Page to the Purchase and Sale Agreement]

Vintage Pharmaceuticals, LLC

By:
Name: Blaise A. Coleman
Title: Chairman of Generics International (US), Inc., as sole member of Vintage Pharmaceuticals, LLC

[Signature Page to the Purchase and Sale Agreement]

Generics International Ventures Enterprises LLC

By:
Name: Marie-Therese Bolger
Title: Director and Secretary of Endo Ventures Unlimited Company, as sole member of Generics International Ventures Enterprises LLC

[Signature Page to the Purchase and Sale Agreement]

Paladin Labs Inc.

By:
Name: Deanna Voss
Title: Secretary

[Signature Page to the Purchase and Sale Agreement]

Paladin Labs Canadian Holding Inc.

By:
Name: Deanna Voss
Title: Secretary

[Signature Page to the Purchase and Sale Agreement]

Astora Women’s Health Ireland Limited

By:
Name: Deanna Voss
Title: Secretary

[Signature Page to the Purchase and Sale Agreement]

Astora Women’s Health Technologies

By:
Name: Deanna Voss
Title: Secretary

[Signature Page to the Purchase and Sale Agreement]

Endo Eurofin Unlimited Company

By:
Name: Marie-Therese Bolger
Title: Director

[Signature Page to the Purchase and Sale Agreement]

Endo Finance IV Unlimited Company

By:
Name: Marie-Therese Bolger
Title: Director

[Signature Page to the Purchase and Sale Agreement]

Endo Global Aesthetics Limited

By:
Name: Marie-Therese Bolger
Title: Director

[Signature Page to the Purchase and Sale Agreement]

Endo Global Biologics Unlimited Company

By:
Name: Marie-Therese Bolger
Title: Director

[Signature Page to the Purchase and Sale Agreement]

Endo Ireland Finance II Limited

By:
Name: Marie-Therese Bolger
Title: Director

[Signature Page to the Purchase and Sale Agreement]

Endo Management Limited

By:
Name: Marie-Therese Bolger
Title: Director

[Signature Page to the Purchase and Sale Agreement]

Endo TopFin Limited

By:
Name: Marie-Therese Bolger
Title: Director

[Signature Page to the Purchase and Sale Agreement]

Endo Ventures Aesthetics Limited

By:
Name: Marie-Therese Bolger
Title: Director

[Signature Page to the Purchase and Sale Agreement]

Hawk Acquisition Ireland Limited

By:
Name: Marie-Therese Bolger
Title: Director

[Signature Page to the Purchase and Sale Agreement]

Operand Pharmaceuticals HoldCo II Limited

By:
Name: Marie-Therese Bolger
Title: Director

[Signature Page to the Purchase and Sale Agreement]

Endo Ventures Unlimited Company

By:
Name: Marie-Therese Bolger
Title: Director

[Signature Page to the Purchase and Sale Agreement]

Endo Global Development Limited

By:
Name: Marie-Therese Bolger
Title: Director

[Signature Page to the Purchase and Sale Agreement]

Endo Procurement Operations Limited

By:
Name: Marie-Therese Bolger
Title: Director

[Signature Page to the Purchase and Sale Agreement]

Operand Pharmaceuticals HoldCo III Limited

By:
Name: Marie-Therese Bolger
Title: Director

[Signature Page to the Purchase and Sale Agreement]

Par Laboratories Europe Ltd.

By:
Name: Marie-Therese Bolger
Title: Director

[Signature Page to the Purchase and Sale Agreement]

Endo Luxembourg Finance Company I S.à r.l.

By:
Name: John D. Boyle
Title: Manager A

[Signature Page to the Purchase and Sale Agreement]

Endo Luxembourg Holding Company S.à r.l.

By:
Name: John D. Boyle
Title: Manager A

[Signature Page to the Purchase and Sale Agreement]

Endo Luxembourg International Financing SARL

By:
Name: John D. Boyle
Title: Manager A

[Signature Page to the Purchase and Sale Agreement]

Luxembourg Endo Specialty Pharmaceuticals Holding I S.à r.l.

By:
Name: John D. Boyle
Title: Manager A

[Signature Page to the Purchase and Sale Agreement]

Endo Ventures Cyprus Limited

By:
Name: John D. Boyle
Title: Director

[Signature Page to the Purchase and Sale Agreement]

Astora Women’s Health Bermuda ULC

By:
Name: James Papp
Title: Director

[Signature Page to the Purchase and Sale Agreement]

Bermuda Acquisition Management Limited

By:
Name: John D. Boyle
Title: Director

[Signature Page to the Purchase and Sale Agreement]

Endo Bermuda Finance Limited

By:
Name: James Papp
Title: Director

[Signature Page to the Purchase and Sale Agreement]

Endo Global Ventures

By:
Name: Marie-Therese Bolger
Title: Director

[Signature Page to the Purchase and Sale Agreement]

Endo Ventures Bermuda Limited

By:
Name: Marie-Therese Bolger
Title: Director

[Signature Page to the Purchase and Sale Agreement]